                                                                    EXHIBIT 10.1

                                CREDIT AGREEMENT

                                   dated as of

                                November 25, 2003

                                      among

                              CRUNCH HOLDING CORP.,

                       PINNACLE FOODS HOLDING CORPORATION,
                                   as Borrower

                            The Lenders Party Hereto,

                      DEUTSCHE BANK TRUST COMPANY AMERICAS,
                             as Administrative Agent

                      GENERAL ELECTRIC CAPITAL CORPORATION,
                              as Syndication Agent

                                       and

                              JPMORGAN CHASE BANK,
                        CITICORP NORTH AMERICA, INC. and
                       CANADIAN IMPERIAL BANK OF COMMERCE,
                           as Co-Documentation Agents

                           ---------------------------

          J.P.MORGAN SECURITIES INC. and DEUTSCHE BANK SECURITIES INC.,
                             as Joint Lead Arrangers

          J.P.MORGAN SECURITIES INC. and CITIGROUP GLOBAL MARKETS INC.,
                              as Joint Bookrunners


                                TABLE OF CONTENTS

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                                    ARTICLE I

                                   Definitions

SECTION 1.01.  Defined Terms.....................................................................................    3
SECTION 1.02.  Classification of Loans and Borrowings............................................................   36
SECTION 1.03.  Terms Generally...................................................................................   36
SECTION 1.04.  Accounting Terms; GAAP............................................................................   36
SECTION 1.05.  Interpretation....................................................................................   37

                                   ARTICLE II

                                   The Credits

SECTION 2.01.  Commitments ......................................................................................   37
SECTION 2.02.  Loans and Borrowings..............................................................................   38
SECTION 2.03.  Requests for Borrowings...........................................................................   38
SECTION 2.04.  Swingline Loans...................................................................................   39
SECTION 2.05.  Letters of Credit.................................................................................   40
SECTION 2.06.  Funding of Borrowings.............................................................................   45
SECTION 2.07.  Interest Elections................................................................................   46
SECTION 2.08.  Termination and Reduction of Commitments..........................................................   47
SECTION 2.09.  Repayment of Loans; Evidence of Debt..............................................................   48
SECTION 2.10.  Amortization of Term Loans........................................................................   49
SECTION 2.11.  Prepayment of Loans...............................................................................   50
SECTION 2.12.  Fees .............................................................................................   52
SECTION 2.13.  Interest .........................................................................................   53
SECTION 2.14.  Alternate Rate of Interest........................................................................   54
SECTION 2.15.  Increased Costs...................................................................................   55
SECTION 2.16.  Break Funding Payments............................................................................   56
SECTION 2.17.  Taxes ............................................................................................   56
SECTION 2.18.  Payments Generally; Pro Rata Treatment; Sharing of Set-offs.......................................   58
SECTION 2.19.  Mitigation Obligations; Replacement of Lenders....................................................   59
SECTION 2.20.  Incremental Extensions of Credit..................................................................   60

                                   ARTICLE III

                         Representations and Warranties

SECTION 3.01.  Organization; Powers..............................................................................   62

SECTION 3.02.  Authorization; Enforceability.....................................................................   62
SECTION 3.03.  Governmental Approvals; No Conflicts..............................................................   62
SECTION 3.04.  Financial Condition; No Material Adverse Change...................................................   62
SECTION 3.05.  Properties .......................................................................................   64
SECTION 3.06.  Litigation and Environmental Matters..............................................................   65
SECTION 3.07.  Compliance with Laws and Agreements...............................................................   65
SECTION 3.08.  Investment and Holding Company Status.............................................................   65
SECTION 3.09.  Taxes ............................................................................................   65
SECTION 3.10.  ERISA ............................................................................................   65
SECTION 3.11.  Disclosure .......................................................................................   66
SECTION 3.12.  Subsidiaries......................................................................................   66
SECTION 3.13.  Insurance ........................................................................................   66
SECTION 3.14.  Labor Matters.....................................................................................   67
SECTION 3.15.  Solvency .........................................................................................   67
SECTION 3.16.  Senior Indebtedness...............................................................................   67

                                   ARTICLE IV

                                   Conditions

SECTION 4.01.  Effective Date....................................................................................   67
SECTION 4.02.  Aurora Effective Date.............................................................................   71
SECTION 4.03.  Each Credit Event.................................................................................   75

                                    ARTICLE V

                              Affirmative Covenants

SECTION 5.01.  Financial Statements and Other Information........................................................   75
SECTION 5.02.  Notices of Material Events........................................................................   77
SECTION 5.03.  Information Regarding Collateral..................................................................   78
SECTION 5.04.  Existence; Conduct of Business....................................................................   78
SECTION 5.05.  Payment of Obligations............................................................................   79
SECTION 5.06.  Maintenance of Properties.........................................................................   79
SECTION 5.07.  Insurance ........................................................................................   79
SECTION 5.08.  Casualty and Condemnation.........................................................................   79
SECTION 5.09.  Books and Records; Inspection and Audit Rights....................................................   80
SECTION 5.10.  Compliance with Laws..............................................................................   80
SECTION 5.11.  Use of Proceeds and Letters of Credit.............................................................   80
SECTION 5.12.  Additional Subsidiaries...........................................................................   81
SECTION 5.13.  Further Assurances................................................................................   81
SECTION 5.14.  Interest Rate Protection..........................................................................   82
SECTION 5.15.  End of Fiscal Year................................................................................   82

                                   ARTICLE VI

                               Negative Covenants

SECTION 6.01.  Indebtedness; Certain Equity Securities...........................................................   82
SECTION 6.02.  Liens ............................................................................................   85
SECTION 6.03.  Fundamental Changes...............................................................................   87
SECTION 6.04.  Investments, Loans, Advances, Guarantees and Acquisitions.........................................   87
SECTION 6.05.  Asset Sales ......................................................................................   90
SECTION 6.06.  Sale and Leaseback Transactions...................................................................   91
SECTION 6.07.  Swap Agreements...................................................................................   91
SECTION 6.08.  Restricted Payments; Certain Payments of Indebtedness.............................................   92
SECTION 6.09.  Transactions with Affiliates......................................................................   93
SECTION 6.10.  Restrictive Agreements............................................................................   94
SECTION 6.11.  Amendment of Material Documents...................................................................   95
SECTION 6.12.  Interest Expense Coverage Ratio...................................................................   95
SECTION 6.13.  Leverage Ratio....................................................................................   97
SECTION 6.14.  Maximum Capital Expenditures......................................................................   98

                                   ARTICLE VII

                                Events of Default

SECTION 7.01.  Events of Default.................................................................................   98
SECTION 7.02.  Exclusion of Immaterial Subsidiaries..............................................................  101

                                  ARTICLE VIII

                            The Administrative Agent

                                   ARTICLE IX

                                  Miscellaneous

SECTION 9.01.  Notices ..........................................................................................  104
SECTION 9.02.  Waivers; Amendments...............................................................................  104
SECTION 9.03.  Expenses; Indemnity; Damage Waiver................................................................  107
SECTION 9.04.  Successors and Assigns............................................................................  108
SECTION 9.05.  Survival .........................................................................................  112
SECTION 9.06.  Counterparts; Integration; Effectiveness..........................................................  112
SECTION 9.07.  Severability......................................................................................  112
SECTION 9.08.  Right of Setoff...................................................................................  112
SECTION 9.09.  Governing Law; Jurisdiction; Consent to Service of Process........................................  113
SECTION 9.10.  WAIVER OF JURY TRIAL..............................................................................  113


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SECTION 9.11.  Headings .........................................................................................  114
SECTION 9.12.  Confidentiality...................................................................................  114
SECTION 9.13.  Interest Rate Limitation..........................................................................  115
SECTION 9.14.  Press Releases and Public Offering Materials......................................................  115

SCHEDULES:

Schedule 1.01(a)   Adjusted EBITDA
Schedule 1.01(b)   Mortgaged Property
Schedule 2.01      Commitments
Schedule 2.05      Existing Letters of Credit
Schedule 3.05      Real Property
Schedule 3.06      Disclosed Matters
Schedule 3.11      Disclosure
Schedule 3.12      Subsidiaries
Schedule 3.13      Insurance
Schedule 4.01(j)   Sources and Uses of the Pinnacle Acquisition
Schedule 4.02(n)   Sources and Uses of the Aurora Acquisition
Schedule 6.01      Existing Indebtedness
Schedule 6.02      Existing Liens
Schedule 6.04      Existing Investments
Schedule 6.09      Existing Transactions with Affiliates
Schedule 6.10      Existing Restrictions

EXHIBITS:

Exhibit A          Form of Assignment and Assumption
Exhibit B-1        Form of Borrowing Request
Exhibit B-2        Form of Letter of Credit Request
Exhibit C          Form of Interest Election Request
Exhibit D-1        Form of Opinion of O'Melveny & Myers LLP
Exhibit D-2        Form of Opinion of Stikeman Elliott LLP
Exhibit E          Form of Collateral Agreement
Exhibit F          Form of Perfection Certificate
Exhibit G-1        Form of Pinnacle Intercompany Loan Note
Exhibit G-2        Form of Global Intercompany Loan Note
Exhibit G-3        Form of Intercompany Loan Note
Exhibit G-4        Form of Intercompany Loan Note
Exhibit H          Form of Deposit Account Control Agreement

                        CREDIT AGREEMENT dated as of November 25, 2003, among
                  CRUNCH HOLDING CORP., a Delaware corporation, PINNACLE FOODS HOLDING CORPORATION, a Delaware corporation, the LENDERS party hereto, DEUTSCHE BANK TRUST COMPANY AMERICAS, as Administrative Agent, GENERAL ELECTRIC CAPITAL CORPORATION, as Syndication Agent, and JPMORGAN CHASE BANK, CITICORP NORTH AMERICA, INC. and CANADIAN IMPERIAL BANK OF COMMERCE, as Co-Documentation Agents.

            Pursuant to and in connection with the Merger Agreement (with such term and each other capitalized term used but not defined in this preamble having the meaning assigned thereto in Article I) and the transactions contemplated thereby, (a) the Equity Contribution will be made, (b) the Initial Senior Subordinated Notes will be issued by the Borrower, (c) the Merger will be consummated in accordance with the terms of the Merger Agreement, (d) the Existing Pinnacle Credit Agreement will be terminated and all principal, interest, fees and other amounts outstanding thereunder will be paid in full and all commitments, obligations and security interests thereunder will be terminated, (e) the Borrower will make the Pinnacle Intercompany Loan and (f) the Transaction Costs will be paid.

            The Borrower intends, after the consummation of the Pinnacle Acquisition, to consummate the Aurora Acquisition. Aurora and its subsidiaries intend to commence a voluntary case (the "Case") under Chapter 11 of the Bankruptcy Code in the United States Bankruptcy Court for the District of Delaware (the "Court") and to propose a reorganization (the "Reorganization") of Aurora and its subsidiaries pursuant to a pre-negotiated plan of reorganization (the "Plan of Reorganization") under Chapter 11 of the Bankruptcy Code. Pursuant to the Plan of Reorganization and upon the emergence of Aurora and its debtor subsidiaries from the Case on the Aurora Effective Date, (a) the Borrower will merge (the "Aurora Merger") with and into Aurora, with Aurora surviving the Aurora Merger, in accordance with the Aurora Acquisition Agreement, and Aurora will become the Borrower under this Agreement, (b) the holders of claims in respect of the Existing Aurora Credit Agreement will receive an amount of cash to be specified in the Plan of Reorganization, all such claims will be discharged and all commitments, obligations (including in respect of penalty fees) and security interests thereunder will be terminated, (c) the holders of claims in respect of the Existing Aurora Receivables Facility will receive an amount of cash to be specified in the Plan of Reorganization, all such claims will be discharged and all commitments, obligations and security interests thereunder will be terminated, (d) the holders of claims in respect of the Existing Aurora Senior Notes will receive an amount of cash to be specified in the Plan of Reorganization and all such claims will be discharged, (e) the Aurora Subordinated Noteholders will receive an amount of cash to be specified in the Plan of Reorganization or, at the election of the Aurora Subordinated Noteholders, newly issued equity of Crunch LLC representing up to approximately 42% of the outstanding equity of Crunch LLC (subject to adjustment as described in the Aurora Acquisition Agreement) and all claims of the Aurora Subordinated Noteholders shall be discharged, (f) all amounts outstanding under any debtor-in-possession financing (the "DIP Facility") incurred in connection with the Case will be repaid in cash and all commitments, obligations and security interests thereunder will be terminated, (g) certain capital lease obligations of Aurora may remain outstanding after the Aurora Merger, (h) fees and expenses (the "Aurora Fees and Expenses") incurred in connection with the Aurora Acquisition will be paid and (i) other cash costs (the "Other Aurora Closing Costs" and, together with the Aurora Fees and Expenses, the "Aurora Transaction Costs") incurred in connection with the Aurora Acquisition (to the extent described to the Agents prior to the Effective Date) will be paid.

            In connection with the foregoing, (a)(i) pursuant to the LLC Agreement, the Sponsors will contribute a minimum aggregate cash amount of approximately $84,000,000, and CDM Investor Group LLC will contribute or be deemed to contribute an aggregate amount of approximately $1,000,000, (ii) either the Sponsors or the Aurora Subordinated Noteholders will contribute an aggregate cash amount of not less than the amount required to fund the cash payments to the Aurora Subordinated Noteholders who elect to receive cash pursuant to clause (e) of the preceding paragraph and (iii) either the Aurora Subordinated Noteholders or the Sponsors will contribute an additional aggregate cash amount of approximately $12,100,000, subject to modification pursuant to the Aurora Acquisition Agreement, in the case of each of clauses (i), (ii) and
(iii), to Crunch LLC in exchange for equity, the cash proceeds of which will be contributed consecutively by Crunch LLC to Holdings as common equity and by Holdings to the Borrower as common equity (the equity contributions described in clauses (i), (ii) and (iii) subject to adjustment pursuant to Section 4.02(n), the "Aurora Equity Contribution") and (b) the Borrower or Holdings, as applicable, will issue the Additional Aurora Securities. After giving effect to the Aurora Acquisition (assuming that all Aurora Subordinated Noteholders elect to receive equity of Crunch LLC), it is expected that the Permitted Investors and the Aurora Subordinated Noteholders will own, directly or indirectly, approximately 58% and 42%, respectively, of the outstanding equity interests of Crunch LLC (subject to adjustment as described in the Aurora Acquisition Agreement).

            The Borrower has requested that the Lenders extend credit in the form of (a)(i) Initial Term Loans on the Effective Date in an aggregate principal amount not in excess $120,000,000 and (ii) Delayed Draw Term Loans on the Aurora Effective Date in an aggregate principal amount not in excess of $425,000,000, (b) Revolving Loans and Swingline Loans at any time and from time during the Revolving Availability Period, in an aggregate principal amount at any time outstanding not in excess of $65,000,000 and, if the Aurora Acquisition is consummated, at any time and from time to time on or after the Aurora Effective Date during the Revolving Availability Period, in an additional aggregate principal amount at any time outstanding not in excess of $65,000,000, and (c) Letters of Credit, in an aggregate stated amount at any time outstanding not in excess of $20,000,000 and, if the Aurora Acquisition is consummated, on or after the Aurora Effective Date, in an additional aggregate stated amount at any time outstanding not in excess of $40,000,000.

            The Lenders are willing to extend such credit to the Borrower and the Issuing Banks are willing to issue Letters of Credit for the account of the Borrower on the terms and subject to the conditions set forth herein. Accordingly, the parties hereto agree as follows:

                                   ARTICLE I

                                   Definitions

            SECTION 1.01. Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

            "ABR", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

            "Additional Debt Securities" means (a) the Additional Senior Subordinated Notes and (b) to the extent the Borrower has not issued $175,000,000 aggregate principal amount of Additional Senior Subordinated Notes on or prior to the Aurora Effective Date, cash-pay, pay-in-kind, discount or other debt securities of Holdings with terms reasonably satisfactory to the Agents (which shall include, among other things, no guarantees of such debt by the Borrower or any Subsidiary) issued on or prior to the Aurora Effective Date in a public offering or in a Rule 144A or other private placement.

            "Additional Aurora Securities" means (a) the Additional Debt Securities and (b) to the extent Holdings or the Borrower has not issued $175,000,000 aggregate principal amount of Additional Debt Securities on or prior to the Aurora Effective Date, Junior Capital issued in connection with the Aurora Acquisition, provided that any increase in the aggregate principal amount of the Additional Aurora Securities above $200,000,000 shall reduce, on a dollar-for-dollar basis, the amount of Revolving Loans that may be made on the Aurora Effective Date.

            "Additional Senior Subordinated Notes" means Senior Subordinated Notes, if any, to be issued by the Borrower on or about the Aurora Effective Date, which may (but are not required to) take the form of add-on notes to the Initial Senior Subordinated Notes, and the Indebtedness represented thereby, provided that such Additional Senior Subordinated Notes shall have terms (including covenants, events of default, redemption, amortization and sinking fund provisions, but excluding price, interest rate and redemption premiums) that are no less favorable to the Lenders or the Borrower than the Initial Senior Subordinated Notes.

            "Adjusted EBITDA" means the net income of the Borrower and its subsidiaries for the fiscal year ended July 31, 2003, determined on a consolidated basis in accordance with GAAP and as reported in or derived from the audited historical statement of operations of the Borrower for such period, which includes all adjustments required to be made in accordance with Article 11 of Regulation S-X under the Securities Exchange Act of 1934, as amended, plus, to the extent deducted in determining such net income (as reflected in the applicable line items or notes to the audited historical financial statements), (a) consolidated income tax expense of the Borrower and its subsidiaries for such period, (b) consolidated interest expense, net of any interest income, of the Borrower and its subsidiaries for such period, (c) total depreciation expense for such period, (d) total amortization expense, excluding the amortization of debt issue costs to the extent included in total interest expense for such period and (e) those adjustments set forth on Schedule 1.01(a).

            "Adjusted LIBO Rate" means, with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/100 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.

            "Administrative Agent" means Deutsche Bank Trust Company Americas, in its capacity as administrative agent for the Lenders hereunder.

            "Administrative Questionnaire" means an Administrative Questionnaire in a form supplied by the Administrative Agent.

            "Affiliate" means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

            "Agents" means the Administrative Agent, the Syndication Agent and the Co-Documentation Agents.

            "Agreement" means this Credit Agreement, as the same may be renewed, extended, modified, supplemented or amended from time to time.

            "Alternate Base Rate" means, for any day, a rate per annum equal to the greater of (a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus -1/2 of 1%. Any change in the Alternate Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective from and including the effective date of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

            "Applicable Percentage" means, with respect to any Revolving Lender, the percentage of the total Revolving Commitments represented by such Lender's Revolving Commitment. If any portion of the Revolving Commitments has terminated or expired, the Applicable Percentages shall be determined based upon the Revolving Commitments most recently in effect, giving effect to any assignments.

            "Applicable Rate" means, for any day (a) with respect to any Term Loan, (i) 1.75% per annum, in the case of an ABR Loan, or (ii) 2.75% per annum, in the case of a Eurodollar Loan, and (b) with respect to any ABR Loan or Eurodollar Loan that is a Revolving Loan, as the case may be, the applicable rate per annum set forth below under the caption "ABR Spread" or "Eurodollar Spread", as the case may be, based upon the Leverage Ratio as of the most recent determination date, provided that until the delivery of financial statements pursuant to Section 5.01(b) for the Borrower's fiscal quarter ending January 31, 2004, the "Applicable Rate" for purposes of clause
(b) shall be the applicable rate per annum set forth below in Category 1:

                                               ABR     EURODOLLAR
              LEVERAGE RATIO:                 SPREAD     SPREAD
                                              ------   ----------
Category 1
Ratio is greater than 4.50 to 1.00             1.75%      2.75%
Category 2
Ratio is less than or equal to 4.50 to
1.00 but greater than 4.00 to 1.00             1.50%      2.50%
Category 3
Ratio is less than or equal to 4.00 to 1.00    1.25%      2.25%

            For purposes of the foregoing, (i) the Leverage Ratio shall be determined as of the end of each fiscal quarter of the Borrower's fiscal year based upon the Borrower's consolidated financial statements delivered pursuant to Section 5.01(a) or (b) and (ii) each change in the Applicable Rate resulting from a change in the Leverage Ratio shall be effective during the period commencing on and including the date that is three Business Days after the date of delivery to the Administrative Agent of such consolidated financial statements indicating such change and ending on the date immediately preceding the effective date of the next such change, provided that the Leverage Ratio shall be deemed to be in Category 1 (A) at any time that an Event of Default has occurred and is continuing or (B) if the Borrower fails to deliver the consolidated financial statements required to be delivered by it pursuant to
Section 5.01(a) or (b), during the period from the expiration of the time for delivery thereof until the third Business Day after such consolidated financial statements are delivered.

            "Approved Fund" has the meaning assigned to such term in Section
9.04.

            "Asset Swap" means any substantially concurrent purchase and sale, or exchange, of assets used or usable in the business of Holdings, the Borrower and the Subsidiaries.

            "Assignment and Assumption" means an assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.04), and accepted by the Administrative Agent, in the form of Exhibit A or any other form approved by the Administrative Agent.

            "Aurora" means Aurora Foods Inc., a Delaware corporation.

            "Aurora Acquisition" means the Aurora Merger and the other transactions contemplated by the Aurora Acquisition Agreement (including the Reorganization) and the other Aurora Acquisition Documents.

            "Aurora Acquisition Agreement" means an agreement and plan of reorganization and merger between Aurora and Crunch LLC relating to the Aurora Acquisition.

            "Aurora Acquisition Documents" means the Aurora Acquisition Agreement, the other agreements to be entered into in connection with the Aurora Acquisition and all schedules, exhibits and annexes to each of the foregoing and all side letters and agreements affecting the terms of the foregoing or entered into in connection therewith.

            "Aurora Effective Date" means the date on which the conditions specified in Section 4.02 are satisfied (or waived in accordance with Section 9.02).

            "Aurora Equity Contribution" has the meaning assigned to such term in the preamble to this Agreement.

            "Aurora Fees and Expenses" has the meaning assigned to such term in the preamble to this Agreement.

            "Aurora Merger" has the meaning assigned to such term in the preamble to this Agreement.

            "Aurora Subordinated Noteholders" means holders of claims in respect of the Existing Aurora Subordinated Notes.

            "Aurora Transaction Costs" has the meaning assigned to such term in the preamble to this Agreement.

            "Average Revolving Availability" means, as of any date of determination, the excess of (a) the aggregate amount of the Revolving Commitments in effect as of such date over (b) the average of the aggregate amount of the Revolving Exposures of all Lenders outstanding on the last day of each of the twelve fiscal months of the Borrower immediately preceding such date, provided that, with respect to any date of determination that occurs prior to the first anniversary of the Effective Date, the calculation described in clause (b) shall be performed assuming that no Revolving Exposures were outstanding on the last day of each of the months ended prior to the Effective Date.

            "Average Senior Debt" means, as of any date of determination, (a) Average Total Debt as of such date minus (b) the portion of Average Total Debt as of such date represented by the Subordinated Debt.

            "Average Total Debt" means, as of any date of determination, an amount equal to (a) Total Indebtedness outstanding on such date (excluding Indebtedness in respect of the Revolving Loans and Swingline Loans) plus (b) the average of the aggregate amount of the Revolving Loans and Swingline Loans outstanding on the last day of each of the twelve fiscal months of the Borrower immediately preceding such date, provided that, with respect to any date of determination that occurs prior to the first anniversary of the Effective Date, the calculation described in clause (b) shall be performed assuming that no Revolving Exposures were outstanding on the last day of each of the months ended prior to the Effective Date.

            "Bankruptcy Code" means Title 11 of the United States Code.

            "Board" means the Board of Governors of the Federal Reserve System of the United States of America.

            "Borrower" means Pinnacle Foods Holding Corporation, a Delaware corporation, and, after giving effect to the Pinnacle Merger, a wholly owned direct subsidiary of Holdings. Upon the consummation of the Aurora Merger, Aurora, as the surviving corporation in the Aurora Merger, will become the Borrower.

            "Borrowing" means (a) Loans of the same Class and Type, made, converted or continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect, or (b) a Swingline Loan.

            "Borrowing Request" means a request by the Borrower for a Borrowing in accordance with Section 2.03 and substantially in the form of Exhibit B-1, or such other form as shall be approved by the Administrative Agent.

            "Business Day" means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed, provided that, when used in connection with a Eurodollar Loan, the term "Business Day" shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

            "Capital Expenditures" means, for any period, without duplication,
(a) the additions to property, plant and equipment and other capital expenditures of the Borrower and the Subsidiaries, on a consolidated basis, that are (or would be) set forth in a consolidated statement of cash flows of the Borrower for such period prepared in accordance with GAAP (including expenditures for maintenance and repairs which should be capitalized in accordance with GAAP) and (b) Capital Lease Obligations incurred by the Borrower and the Subsidiaries, on a consolidated basis, during such period, provided that Capital Expenditures shall not include (i) expenditures of proceeds of insurance settlements, condemnation awards and other settlements in respect of lost, destroyed, damaged or condemned assets, equipment or other property to the extent such expenditures are made to replace or repair such lost, destroyed, damaged or condemned assets, equipment or other property or otherwise to acquire, maintain, develop, construct, improve or repair assets or properties useful in the business of the Borrower, (ii) expenditures that constitute the Aurora Acquisition or a Permitted Acquisition permitted pursuant to Section 6.04(a), (iii) expenditures to the extent they are financed with the proceeds of an issuance of Junior Capital not later than six months after the receipt of such proceeds by Holdings or the Borrower, (iv) expenditures to the extent they are financed with the Retained Mandatory Prepayment Amount not otherwise applied pursuant to Section 6.04(r) or 6.08(b)(iii), (v) expenditures made pursuant to an Asset Swap (subject to compliance with the restrictions set forth in Section 6.05), (vi) expenditures to the extent they are financed with the proceeds of an issuance of Equity Interests not later than six months after the receipt of such proceeds by Holdings or the Borrower, (vii) expenditures to the extent they are financed with the proceeds of a Prepayment Event described in clauses (a) or (b) of the definition of "Prepayment Event", so long as such proceeds are reinvested in the business of the Borrower and the

Subsidiaries pursuant to the requirements of the proviso contained in Section 2.11(c), (viii) expenditures to the extent they are financed with the proceeds of a Disposition of used, obsolete, worn out or surplus equipment or property in the ordinary course of business or a Disposition that would constitute a Prepayment Event but for the threshold set forth in clause (b) of the definition of "Prepayment Event", (ix) expenditures made in connection with the construction of any fixed or capital asset if the Borrower or any of the Subsidiaries intends to consummate a sale and leaseback permitted by Section 6.06(a) with respect to such fixed or capital asset within 120 days after completion of such construction, provided that, with respect to this clause
(ix), (A) if the Borrower or any of the Subsidiaries fails to consummate such a sale and leaseback with respect to such fixed or capital asset within such 120-day period, the entire amount of such expenditures shall be deemed to be a Capital Expenditure as of the expiration of such 120-day period and (B) if the amount of such expenditures exceeds the proceeds of such sale and leaseback, the entire amount of such excess shall be deemed to be a Capital Expenditure as of the date of receipt of such proceeds.

            "Capital Lease Obligations" of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

            "Case" has the meaning assigned to such term in the preamble to this Agreement.

            "Change in Control" means (a) the acquisition of record ownership by any Person other than Holdings of any Equity Interests in the Borrower, (b) prior to an IPO, (i) the failure by the Permitted Investors to beneficially own, directly or indirectly Equity Interests in Holdings representing at least 30% of the aggregate voting power represented by the issued and outstanding Equity Interests in Holdings or (ii) the failure by the Sponsors to beneficially own, directly or indirectly, Equity Interests in Holdings representing at least 25% of the aggregate voting power represented by the issued and outstanding Equity Interests in Holdings, (c) after an IPO, (i) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934, as amended, and the rules of the SEC thereunder as in effect on the date hereof) of Equity Interests representing more than 35% of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests in Holdings and (ii) the ownership, directly or indirectly, beneficially or of record, by the Permitted Investors of Equity Interests in Holdings representing in the aggregate a lesser percentage of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests in Holdings than such Person or group, (d) occupation of a majority of the seats (other than vacant seats) on the board of directors of Holdings by Persons who were not nominated or appointed by the board of directors of Holdings or by the Permitted Investors, directly or indirectly, or
(e) the occurrence of a "Change of Control", as defined in the Subordinated Debt Documents.

            "Change in Law" means (a) the adoption of any law, rule or regulation after the date of this Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender or Issuing Bank (or, for purposes of Section 2.15(b), by any lending office of such Lender or by such Lender's or Issuing Bank's holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement.

            "Class", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Revolving Loans, Term Loans or Swingline Loans and, when used in reference to any Commitment, refers to whether such Commitment is a Revolving Commitment or Term Loan Commitment.

            "CLO" has the meaning assigned to such term in Section 9.04.

            "Code" means the Internal Revenue Code of 1986, as amended from time to time.

            "Co-Documentation Agents" means JPMorgan Chase Bank, Citicorp North America, Inc. and Canadian Imperial Bank of Commerce.

            "Collateral" means any and all "Collateral", as defined in any applicable Security Document.

            "Collateral Agent" means the Administrative Agent or other Person acting as collateral agent for the Secured Parties (as defined in the Collateral Agreement) under the Security Documents.

            "Collateral Agreement" means the Guarantee and Collateral Agreement among Holdings, the Borrower, the Subsidiary Loan Parties and the Collateral Agent, substantially in the form of Exhibit E.

            "Collateral and Guarantee Requirement" means the requirement that:

            (a) the Administrative Agent shall have received from each Loan Party either (i) a counterpart of the Collateral Agreement duly executed and delivered on behalf of such Loan Party or (ii) in the case of any Person that becomes a Loan Party after the Effective Date, a supplement to the Collateral Agreement, substantially in the form specified therein, duly executed and delivered on behalf of such Loan Party;

            (b) all outstanding Equity Interests of the Borrower and each Subsidiary owned by or on behalf of any Loan Party shall have been pledged pursuant to the Collateral Agreement (except that the Loan Parties shall not be required to pledge (i) more than 65% of the outstanding voting Equity Interests of any Foreign Subsidiary that is owned directly by a Loan Party, (ii) any Equity

      Interests of a Foreign Subsidiary that is not owned directly by a Loan Party or (iii) any Equity Interests in a Joint Venture to the extent such a pledge is prohibited pursuant to the constitutive documents or agreements of such Joint Venture), and the Administrative Agent shall have received certificates or other instruments representing all such Equity Interests (or, with respect to Equity Interests of Persons that (A) are not controlled by a Loan Party or (B) are Foreign Subsidiaries organized in a jurisdiction where issuance of such certificates is not permitted by applicable law, such certificates only to the extent issued), together with undated stock powers or other instruments of transfer with respect thereto endorsed in blank;

            (c) all Indebtedness of Holdings, the Borrower and each Subsidiary that is owing to any Loan Party shall be evidenced by a promissory note, substantially in the form of Exhibits G-2 or G-4, as applicable, and shall have been pledged pursuant to the Collateral Agreement, and the Administrative Agent shall have received all such promissory notes, together with undated instruments of transfer with respect thereto endorsed in blank;

            (d) all documents and instruments, including Uniform Commercial Code financing statements, required by law or reasonably requested by the Administrative Agent to be filed, registered or recorded to create the Liens intended to be created by the Collateral Agreement and perfect such Liens to the extent required by, and with the priority required by, the Collateral Agreement, shall have been filed, registered or recorded or delivered to the Administrative Agent for filing, registration or recording;

            (e) the Administrative Agent shall have received (i) counterparts of a Mortgage with respect to each Mortgaged Property duly executed and delivered by the record owner of such Mortgaged Property, (ii) a policy or policies of title insurance issued by a nationally recognized title insurance company insuring the Lien of each such Mortgage as a valid first-priority Lien on the Mortgaged Property described therein, free of any other Liens except as expressly permitted by Section 6.02, together with such endorsements, coinsurance and reinsurance as the Administrative Agent may reasonably request, and (iii) such surveys, abstracts, appraisals, legal opinions and other documents as the Administrative Agent may reasonably request with respect to any such Mortgage or Mortgaged Property; and

            (f) each Loan Party shall have obtained all consents and approvals required to be obtained by it on the date the Collateral and Guarantee Requirement is required to be satisfied in connection with the execution and delivery of all Security Documents to which it is a party, the performance of its obligations thereunder and the granting by it of the Liens thereunder.

            "Commitment" means a Revolving Commitment or Term Loan Commitment, or any combination thereof (as the context requires).

            "Consolidated Cash Interest Expense" means, for any period, the excess of (a) the sum of (i) the interest expense (including imputed interest expense in respect of Capital Lease Obligations) of Holdings, the Borrower and the Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP, (ii) any interest accrued during such period in respect of Indebtedness of Holdings, the Borrower or any Subsidiary that is required to be capitalized rather than included in consolidated interest expense for such period in accordance with GAAP, plus (iii) any cash payments made during such period in respect of obligations referred to in clause (b)(ii) below that were amortized or accrued in a previous period, minus (b) the sum of (i) to the extent included in such consolidated interest expense for such period, non-cash amounts attributable to amortization of financing costs paid in a previous period, (ii) to the extent included in such consolidated interest expense for such period, non-cash amounts attributable to amortization of debt discounts or to accrued interest payable in kind or added to principal for such period, (iii) interest income for such period and (iv) to the extent included in such consolidated interest expense for such period, waiver, amendment, consent or prepayment fees, provided that Consolidated Cash Interest Expense shall be deemed to be (A) prior to the Aurora Effective Date, (1) for the four fiscal quarter period ended April 30, 2004, the Consolidated Cash Interest Expense for the period from the Effective Date to and including April 30, 2004, multiplied by a fraction equal to (x) 365 divided by (y) the number of days actually elapsed from the Effective Date to April 30, 2004, and (2) for the four fiscal quarter period ended July 31, 2004, the Consolidated Cash Interest Expense for the period from the Effective Date to and including July 31, 2004, multiplied by a fraction equal to (x) 365 divided by (y) the number of days actually elapsed from the Effective Date to July 31, 2004, and (B) on or after the Aurora Effective Date, (1) for the four fiscal quarter period ended July 31, 2004, the Cash Interest Expense from the Aurora Effective Date to and including July 31, 2004, multiplied by a fraction equal to (x) 365 divided by (y) the number of days actually elapsed from the Aurora Effective Date to July 31, 2004, (2) for the four fiscal quarter period ended October 31, 2004, the Consolidated Cash Interest Expense for the period from the Aurora Effective Date to and including October 31, 2004, multiplied by a fraction equal to (x) 365 divided by (y) the number of days actually elapsed from the Aurora Effective Date to October 31, 2004, and (3) for the four fiscal quarter period ended December 31, 2004, the Consolidated Cash Interest Expense for the period from the Aurora Effective Date to and including December 31, 2004, multiplied by a fraction equal to (x) 365 divided by (y) the number of days actually elapsed from the Aurora Effective Date to December 31, 2004.

            "Consolidated EBITDA" means, for any period, Consolidated Net Income for such period plus (a) without duplication and to the extent deducted in determining such Consolidated Net Income, the sum of (i) consolidated interest expense, amortization or write-off of debt discount and debt issuance costs and commissions, discounts and other fees and charges associated with Indebtedness (including the Loans, Letters of Credit and Swap Agreements constituting Indebtedness) of the Borrower and the Subsidiaries for such period, (ii) consolidated income tax expense of the Borrower and the Subsidiaries for such period, (iii) all amounts attributable to depreciation and amortization for such period, (iv) amortization or write-down of intangibles (including goodwill) for such period, (v) any non-cash charges or losses of the Borrower and the Subsidiaries for such period, (vi) all extraordinary cash expenses or losses,
(vii) any cash
received during such period in respect of non-cash income described in clause
(b)(iii) below (solely to the extent that, if such non-cash income had initially been realized as cash income, it would not have been included in clause (b)(i) below) subsequent to the fiscal quarter in which the relevant non-cash income was deducted from Consolidated Net Income, (viii) charges relating to the Pinnacle Acquisition in an aggregate amount not to exceed $25,000,000, (ix) charges relating to the Aurora Acquisition in an aggregate amount not to exceed $50,000,000, (x) non-recurring cash charges relating to any Permitted Acquisition and (xi) other non-recurring cash charges (provided that (A) such charges shall be set forth in a certificate signed by a Financial Officer and provided to the Administrative Agent stating (1) the amount of such charges, (2) information and calculations supporting in reasonable detail such charges and
(3) that such charges are non-recurring based on the reasonable good faith belief of the Financial Officer executing such certificate at the time of such execution and (B) such charges shall not constitute more than 5% of the Consolidated EBITDA for the applicable period determined after giving effect to clauses (a) (other than this clause (a)(xi)) and (b) of this definition) minus
(b) without duplication and to the extent included in determining such Consolidated Net Income, (i) any extraordinary gains of the Borrower and the Subsidiaries for such period, (ii) write-up of intangibles (including goodwill) for such period, (iii) any other non-cash income for such period and (iv) any cash payments made during such period in respect of non-cash charges or losses described in clause (a)(v) above (solely to the extent that, if such non-cash charge or loss had initially been incurred as a cash charge or loss, it would not have been included in clause (a)(vi) above) subsequent to the fiscal quarter in which the relevant non-cash charges or losses were reflected as a charge in the statement of Consolidated Net Income, all determined on a consolidated basis in accordance with GAAP. Notwithstanding anything to the contrary contained herein, (a) prior to the Aurora Effective Date, Consolidated EBITDA shall be deemed to be $11,280,000, $18,844,000 and $23,912,000, respectively, for the fiscal quarters ended January 31, 2003, April 30, 2003 and July 31, 2003 and (b) in the event the Aurora Acquisition is consummated, Consolidated EBITDA for any period ending prior to the Aurora Effective Date shall be the sum of (i) Consolidated EBITDA of the Borrower and the Subsidiaries (without giving effect to the Aurora Acquisition) for such period and (ii) Consolidated EBITDA of Aurora and its subsidiaries determined in accordance with the previous sentence (and for such purpose, Consolidated EBITDA generated by Aurora and its subsidiaries shall be deemed to be $30,481,000, $32,408,000 and $36,035, 000, respectively, for the fiscal quarters ended March 30, 2003, June 30, 2003 and September 30, 2003) and (c) Consolidated EBITDA shall be calculated by combining the applicable fiscal period of the Borrower and the Subsidiaries with the fiscal period of Aurora and its subsidiaries ending on the date that is closest to the date on which such period of the Borrower and the Subsidiaries ends.

            "Consolidated Net Income" means, for any period, the net income or loss of the Borrower and the Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP, provided that there shall be excluded (a) the income or loss of any Person (other than a Subsidiary) in which any other Person (other than the Borrower or any Subsidiary or any director holding qualifying shares in compliance with applicable law) owns an Equity Interest, except to the extent of the amount of dividends or distributions actually paid in cash (or to the extent converted into cash) to the Borrower or any of the Subsidiaries during such period, (b) the income or loss of any Person accrued prior to the date it becomes a Subsidiary or is merged into or consolidated with the Borrower or any Subsidiary or the date that such Person's assets are acquired by the Borrower or any Subsidiary and (c) the undistributed earnings of any Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary is not at the time permitted by the terms of any Contractual Obligation (other than under any Loan Document) or Requirement of Law applicable to such Subsidiary.

            "Contractual Obligation" means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other legally binding undertaking to which such Person is a party or by which it or any of its property is bound.

            "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. The terms "Controlling" and "Controlled" have meanings correlative thereto.

            "Court" has the meaning assigned to such term in the preamble to this Agreement.

            "Crunch LLC" means Crunch Equity Holding, LLC, a Delaware limited liability company.

            "Default" means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

            "Delayed Draw Expiration Date" means the earliest to occur of (a) the date that is 180 days after the Effective Date, (b) the date on which the Aurora Acquisition Agreement is terminated in accordance with its terms and (c) the date on which the unused Delayed Draw Term Loan Commitments shall be terminated pursuant to this Agreement.

            "Delayed Draw Term Loan" means a Loan made pursuant to clause
(a)(ii) of Section 2.01.

            "Delayed Draw Term Loan Commitment" means, with respect to each Lender, the commitment, if any, of such Lender to make a Delayed Draw Term Loan hereunder on the Aurora Effective Date, expressed as an amount representing the maximum principal amount of the Delayed Draw Term Loan to be made by such Lender hereunder, as such commitment may be (a) reduced from time to time pursuant to
Section 2.08 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The initial amount of each Lender's Delayed Draw Term Loan Commitment is set forth on Schedule 2.01, or in the Assignment and Assumption pursuant to which such Lender shall have assumed its Delayed Draw Term Loan Commitment, as applicable. The initial aggregate amount of the Lenders' Delayed Draw Term Loan Commitments is $425,000,000.

            "Deposit Account" has the meaning assigned to such term in the Collateral Agreement.

            "DIP Facility" has the meaning assigned to such term in the preamble to this Agreement.

            "Disclosed Matters" means the actions, suits and proceedings and the environmental matters disclosed in Schedule 3.06.

            "Disposition" means, with respect to any property, any sale, lease, sale and lease back, assignment, conveyance, transfer or other disposition thereof. The terms "Dispose" and "Disposed of" shall have correlative meanings.

            "dollars" or "$" refers to lawful money of the United States of America.

            "Effective Date" means the date on which the conditions specified in
Section 4.01 are satisfied (or waived in accordance with Section 9.02).

            "Environmental Laws" means all laws, rules, statutes, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the Release or threatened Release of any Hazardous Material or health and safety matters.

            "Environmental Liability" means all liabilities, obligations, damages, claims, actions, suits, judgments, orders, fines, penalties, fees, expenses and costs, (including administrative oversight costs, natural resource damages and remediation costs), whether contingent or otherwise, arising out of or relating to: (a) compliance or non-compliance with any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the Release or threatened Release of any Hazardous Materials or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

            "Equity Contribution" means the equity contribution to be made by the Permitted Investors and other investors reasonably acceptable to the Agents to Crunch LLC prior to the Merger in an aggregate amount of not less than $181,100,000 (less the amount, if any, by which the Transaction Costs are less than $22,600,000).

            "Equity Interests" means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such equity interest.

            "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

            "ERISA Affiliate" means any trade or business (whether or not incorporated) that, together with the Borrower, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under
Section 414 of the Code.

            "ERISA Event" means (a) any "reportable event", as defined in
Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by the Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan if the Borrower could reasonably be expected to incur any liability under Title IV of ERISA with respect to such termination; (f) the incurrence by the Borrower or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; (g) the receipt by the Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Borrower or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA or (h) the existence of any event or condition that could reasonably be expected to constitute grounds under ERISA for the termination of, or the appointment of a trustee to administer, any Plan.

            "Eurodollar", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate.

            "Event of Default" has the meaning assigned to such term in Section 7.01.

            "Excess Cash Flow" means, for any fiscal year, the sum (without duplication) of:

            (a) the Consolidated Net Income for such fiscal year, adjusted to exclude any gains or losses attributable to Prepayment Events (or dispositions that would constitute Prepayment Events but for clauses (a) and (b) of the definition of the term "Prepayment Event"); plus

            (b) the depreciation, amortization and other non-cash charges or losses deducted in determining Consolidated Net Income for such fiscal year; plus

            (c) any cash received during such fiscal year in respect of non-cash gains, income or credits subsequent to the fiscal year in which the relevant non-cash gains, income or credits reduced Excess Cash Flow for such fiscal year pursuant to clause (e) below; plus

            (d) the amount, if any, by which Net Working Capital decreased during such fiscal year; minus

            (e) the sum of (i) any non-cash gains, income and credits included in determining such Consolidated Net Income for such fiscal year plus (ii) the amount, if any, by which Net Working Capital increased during such fiscal year; minus

            (f) the sum of (i) Capital Expenditures for such fiscal year (except to the extent attributable to the incurrence of Capital Lease Obligations or otherwise financed by incurring Long-Term Indebtedness other than Revolving Loans, Swingline Loans and Letters of Credit that are not subsequently refinanced by the incurrence of Capital Lease Obligations) plus (ii) any consideration paid during such fiscal year to make Permitted Acquisitions or the Aurora Acquisition or other capital investments, in each case to the extent paid using cash generated in the ordinary course of the Borrower's business; minus

            (g) the aggregate principal amount of Long-Term Indebtedness repaid or prepaid by the Borrower and the Subsidiaries, on a consolidated basis, during such fiscal year, excluding (i) Indebtedness in respect of Revolving Loans and Letters of Credit (unless and to the extent that there is a corresponding reduction in the Revolving Commitments), (ii) Term Loans prepaid pursuant to Section 2.11(c) or (d), and (iii) repayments or prepayments of Long-Term Indebtedness financed by incurring other Long-Term Indebtedness (other than Revolving Loans if and to the extent such Revolving Loans are repaid prior to the delivery of financial statements for such fiscal year pursuant to Section 5.01 other than with the proceeds of Long-Term Indebtedness and the Administrative Agent shall have received a certificate signed by a Financial Officer of the Borrower certifying that such repayment has been made); minus

            (h) any cash payments made during such fiscal year in respect of non-cash charges or losses subsequent to the fiscal year in which the relevant non-cash charges or losses increased Excess Cash Flow for such fiscal year pursuant to clause (b) above; minus

            (i) the aggregate amount of payments permitted to be made in respect of such fiscal year by the Borrower to Holdings pursuant to Section 6.08(a)(v).

            "Excluded Taxes" means, with respect to the Administrative Agent, any Lender, any Issuing Bank or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) income or franchise taxes imposed on (or measured by) its net income by the United States of America, or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction described in clause (a) above and
(c) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Borrower under Section 2.19(b)), any withholding tax that (i) is in effect and would apply to amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party to this Agreement (or designates a new lending office), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the Borrower with respect to any withholding tax pursuant to Section 2.17(a), or (ii) is attributable to such Foreign Lender's failure to comply with Section 2.17(e).

            "Existing Aurora Credit Agreement" means the Fifth Amended and Restated Credit Agreement dated as of November 1, 1999, among Aurora, the lenders listed therein, JPMorgan Chase Bank, as administrative agent, National Westminster Bank PLC, as syndication agent, and UBS AG, Stamford branch, as documentation agent.

            "Existing Aurora Letter of Credit" means each letter of credit previously issued for the account of, or guaranteed by, Aurora or its subsidiaries pursuant to the Existing Aurora Credit Agreement (i) that is outstanding on the Aurora Effective Date and (ii) details and copies of which (including the applicable letter of credit number and such other information as shall be reasonably requested by the Administrative Agent or the Issuing Banks) shall have been provided to the Administrative Agent not less than three Business Days prior to the Aurora Effective Date.

            "Existing Aurora Receivables Facility" means the receivables facility pursuant to the Receivables Purchase Agreement dated as of April 19, 2000, by and between Aurora and JPMorgan Chase Bank, as purchaser.

            "Existing Aurora Senior Notes" means 12% Senior Notes due October 1, 2006 issued by Aurora pursuant to a note purchase agreement dated June 27, 2002, among Aurora and the purchasers party thereto.

            "Existing Aurora Subordinated Notes" means the 9-7/8% Senior Subordinated Noted Notes due 2007, 9-7/8% Series C Senior Subordinated Notes due 2007 and 8-3/4% Senior Subordinated Notes due 2008 issued by Aurora.

            "Existing Pinnacle Credit Agreement" means the Credit Agreement dated as of May 22, 2001, by and among the Borrower, PFC, Deutsche Bank Trust Company Americas (formerly known as Bankers Trust Company), as administrative agent, and the other financial institutions named therein as lenders, as amended prior to the date hereof.

            "Existing Pinnacle Letter of Credit" means each letter of credit previously issued for the account of, or guaranteed by, the Borrower or a Subsidiary pursuant to the Existing Pinnacle Credit Agreement that (a) is outstanding on the Effective Date and (b) is listed on Schedule 2.05.

            "Federal Funds Effective Rate" means, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve

System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

            "Financial Officer" means the chief financial officer, principal accounting officer, treasurer or controller of Holdings.

            "Financing Transactions" means (a) the execution, delivery and performance by each Loan Party of the Loan Documents to which it is to be a party, the borrowing of Loans, the use of the proceeds thereof as contemplated by this Agreement and the issuance of Letters of Credit hereunder, (b) the execution, delivery and performance by each Loan Party of the Senior Subordinated Debt Documents to which it is to be a party, the issuance of the Initial Senior Subordinated Notes and Junior Capital, if any, issued on or about the Effective Date, and the use of the proceeds thereof and (c) the Equity Contribution.

            "Foreign Lender" means any Lender that is organized under the laws of a jurisdiction other than that in which the Borrower is located. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

            "Foreign Subsidiary" means any Subsidiary that is organized under the laws of a jurisdiction other than the United States of America or any State thereof or the District of Columbia.

            "GAAP" means generally accepted accounting principles in the United States of America.

            "Governmental Authority" means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

            "Guarantee" of or by any Person (the "guarantor") means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect,
(a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party or applicant in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation, provided that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business.

            "Hazardous Materials" means (a) petroleum products and byproducts, asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, radon gas, chlorofluorocarbons and all other ozone-depleting substances; or (b) any chemical, material, substance, waste, pollutant or contaminant that is prohibited, limited or regulated by or pursuant to any Environmental Law.

            "Holdings" means Crunch Holding Corp, a Delaware corporation and a wholly owned direct subsidiary of Crunch LLC.

            "Incremental Facility Amendment" has the meaning assigned to such term in Section 2.20.

            "Incremental Extensions of Credit" has the meaning assigned to such term in Section 2.20.

            "Indebtedness" of any Person means, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (e) all obligations of such Person in respect of the deferred purchase price of property or services (excluding accounts payable incurred in the ordinary course of business that are due within a year of the creation of such accounts payable and that do not accrue interest unless past due), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (g) all Guarantees by such Person of Indebtedness of others, (h) all Capital Lease Obligations of such Person, (i) all obligations, contingent or otherwise, of such Person as an account party or applicant in respect of letters of credit and letters of guaranty and (j) all obligations, contingent or otherwise, of such Person in respect of bankers' acceptances. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

            "Indemnified Taxes" means Taxes other than Excluded Taxes.

            "Information Memorandum" means the Confidential Information Memorandum dated November 2003 relating to Holdings, the Borrower, the Transactions and the Aurora Acquisition.

            "Initial Plan of Reorganization" means a preliminary plan of organization filed with the Court on or prior to the date hereof.

            "Initial Senior Subordinated Notes" means the Senior Subordinated Notes due 2013 to be issued by the Borrower prior to or on the Effective Date, in accordance with the terms of the Senior Subordinated Notes Indenture, in the aggregate principal amount of $200,000,000, and the Indebtedness represented thereby.

            "Initial Term Loan" means a Loan made pursuant to clause (a)(i) of
Section 2.01.

            "Initial Term Loan Commitment" means, with respect to each Lender, the commitment, if any, of such Lender to make an Initial Term Loan hereunder on the Effective Date, expressed as an amount representing the maximum principal amount of the Initial Term Loan to be made by such Lender hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.08 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The initial amount of each Lender's Initial Term Loan Commitment is set forth on Schedule 2.01, or in the Assignment and Assumption pursuant to which such Lender shall have assumed its Initial Term Loan Commitment, as applicable. The initial aggregate amount of the Lenders' Initial Term Loan Commitments is $120,000,000.

            "Interest Election Request" means a request by the Borrower to convert or continue a Revolving Borrowing or Term Borrowing in accordance with
Section 2.07 and substantially in the form of Exhibit C, or such other form as shall be approved by the Administrative Agent.

            "Interest Payment Date" means (a) with respect to any ABR Loan (other than a Swingline Loan), the last day of each March, June, September and December, (b) with respect to any Eurodollar Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Borrowing with an Interest Period of more than three months' duration, each day prior to the last day of such Interest Period that occurs at intervals of three months' duration after the first day of such Interest Period, and (c) with respect to any Swingline Loan, the day that such Loan is required to be repaid.

            "Interest Period" means, with respect to any Eurodollar Borrowing, except as provided in Section 2.07(a)(ii), the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months thereafter (or nine or twelve months thereafter if, at the time of the relevant Borrowing, all Lenders participating therein agree to make an interest period of such duration available), as the Borrower may elect, provided that (a) if any Interest Period referred to above would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (b) any Interest Period referred to above that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

            "IPO" means a bona fide underwritten initial public offering of Equity Interests of Holdings after the Effective Date.

            "Issuing Bank" means, as the context may require, (a) Deutsche Bank Trust Company Americas, with respect to Letters of Credit issued by it, (b) JPMorgan Chase Bank, with respect to Letters of Credit issued by it, and (c) any other Revolving Lender that becomes an Issuing Bank pursuant to Section 2.05(i), with respect to Letters of Credit issued by it, and in each case, its successors in such capacity as provided in Section 2.05(i). An Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of such Issuing Bank, in which case the term "Issuing Bank" shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate.

            "Joint Venture" means any joint venture arrangement (whether structured as a corporation, limited liability company, partnership or other entity or arrangement), which is not a Subsidiary but in which the Borrower or any Subsidiary owns or controls any Equity Interests.

            "JPMP" means J.P. Morgan Partners, LLC.

            "Junior Capital" means any Qualified Capital Stock of Holdings issued to the Permitted Investors and any Junior Indebtedness issued to the Permitted Investors.

            "Junior Indebtedness" means Indebtedness of Holdings or the Borrower that (a) is expressly subordinated to the prior payment in full in cash of the Obligations (and the related Guarantees) on terms reasonably satisfactory to the Administrative Agent (or, in the case of Junior Indebtedness issued in connection with the Aurora Acquisition, on terms reasonably satisfactory to the Agents), (b) provides that interest in respect of such Indebtedness shall be payable solely in kind, (c) has a final maturity date that is not earlier than the date that is 91 days after the Term Loan Maturity Date and has no scheduled payments of principal thereon (including pursuant to a sinking fund obligation) or mandatory redemption obligations prior to such final maturity date and (d) is not subject to covenants, events of default and remedies that are less favorable to Holdings or the Borrower, as the case may be, than the terms of the Senior Subordinated Debt Documents as reasonably determined by the Administrative Agent.

            "JWC" means J.W. Childs Associates, L.P.

            "LC Disbursement" means a payment made by an Issuing Bank pursuant to a Letter of Credit.

            "LC Exposure" means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time plus (b) the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the Borrower at such time. The LC Exposure of any Revolving Lender at any time shall be its Applicable Percentage of the total LC Exposure at such time.

            "Lenders" means the Persons listed on Schedule 2.01 and any other Person that shall have become a party hereto pursuant to an Assignment and Assumption or an Incremental Facility Amendment, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption. Unless the context otherwise requires, the term "Lenders" includes each Swingline Lender.

            "Letter of Credit" means any (a) Standby Letter of Credit or (b) Trade Letter of Credit issued pursuant to this Agreement (including, in each case, each Existing Pinnacle Letter of Credit and each Existing Aurora Letter of Credit).

            "Letter of Credit Request" means a request by the Borrower for a Letter of Credit in accordance with Section 2.05, in the form of Exhibit B-2, or such other form as shall be approved by the Administrative Agent and the applicable Issuing Bank.

            "Leverage Ratio" means, on any date, the ratio of (a) Average Total Debt as of such date to (b) Consolidated EBITDA for the period of four consecutive fiscal quarters of the Borrower ended on such date (or, if such date is not the last day of a fiscal quarter, ended on the last day of the fiscal quarter of the Borrower most recently ended prior to such date), provided that to the extent the Aurora Acquisition or any Permitted Acquisition, Disposition outside the ordinary course of business or discontinuation of operations has occurred during the relevant period of four consecutive fiscal quarters, such ratio shall be determined for such period on a Pro Forma Basis for such occurrences.

            "LIBO Rate" means, with respect to any Eurodollar Borrowing for any Interest Period, the rate per annum determined by the Administrative Agent at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, by reference to the British Bankers' Association Interest Settlement Rates (as set forth by any service selected by the Administrative Agent that has been nominated by the British Bankers' Association as an authorized information vendor for the purpose of displaying such rates) as the rate for dollar deposits with a maturity comparable to such Interest Period. In the event that such rate is not available at such time for any reason, then the "LIBO Rate" with respect to such Eurodollar Borrowing for such Interest Period shall be the rate at which dollar deposits of $5,000,000 and for a maturity comparable to such Interest Period are offered by the principal London office of the bank serving as the Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.

            "Lien" means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

            "LLC Agreement" means, collectively, (a) the Operating Agreement dated as of November 25, 2003, among Crunch LLC, certain Permitted Investors and the other parties thereto, (b) the Members Agreement dated as of November 25, 2003, among Crunch LLC, certain Permitted Investors and the other parties thereto and (c) the Bylaws of Crunch LLC as in effect on November 25, 2003, as each may be amended, modified and supplemented from time to time in accordance with this Agreement.

            "Loan Documents" means this Agreement, the promissory notes, if any, executed and delivered pursuant to Section 2.09(e), any Incremental Facility Amendment, the Collateral Agreement and the other Security Documents.

            "Loan Parties" means Holdings, the Borrower and the Subsidiary Loan Parties.

            "Loans" means the loans made by the Lenders to the Borrower pursuant to this Agreement or an Incremental Facility Amendment.

            "Long-Term Indebtedness" means any Indebtedness that, in accordance with GAAP, constitutes (or, when incurred, constituted) a long-term liability.

            "Material Adverse Effect" means a material adverse effect on (a) the business, operations, performance, properties, condition (financial or otherwise) of Holdings, the Borrower and the Subsidiaries taken as a whole, (b) the ability of the Loan Parties, taken as a whole, to perform any of their obligations under any Loan Document or (c) the rights of or benefits available to the Lenders under any Loan Document.

            "Material Indebtedness" means Indebtedness (other than the Loans and Letters of Credit), or obligations in respect of one or more Swap Agreements, of any one or more of Holdings, the Borrower and the Subsidiaries in an aggregate principal amount exceeding (x) prior to the Aurora Effective Date, $5,000,000 and (y) on or after the Aurora Effective Date, $15,000,000. For purposes of determining Material Indebtedness, the "principal amount" of the obligations of Holdings, the Borrower or any Subsidiary in respect of any Swap Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that Holdings, the Borrower or such Subsidiary would be required to pay if such Swap Agreement were terminated at such time.

            "Merger" means the merger of MergerCo with and into the Borrower, with the Borrower as the surviving corporation, pursuant to the Merger Agreement.

            "MergerCo" means Crunch Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Holdings.

            "Merger Agreement" means the Agreement and Plan of Merger, dated as of August 8, 2003, by and among Holdings, MergerCo, the Borrower and HMTF PF, LLC, as representative.

            "Moody's" means Moody's Investors Service, Inc.

            "Mortgage" means a mortgage, deed of trust, assignment of leases and rents, leasehold mortgage or other security document granting a Lien on any Mortgaged Property to secure the Obligations. Each Mortgage shall be satisfactory in form and substance to the Collateral Agent.

            "Mortgaged Property" means, initially, each parcel of real property and the improvements thereon owned by a Loan Party and identified on Schedule 1.01(b), and includes each other parcel of real property and improvements thereon with respect to which a Mortgage is granted pursuant to Section 5.12 or 5.13.

            "Multiemployer Plan" means a multiemployer plan as defined in
Section 4001(a)(3) of ERISA.

            "Net Proceeds" means, with respect to any event (a) the cash proceeds received by Holdings, the Borrower and the Subsidiaries in respect of such event including (i) any cash received in respect of any non-cash proceeds (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise, but excluding any interest payments), but only as and when received, (ii) in the case of a casualty, insurance proceeds, and (iii) in the case of a condemnation or similar event, condemnation awards and similar payments, net of (b) the sum of (i) all attorney's fees, accountants' fees, investment banking fees and other professional and advisory fees and all other reasonable fees and out-of-pocket expenses paid by Holdings, the Borrower and the Subsidiaries to third parties (other than Affiliates) in connection with such event and reasonable fees paid by Holdings, the Borrower and the Subsidiaries to Affiliates in connection with such event, (ii) in the case of a sale, transfer or other disposition of an asset (including pursuant to a sale and leaseback transaction or a casualty or a condemnation or similar proceeding), (A) the amount of all payments required to be made by Holdings, the Borrower and the Subsidiaries as a result of such event to repay Indebtedness (other than Loans) secured by such asset or otherwise subject to mandatory prepayment as a result of such event (including in order to obtain any consent required therefor), (B) the amount of all sales commissions paid by Holdings, the Borrower and the Subsidiaries to third parties (other than Affiliates) and all reasonable sales commissions paid by Holdings, the Borrower and the Subsidiaries to Affiliates and (C) the amount of title and recording expenses incurred as a result of such sale, transfer or disposition by Holdings, the Borrower or the Subsidiaries, (iii) the amount of all taxes paid (or reasonably estimated to be payable) by Holdings, the Borrower and the Subsidiaries, and the amount of any reserves established by the Borrower and the Subsidiaries to fund contingent liabilities reasonably estimated to be payable, in each case during the year that such event occurred or the next succeeding year and that are directly attributable to such event (as determined reasonably and in good faith by the chief financial officer of the Borrower), provided that upon the date upon which such reserve is no longer required to be maintained, the remaining amount of such reserve shall then be deemed to be Net Proceeds and (iv) the amount of all payments required to be paid by Holdings, the Borrower or the Subsidiaries to Persons owning minority interests in Subsidiaries or other Persons.

            "Net Working Capital" means, at any date, (a) the consolidated current assets of the Borrower and the Subsidiaries, as of such date (excluding cash and Permitted Investments) minus (b) the consolidated current liabilities of the Borrower and the Subsidiaries as of such date (excluding current liabilities in respect of Indebtedness) minus (c) without duplication, accrued interest expense, accrued income taxes payable and deferred taxes. Net Working Capital at any date may be a positive or negative number. Net Working Capital increases when it becomes more positive or less negative and decreases when it becomes less positive or more negative.

            "Non-Consenting Lender" has the meaning assigned to such term in
Section 9.02.

            "Obligations" has the meaning assigned to such term in the Collateral Agreement.

            "Omaha Property" means the real property located at 1116 Capitol Avenue, Omaha, Nebraska, together with improvements thereon.

            "Open Pit Assets" means any assets relating to the Borrower's business of developing, manufacturing, selling, licensing, marketing and distributing barbecue sauce and grilling sauce products under the Open Pit trademark.

            "Order" shall mean the order or orders of the Court confirming the Plan of Reorganization and approving the Aurora Acquisition and all other transactions contemplated thereby.

            "Other Aurora Closing Costs" has the meaning assigned to such term in the preamble to this Agreement.

            "Other Taxes" means any and all present or future recording, stamp, documentary, excise, transfer, sales, property or similar taxes, charges or levies arising from any payment made under any Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, any Loan Document.

            "Participant" has the meaning set forth in Section 9.04.

            "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

            "Perfection Certificate" means a certificate in the form of Exhibit F or such other form as shall be approved by the Collateral Agent.

            "Permitted Acquisition" means any acquisition by the Borrower or a Subsidiary (it being understood that an acquisition by the Borrower or a Subsidiary Loan Party of an entity that, following such acquisition, will not be a Subsidiary Loan Party shall be deemed to be an investment in a Subsidiary that is not a Loan Party for purposes of, and to be subject to the limitations in,
Section 6.04(d)(ii) or Section 6.04(u)) of all the outstanding Equity Interests in, all or substantially all the assets of, or all or substantially all the assets constituting a division or line of business of, a Person if (a) such acquisition was not preceded by, or consummated pursuant to, a hostile offer,
(b) no Default has occurred and is continuing or would result therefrom, (c) all transactions related thereto are consummated in all material respects in accordance with applicable laws, (d) all actions required to be taken with respect to such acquired or newly formed Subsidiary or assets under Sections
5.12 and 5.13 shall have been taken, (e) the Borrower and the Subsidiaries, taken as a whole, are in compliance, on a Pro Forma Basis, with the covenants contained in Sections 6.12, 6.13 and 6.14 recomputed as of the last day of the most recently ended fiscal quarter of the Borrower for which financial statements are available, (f) prior to the end of the Standstill Period, (i) the aggregate amount of Indebtedness incurred or assumed in connection with all such acquisitions does not exceed $10,000,000 or, if the Aurora Acquisition has occurred, $25,000,000 and (ii) the Leverage Ratio, on a Pro Forma Basis, as of the end of the most recently ended period of four fiscal quarters for which financial statements are available is less than or equal to the lesser of (A)
5.00 to 1.00 (or, on or after the Aurora Effective Date, 4.75 to 1.00) and (B) the Leverage Ratio immediately prior to giving effect to such acquisition, (g) after the end of the Standstill Period, either (i) the Leverage Ratio, on a Pro Forma Basis, as of the end of the most recently ended period of four fiscal quarters for which financial statements are available is less than 4.50 to 1.00 or (ii) (A) the aggregate amount of Indebtedness incurred or assumed in connection with all such acquisitions does not exceed $10,000,000 or, if the Aurora Acquisition has occurred, $25,000,000 and (B) the Leverage Ratio, on a Pro Forma Basis, as of the end of the most recently ended period of four fiscal quarters for which financial statements are available is less than or equal to the lesser of (1) 5.00 to 1.00 (or, on or after the Aurora Effective Date, 4.75 to 1.00) and (2) the Leverage Ratio immediately prior to giving effect to such acquisition, (h) on a Pro Forma Basis after giving effect to such acquisition, the Average Revolving Availability shall not be less than (i) prior to the Aurora Effective Date, $30,000,000 and (ii) on or after the Aurora Effective Date, $45,000,000, (i) the business of such Person or such assets, as the case may be, constitute a business permitted by Section 6.03(b), and (j) the Borrower has delivered to the Administrative Agent an officers' certificate to the effect set forth in clauses (a), (b), (c), (d), (e), (f), (g), (h) and (i) above, together with all relevant financial information for the Person or assets to be acquired.

            "Permitted Encumbrances" means:

            (a) Liens imposed by law for taxes and other charges of a Governmental Authority that are not yet due or are being contested in compliance with Section 5.05;

            (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 90 days or are being contested in compliance with Section 5.05;

            (c) pledges and deposits made in the ordinary course of business in compliance with workers' compensation, unemployment insurance and other social security laws or regulations;

            (d) deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;

            (e) judgment liens in respect of judgments that do not constitute an Event of Default under clause (k) of Article VII;

            (f) easements, zoning restrictions, rights-of-way, minor defects or irregularities of title and other similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of the Borrower or any Subsidiary; and

            (g) landlords' and lessors' and other like Liens in respect of rent not in default,

provided that the term "Permitted Encumbrances" shall not include any Lien securing Indebtedness.

            "Permitted Investments" means:

            (a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof;

            (b) investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, a rating of at least A1 by S&P or P-1 by Moody's;

            (c) investments in certificates of deposit, banker's acceptances and time deposits maturing within 360 days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof that has a combined capital and surplus and undivided profits of not less than $250,000,000;

            (d) fully collateralized repurchase agreements with a term of not more than 180 days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria described in clause (c) above;

            (e) securities maturing within 360 days from the date of acquisition thereof issued or fully guaranteed by any State, commonwealth or territory of the United States of America, or by a political subdivision or taxing authority thereof or by any foreign government, and rated at least A by S&P or A by Moody's;

            (f) securities maturing within 360 days from the date of acquisition thereof backed by standby letters of credit issued by any Lender or any commercial bank satisfying the provisions of clause (c) above;

            (g) shares of mutual funds whose investment guidelines restrict 95% of such funds' investments to those satisfying the provisions of clauses
      (a) through (f) above; and

            (h) money market funds that (i) comply with the criteria set forth in SEC Rule 2a-7 under the Investment Company Act of 1940, as amended,
      (ii) are rated AAA by S&P and Aaa by Moody's and (iii) have portfolio assets of at least $5,000,000,000.

            "Permitted Investors" means JPMP, JWC, CDM Investor Group LLC and any Affiliate of the foregoing.

            "Permitted Subordinated Indebtedness" means subordinated Indebtedness of the Borrower that (a) bears interest at a fixed rate, which rate shall be, in the good faith judgment of the Borrower's board of directors, consistent with the market at the time for issuances of similar Indebtedness,
(b) is expressly subordinated to the prior payment in full in cash of the Obligations (and the related Guarantees) on terms no less favorable to the Lenders than the Initial Senior Subordinated Notes, (c) has a final maturity date at least 180 days after the Term Loan Maturity Date at the time such Indebtedness is incurred and has no scheduled payments of principal thereon (including pursuant to a sinking fund obligation) prior to such Term Loan Maturity Date, (d) does not require prepayments or mandatory redemptions in a manner more extensive than the Initial Senior Subordinated Notes and (e) is not subject to covenants, events of default or remedies that are less favorable to the Borrower than the Initial Senior Subordinated Notes, in each case with appropriate regard for then-current market conventions.

            "Person" means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

            "PFC" means Pinnacle Foods Corporation, a Delaware corporation and a wholly owned direct subsidiary of the Borrower.

            "Pinnacle Acquisition" means the Merger and the other transactions contemplated by the Merger Agreement and the other Pinnacle Acquisition Documents.

            "Pinnacle Acquisition Documents" means the Merger Agreement, the other agreements to be entered into in connection with the Merger (including the LLC Agreement) and all schedules, exhibits and annexes to each of the foregoing and all side letters and agreements affecting the terms of the foregoing or entered into in connection therewith.

            "Pinnacle Intercompany Loan" means the intercompany loan or loans from the Borrower to PFC on the Effective Date out of the proceeds of the Loans made to the Borrower on the Effective Date, which loan shall be evidenced by a note in the form of Exhibit G-1.

            "Plan" means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Borrower has any liability or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in
Section 3(5) of ERISA.

            "Plan of Reorganization" has the meaning assigned to such term in the preamble to this Agreement.

            "Prepayment Event" means (without duplication):

            (a) any sale, transfer or other disposition (including pursuant to a sale and leaseback transaction) of any property or asset of the Borrower or any Subsidiary, other than dispositions described in clauses (a), (b),
      (c) and (f) of Section 6.05; or

            (b) any casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, any property or asset of the Borrower or any Subsidiary, with a fair value immediately prior to such event equal to or greater than $1,000,000; or

            (c) the issuance by Holdings, the Borrower or any Subsidiary of any Equity Interests (other than Qualified Capital Stock issued by Holdings to the Permitted Investors) in a bona fide underwritten public offering at any time when (i) the Leverage Ratio, on a Pro Forma Basis, as of the end of the most recently ended period of four consecutive fiscal quarters for which financial statements are available is greater than or equal to 3.50 to 1.00 or (ii) a Default has occurred and is continuing; or

            (d) the incurrence by Holdings, the Borrower or any Subsidiary of any Indebtedness, other than Indebtedness permitted under Section 6.01 or permitted by the Required Lenders pursuant to Section 9.02.

            "Prime Rate" means the rate of interest per annum determined from time to time by the Administrative Agent as its prime rate in effect for dollars at its principal office in New York City; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

            "Pro Forma Basis" means for any event described in clause (a) or (b) below that occurs subsequent to the commencement of a period for which the financial effect of such event is being calculated, or whose financial effect is being determined prospectively, that such calculation shall give pro forma effect to such event as if it occurred on the first day of the four consecutive fiscal quarter period (the "Reference Period") for which such calculation is being made and that:

            (a) in making any determination of Consolidated EBITDA, pro forma effect shall be given to the Aurora Acquisition or any Permitted Acquisition, Disposition outside the ordinary course of business or discontinuation of operations, in each case that occurred during the Reference Period (or, in the case of any determination made pursuant to the definition of the term "Permitted Acquisition", clause (c) of the definition of the term "Prepayment Event", Section 2.20, Section 6.01(ix),
      Section 6.05(j) or Section 6.08(b)(iii), occurring during the Reference Period or thereafter and through and including the date upon which such event is expected to be consummated), and such pro forma effect shall include cost savings (net of continuing associated expenses but excluding non-recurring associated expenses) to the extent such cost savings either
      (i) would be permitted to be reflected in pro forma financial information complying with the requirements of Article 11 of Regulation S-X under the Securities Exchange Act of 1934, as amended, or (ii) have been realized or for which substantially all the steps necessary for realization have been taken or at the time of determination are reasonably expected to be taken within six months following the Aurora Acquisition or any such Permitted Acquisition, Disposition or discontinuation of operations, provided that
      (A) such cost savings shall be calculated on an annualized basis and will be set forth in a certificate signed by a Financial Officer and provided to the Administrative Agent stating (1) the amount of cost savings and the costs to achieve such cost savings, (2) information and calculations supporting in reasonable detail such estimated cost savings and the costs to achieve such cost savings, (3) that such cost savings are based on the reasonable good faith beliefs of the Financial Officer executing such certificate at the time of such execution and (4) that such cost savings and the plan or plans related thereto have been reviewed and approved by the board of directors of the Borrower and (B) such cost savings plus the non-recurring cash charges described in clause (a)(xi) of the definition of the term "Consolidated EBITDA" shall not constitute more than 5% of the Consolidated EBITDA for the applicable period determined after giving effect to the Aurora Acquisition or such Permitted Acquisition, Disposition or discontinuation of operations including cost savings described in clause (i) but not clause (ii) of this clause (a); and

            (b) in making any determination on a Pro Forma Basis, (i) all Indebtedness (including Indebtedness incurred or assumed and for which the financial effect is being calculated, whether incurred under this Agreement or otherwise) incurred or repaid during the Reference Period (or, in the case of any determination made pursuant to the definition of the term "Permitted Acquisition", clause (c) of the definition of the term "Prepayment Event", Section 2.20, Section 6.01(ix), Section 6.05(j) or
      Section 6.08(b)(iii), occurring during the Reference Period or thereafter and through and including the date upon which such event is expected to be consummated) shall be deemed to have been incurred or repaid at the beginning of such period and (ii) Consolidated Cash Interest Expense attributable to interest on any Indebtedness, for which pro forma effect is being given as provided in preceding clause (i), bearing floating interest rates shall be computed as if the rates that would have been in effect during the period for which pro forma effect is being given had been actually in effect during such periods.

            "Proposed Change" has the meaning set forth in Section 9.02.

            "Qualified Capital Stock" means any Equity Interests of any Person that does not by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable or exercisable) or upon the happening of any event (a) provide for scheduled payments of dividends in cash,
(b) become mandatorily redeemable (other than pursuant to customary provisions relating to redemption upon a change of control or sale of assets) pursuant to a sinking fund obligation or otherwise prior to the date that is 91 days after the Term Loan Maturity Date, (c) become convertible or exchangeable at the option of the holder thereof for Indebtedness or Equity Interests that are not Qualified Capital Stock, or (d) contain any maintenance covenants, other covenants adverse to the Lenders or remedies (other than voting rights and increases in dividends).

            "Register" has the meaning set forth in Section 9.04.

            "Related Parties" means, with respect to any specified Person, such Person's Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person's Affiliates.

            "Release" means any release, spill, emission, leaking, dumping, injection, pouring, deposit, disposal, discharge, dispersal, leaching or migration into or through the environment or within or upon any building, structure, facility or fixture.

            "Reorganization" has the meaning assigned to such term in the preamble to this Agreement.

            "Required Lenders" means, at any time, Lenders having Revolving Exposures, Term Loans, Loans in respect of Incremental Extensions of Credit, if any, and unused Commitments representing more than 50% of the sum of the total Revolving Exposures, outstanding Term Loans, outstanding Loans in respect of Incremental Extensions of Credit, if any, and unused Commitments at such time.

            "Requirement of Law" means, as to any Person, the certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or legally binding determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding such Person or any of its property or to which such Person or any of its property is subject.

            "Restricted Payment" means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests in Holdings, the Borrower or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancelation or termination of any Equity Interests in Holdings, the Borrower or any Subsidiary.

            "Retained Mandatory Prepayment Amount" has the meaning set forth in
Section 2.11.

            "Revolving Availability Period" means the period from and including the Effective Date to but excluding the earlier of the Revolving Maturity Date and the date of termination of all the Revolving Commitments.

            "Revolving Commitment" means, with respect to each Lender, the commitment, if any, of such Lender to make Revolving Loans and to acquire participations in Letters of Credit and Swingline Loans hereunder, expressed as an amount representing the maximum aggregate amount of such Lender's Revolving Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.08 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The initial amount of each Lender's Revolving Commitment is set forth on Schedule 2.01, or in the Assignment and Assumption pursuant to which such Lender shall have assumed its Revolving Commitment, as applicable. The initial aggregate amount of the Lenders' Revolving Commitments is $130,000,000, $65,000,000 aggregate amount of which shall expire on the Delayed Draw Expiration Date if the Aurora Effective Date has not occurred.

            "Revolving Exposure" means, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender's Revolving Loans and its LC Exposure and Swingline Exposure at such time.

            "Revolving Lender" means a Lender with a Revolving Commitment or, if the Revolving Commitments have terminated or expired, a Lender with Revolving Exposure.

            "Revolving Loan" means a Loan made pursuant to clause (b) of Section 2.01.

            "Revolving Maturity Date" means November 25, 2009.

            "S&P" means Standard & Poor's Ratings Group, Inc.

            "SEC" means the Securities and Exchange Commission or any Governmental Authority succeeding to any of its principal functions.

            "Security Documents" means the Collateral Agreement, the Mortgages and each other security agreement or other instrument or document executed and delivered pursuant to Section 5.12 or 5.13 to secure any of the Obligations.

            "Senior Leverage Ratio" means, on any date, the ratio of (a) Average Senior Debt as of such date to (b) Consolidated EBITDA for the period of four consecutive fiscal quarters of the Borrower ended on such date (or, if such date is not the last day of a fiscal quarter, ended on the last day of the fiscal quarter of the Borrower most recently ended prior to such date for which financial statements are available), provided that to the extent the Aurora Acquisition or any Permitted Acquisition, Disposition outside the ordinary course of business or discontinuation of operations has occurred during the relevant period of four consecutive fiscal quarters, such ratio shall be determined for such period on a Pro Forma Basis for such occurrences.

            "Senior Subordinated Debt Documents" means the Senior Subordinated Notes Indenture and all other instruments, agreements and other documents evidencing or governing the Senior Subordinated Notes or providing for any Guarantee or other right in respect thereof.

            "Senior Subordinated Notes" means (a) the Initial Senior Subordinated Notes and (b) the Additional Senior Subordinated Notes, if any.

            "Senior Subordinated Notes Indenture" means the Indenture dated as of November 25, 2003, among the Borrower, the Subsidiaries listed therein and Wilmington Trust Company, as trustee, in respect of (a) the Initial Senior Subordinated Notes and (b) to the extent they are issued pursuant to the aforementioned Indenture, the Additional Senior Subordinated Notes.

            "Sponsors" means JPMP, JWC and their respective Controlled
Affiliates.

            "Standby Letter of Credit" means any irrevocable standby letter of credit in support of certain obligations of the Borrower available against sight drafts and payable at sight, issued by an Issuing Bank pursuant to Section 2.05.

            "Standstill Period" means the period from and including the Effective Date to (a) if the Aurora Acquisition has been consummated, the date that is six months after the Aurora Effective Date and (b) if the Aurora Acquisition has not been consummated, the Delayed Draw Expiration Date.

            "Statutory Reserve Rate" means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the bank serving as the Administrative Agent is subject with respect to the Adjusted LIBO Rate, for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. Eurodollar Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The

Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

            "Subordinated Debt" means (a) the Initial Senior Subordinated Notes,
(b) Permitted Subordinated Indebtedness, (c) Junior Indebtedness and (d) the Additional Debt Securities.

            "Subordinated Debt Documents" means all instruments, agreements and other documents (including the Senior Subordinated Debt Documents) evidencing or governing the Subordinated Debt or providing for any Guarantee or other right in respect thereof.

            "subsidiary" means, with respect to any Person (the "parent") at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent's consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held.

            "Subsidiary" means any subsidiary of the Borrower.

            "Subsidiary Loan Party" means any wholly owned Subsidiary that is not a Foreign Subsidiary.

            "Supermajority Lenders" means, at any time, Lenders having Revolving Exposures, Term Loans, Loans in respect of Incremental Extensions of Credit, if any, and unused Commitments representing more than 66.67% of the sum of the total Revolving Exposures, outstanding Term Loans, outstanding Loans in respect of Incremental Extensions of Credit, if any, and unused Commitments at such time.

            "Swap Agreement" means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions, provided that
(a) no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Borrower or the Subsidiaries and (b) no commercial supply agreement relating to the purchase of commodities shall be a Swap Agreement.

            "Swingline Exposure" means, at any time, the aggregate principal amount of all Swingline Loans outstanding at such time. The Swingline Exposure of any Lender at any time shall be its Applicable Percentage of the total Swingline Exposure at such time.

            "Swingline Lender" means, as the context may require, Deutsche Bank Trust Company Americas and JPMorgan Chase Bank, each in its capacity as lender of Swingline Loans hereunder.

            "Swingline Loan" means a Loan made pursuant to Section 2.04.

            "Syndication Agent" means General Electric Capital Corporation.

            "Taxes" means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.

            "Term Loan" means an Initial Term Loan or a Delayed Draw Term Loan. Notwithstanding anything to the contrary herein, upon the initial borrowing of the Delayed Draw Term Loans pursuant to Section 2.01(a)(ii), the Initial Term Loans and the Delayed Draw Term Loans shall constitute the same Term Loans.

            "Term Loan Commitment" means an Initial Term Loan Commitment or a Delayed Draw Term Loan Commitment.

            "Term Loan Lender" means a Lender with a Term Loan Commitment or an outstanding Term Loan.

            "Term Loan Maturity Date" means November 25, 2010.

            "Total Indebtedness" means, as of any date, the sum of (a) the aggregate principal amount of Indebtedness of Holdings, the Borrower and the Subsidiaries outstanding as of such date, in the amount that would be reflected on a balance sheet prepared as of such date on a consolidated basis in accordance with GAAP, plus (b) the aggregate principal amount of Indebtedness of Holdings, the Borrower and the Subsidiaries outstanding as of such date that is not required to be reflected on a balance sheet in accordance with GAAP, determined on a consolidated basis, provided that, for purposes of clause (b) above, the term "Indebtedness" shall not include contingent obligations of Holdings, the Borrower or any Subsidiary as an account party in respect of any letter of credit or letter of guaranty unless such letter of credit or letter of guaranty supports an obligation that constitutes Indebtedness.

            "Trade Letter of Credit" means any irrevocable trade letter of credit available against sight drafts and payable at sight, issued by an Issuing Bank pursuant to Section 2.05.

            "Transaction Costs" means fees and expenses payable or otherwise borne by Holdings, the Borrower and the Subsidiaries in connection with the Transactions occurring on or about the Effective Date.

            "Transactions" means the Pinnacle Acquisition and the Financing Transactions.

            "Type", when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate or the Alternate Base Rate.

            "Withdrawal Liability" means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

            SECTION 1.02. Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a "Revolving Loan") or by Type (e.g., a "Eurodollar Loan") or by Class and Type (e.g., a "Eurodollar Revolving Loan"). Borrowings also may be classified and referred to by Class (e.g., a "Revolving Borrowing") or by Type (e.g., a "Eurodollar Borrowing") or by Class and Type (e.g., a "Eurodollar Revolving Borrowing").

            SECTION 1.03. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person's successors and assigns, (c) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, (e) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights and (f) without limiting its generality, the phrase "general corporate purposes" shall be construed to include Permitted Acquisitions.

            SECTION 1.04. Accounting Terms; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time, provided that, if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.

            SECTION 1.05. Interpretation. On or after to the Aurora Effective Date (including for purposes of determining satisfaction of the conditions set forth in Section 4.02), as used in this Agreement, all references to (a) "Holdings and its subsidiaries" or to "Holdings, the Borrower or the Subsidiaries" shall be to Holdings and its subsidiaries after giving effect to the Aurora Acquisition and (b) Loan Parties shall be to Holdings, the Borrower, the Subsidiary Guarantors and Aurora and its subsidiaries that shall become Loan Parties after giving effect to the Aurora Acquisition.

                                   ARTICLE II

                                   The Credits

            SECTION 2.01. Commitments. Subject to the terms and conditions set forth herein, each Lender agrees (a)(i) to make an Initial Term Loan to the Borrower on the Effective Date in a principal amount not exceeding its Initial Term Loan Commitment and (ii) to make a Delayed Draw Term Loan to the Borrower on the Aurora Effective Date in a principal amount not exceeding its Delayed Draw Term Loan Commitment, (b) to make Revolving Loans to the Borrower from time to time during the Revolving Availability Period in an aggregate principal amount that will not result in such Lender's Revolving Exposure exceeding such Lender's Revolving Commitment, provided that (i) the aggregate amount of Revolving Loans made on the Effective Date may not exceed $25,000,000, (ii) the aggregate principal amount of Revolving Loans outstanding prior to the Aurora Effective Date may not exceed the amount that would result in the aggregate amount of the Lenders' Revolving Exposures being equal to $65,000,000 and (iii) the aggregate amount of Revolving Loans made on the Aurora Effective Date in connection with the Aurora Acquisition may not exceed the sum of (A) subject to
Section 2.20, $7,500,000 (net of cash on hand of Aurora and its subsidiaries) (provided that the aggregate principal amount of such Revolving Loans may be increased, up to $32,500,000 (net of cash on hand of Aurora and its subsidiaries), by the amount by which the aggregate principal amount of Incremental Extensions of Credit incurred on the Aurora Effective Date as contemplated by Section 2.20 is less than $25,000,000) plus (B) an amount (not to exceed $15,000,000) equal to the amount of working capital purchase price adjustments as set forth in the Aurora Acquisition Agreement (it being agreed that any such Revolving Loans are in addition to the Revolving Loans that the Borrower is otherwise permitted to borrow on or prior to the Aurora Effective Date in accordance with the preceding clause (ii)); provided further that any increase in the aggregate principal amount of the Additional Aurora Securities above $200,000,000 shall reduce, on a dollar-for-dollar basis, the amount of Revolving Loans that may be made on the Aurora Effective Date. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Revolving Loans. Amounts repaid in respect of Term Loans may not be reborrowed.

            SECTION 2.02. Loans and Borrowings. (a) Each Loan (other than a Swingline Loan) shall be made as part of a Borrowing consisting of Loans of the same Class and Type made by the Lenders ratably in accordance with their respective Commitments of the applicable Class. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder, provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender's failure to make Loans as required.

            (a) Subject to Section 2.14, each Revolving Borrowing and Term Borrowing shall be comprised entirely of ABR Loans or Eurodollar Loans as the Borrower may request in accordance herewith. Each Swingline Loan shall be an ABR Loan. Each Lender at its option may make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan, provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement.

            (b) At the commencement of each Interest Period for any Eurodollar Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $500,000 and not less than $2,000,000. At the time that each ABR Revolving Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of $500,000 and not less than $1,000,000. Each Swingline Loan shall be in an amount that is an integral multiple of $100,000 and not less than $250,000. Borrowings of more than one Type and Class may be outstanding at the same time, provided that there shall not at any time be more than a total of fifteen Eurodollar Borrowings outstanding. Notwithstanding anything to the contrary in this Section 2.02(c), an ABR Revolving Borrowing or Swingline Loan may be in an aggregate amount that is (i) equal to the entire unused balance of the total Revolving Commitments or (ii) required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.05(e).

            (c) Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Revolving Maturity Date or Term Loan Maturity Date, as applicable.

            SECTION 2.03. Requests for Borrowings. To request a Revolving Borrowing or Term Borrowing, the Borrower shall notify the Administrative Agent of such request by telephone (a) in the case of a Eurodollar Borrowing, not later than 12:00 noon, New York City time, three Business Days before the date of the proposed Borrowing or (b) in the case of an ABR Borrowing, not later than 12:00 noon, New York City time, one Business Day before the date of the proposed Borrowing, provided that any such notice of an ABR Revolving Borrowing to finance the reimbursement of an LC Disbursement as contemplated by Section 2.05(e) may be given not later than 10:00 a.m., New York City time, on the date of the proposed Borrowing. Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Borrowing Request signed by the Borrower. Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.02:

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                                                                              39

            (i) whether the requested Borrowing is to be a Revolving Borrowing or Term Borrowing;

            (ii) the aggregate amount of such Borrowing;

            (iii) the date of such Borrowing, which shall be a Business Day;

            (iv) whether such Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing;

            (v) in the case of a Eurodollar Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term "Interest Period"; and

            (vi) the location and number of the Borrower's account to which funds are to be disbursed, which shall comply with the requirements of
      Section 2.06.

If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested Eurodollar Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month's duration. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender's Loan to be made as part of the requested Borrowing.

            SECTION 2.04. Swingline Loans. (a) Subject to the terms and conditions set forth herein, each Swingline Lender agrees to make Swingline Loans to the Borrower from time to time during the Revolving Availability Period, in an aggregate principal amount at any time outstanding that will not result in (i) the aggregate principal amount of outstanding Swingline Loans exceeding (x) prior to the Aurora Effective Date, $20,000,000 and (y) on or after the Aurora Effective Date, $60,000,000, (ii) prior to the Aurora Effective Date, the aggregate amount of the Lenders' Revolving Exposures exceeding $65,000,000 or (iii) the aggregate amount of the Lenders' Revolving Exposures exceeding the aggregate amount of the Lenders' Revolving Commitments, provided that the Swingline Lenders shall not be required to make a Swingline Loan to refinance an outstanding Swingline Loan. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Swingline Loans.

            (b) To request a Swingline Loan, the Borrower shall notify the Administrative Agent of such request by telephone (confirmed by telecopy), not later than 3:00 p.m., New York City time, on the day of a proposed Swingline Loan. Each such notice shall be irrevocable and shall specify the requested date (which shall be a Business Day), amount of the requested Swingline Loan and the wire transfer instructions for the account of the Borrower to which the proceeds of the Swingline Loan are to be disbursed. The Administrative Agent will promptly advise the Swingline Lenders of any such notice received from the Borrower. The Swingline Lenders shall make each Swingline Loan available to the Borrower by means of a credit to the account of the

Borrower specified in the notice (or, in the case of a Swingline Loan made to finance the reimbursement of an LC Disbursement as provided in Section 2.05(e), by remittance to the applicable Issuing Bank) by 3:00 p.m., New York City time, on the requested date of such Swingline Loan.

            (c) The applicable Swingline Lender may by written notice given to the Administrative Agent not later than 12:00 noon, New York City time, on any Business Day require the Revolving Lenders to acquire participations on such Business Day in all or a portion of the Swingline Loans outstanding. Such notice shall specify the aggregate amount of Swingline Loans in which Revolving Lenders will participate. Promptly upon receipt of such notice, the Administrative Agent will give notice thereof to each Revolving Lender, specifying in such notice such Lender's Applicable Percentage of such Swingline Loan or Loans. Each Revolving Lender hereby absolutely and unconditionally agrees, upon receipt of notice as provided above, to pay to the Administrative Agent, for the account of the applicable Swingline Lender, such Lender's Applicable Percentage of such Swingline Loan or Loans. Each Revolving Lender acknowledges and agrees that its obligation to acquire participations in Swingline Loans pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Revolving Lender shall comply with its obligation under this paragraph by wire transfer of immediately available funds, in the same manner as provided in
Section 2.06 with respect to Loans made by such Lender (and Section 2.06 shall apply, mutatis mutandis, to the payment obligations of the Revolving Lenders), and the Administrative Agent shall promptly pay to the applicable Swingline Lender the amounts so received by it from the Revolving Lenders. The Administrative Agent shall notify the Borrower of any participations in any Swingline Loan acquired pursuant to this paragraph, and thereafter payments in respect of such Swingline Loan shall be made to the Administrative Agent and not to the applicable Swingline Lender. Any amounts received by the applicable Swingline Lender from the Borrower (or other party on behalf of the Borrower) in respect of a Swingline Loan after receipt by such Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Administrative Agent; any such amounts received by the Administrative Agent shall be promptly remitted by the Administrative Agent to the Revolving Lenders that shall have made their payments pursuant to this paragraph and to the applicable Swingline Lender, as their interests may appear, provided that any such payment so remitted shall be repaid to the applicable Swingline Lender or to the Administrative Agent, as applicable, if and to the extent such payment is required to be refunded to the Borrower for any reason. The purchase of participations in a Swingline Loan pursuant to this paragraph shall not relieve the Borrower of any default in the payment thereof.

            SECTION 2.05. Letters of Credit. (a) General. Upon satisfaction of the conditions specified in Section 4.01 on the Effective Date, each Existing Pinnacle Letter of Credit will, automatically without any action on the part of any Person, be deemed to be a Letter of Credit issued hereunder for all purposes of this Agreement and the other Loan Documents. Upon satisfaction of the conditions specified in Section 4.02 on the

Aurora Effective Date, each Existing Aurora Letter of Credit will, automatically without any action on the part of any Person, be deemed to be a Letter of Credit issued hereunder for all purposes of this Agreement and the other Loan Documents. In addition, subject to the terms and conditions set forth herein, the Borrower may request the issuance of Letters of Credit for its own account or the account of any Subsidiary Loan Party, at any time and from time to time on and after the Effective Date and prior to the date which is 30 days prior to the Revolving Maturity Date. Each Letter of Credit shall be denominated in dollars and shall be payable at sight. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Borrower to, or entered into by the Borrower with, any Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control.

            (b) Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions. To request the issuance of a Letter of Credit, the Borrower shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the applicable Issuing Bank) to the applicable Issuing Bank (which may be any Issuing Bank selected by the Borrower if there is more than one Issuing Bank, except that (i) the Issuing Bank in respect of Existing Pinnacle Letters of Credit shall not be required to issue additional Letters of Credit or renew or extend an Existing Pinnacle Letter of Credit unless agreed by it and (ii) the Issuing Bank in respect of Existing Aurora Letters of Credit shall not be required to issue additional Letters of Credit or renew or extend an Existing Aurora Letter of Credit unless agreed by it) and the Administrative Agent (reasonably in advance of the requested date of issuance which shall be a Business Day) a Letter of Credit Request requesting the issuance of a Letter of Credit. If requested by the applicable Issuing Bank, the Borrower also shall submit a letter of credit application on such Issuing Bank's standard form in connection with any request for the issuance of a Letter of Credit. To request the amendment, renewal or extension of an outstanding Letter of Credit, the Borrower shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the applicable Issuing Bank) to the applicable Issuing Bank a request to amend, renew or extend such Letter of Credit, identifying the Letter of Credit to be amended, renewed or extended with the applicable Letter of Credit number, and specifying the date of amendment, renewal or extension (which shall be a Business Day) and such other information as shall be necessary to amend, renew or extend such Letter of Credit. A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit the Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension (i) the LC Exposure shall not exceed (x) prior to the Aurora Effective Date, $20,000,000 and (y) on or after the Aurora Effective Date, $40,000,000, (ii) prior to the Aurora Effective Date, the aggregate amount of the Lenders' Revolving Exposures shall not exceed $65,000,000 or (iii) the aggregate amount of the Lenders' Revolving Exposures shall not exceed the aggregate amount of the Lenders' Revolving Commitments. Promptly after the issuance or amendment of a Standby Letter of Credit, the applicable Issuing Bank shall notify the Administrative Agent and the Borrower, in writing, of such issuance or amendment and such notice shall be accompanied by a copy of such issuance or amendment. Promptly upon receipt of such notice, the Administrative Agent shall notify each Revolving Lender, in writing, of such issuance or amendment and if so requested by a Revolving Lender, the Administrative Agent shall provide such Revolving Lender with copies of such issuance or amendment. With respect to Trade Letters of Credit, the applicable Issuing Bank shall provide the Administrative Agent on the first Business Day of each week by facsimile with a report detailing the aggregate daily outstandings for such Issuing Bank for the previous week.

            (c) Expiration Date. Each Standby Letter of Credit shall expire at or prior to the close of business on the earlier of (i) the date one year after the date of the issuance of such Standby Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension) and
(ii) the date that is five Business Days prior to the Revolving Maturity Date, provided that any Standby Letter of Credit may contain customary automatic renewal provisions agreed upon by the Borrower and the applicable Issuing Bank pursuant to which the expiration date is automatically extended by a specific time period (but not to a date later than the date set forth in clause (ii) above) unless the applicable Issuing Bank gives notice to the beneficiary of such Standby Letter of Credit prior to the expiration date of such Standby Letter of Credit. Each Trade Letter of Credit shall expire at or prior to the close of business on the earlier of (i) 180 days after the date of the issuance of such Trade Letter of Credit and (ii) the date that is 30 days prior to the Revolving Maturity Date.

            (d) Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the applicable Issuing Bank or the Lenders, the applicable Issuing Bank hereby grants to each Revolving Lender, and each Revolving Lender hereby acquires from such Issuing Bank, a participation in such Letter of Credit equal to such Lender's Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Revolving Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the applicable Issuing Bank, such Lender's Applicable Percentage of each LC Disbursement made by such Issuing Bank and not reimbursed by the Borrower on the date due as provided in paragraph (e) of this Section, or of any reimbursement payment required to be refunded to the Borrower for any reason. Each Revolving Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

            (e) Reimbursement. If an Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, the Borrower shall reimburse such LC Disbursement by paying to the Administrative Agent an amount equal to such LC Disbursement not later than 3:00 p.m., New York City time, on the date that such LC Disbursement is made, if the Borrower shall have received notice of such LC Disbursement prior to 10:00 a.m., New York City time, on such date, or, if such notice has not been received by the

Borrower prior to such time on such date, then not later than 3:00 p.m., New York City time, on (i) the Business Day that the Borrower receives such notice, if such notice is received prior to 10:00 a.m., New York City time, on the day of receipt, or (ii) the Business Day immediately following the day that the Borrower receives such notice, if such notice is not received prior to such time on the day of receipt, provided that, the Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with Section
2.03 or 2.04 that such payment be financed with an ABR Revolving Borrowing or Swingline Loan in an equivalent amount and, to the extent so financed, the Borrower's obligation to make such payment shall be discharged and replaced by the resulting ABR Revolving Borrowing or Swingline Loan. If the Borrower fails to make such payment when due, the Administrative Agent shall notify each Revolving Lender of the applicable LC Disbursement, the payment then due from the Borrower in respect thereof and such Lender's Applicable Percentage thereof. Promptly following receipt of such notice, each Revolving Lender shall pay to the Administrative Agent its Applicable Percentage of the payment then due from the Borrower, in the same manner as provided in Section 2.06 with respect to Loans made by such Lender (and Section 2.06 shall apply, mutatis mutandis, to the payment obligations of the Revolving Lenders), and the Administrative Agent shall promptly pay to the applicable Issuing Bank the amounts so received by it from the Revolving Lenders. Promptly following receipt by the Administrative Agent of any payment from the Borrower pursuant to this paragraph, the Administrative Agent shall distribute such payment to the applicable Issuing Bank or, to the extent that Revolving Lenders have made payments pursuant to this paragraph to reimburse such applicable Issuing Bank, then to such Lenders and the applicable Issuing Bank as their interests may appear. Any payment made by a Revolving Lender pursuant to this paragraph to reimburse the applicable Issuing Bank for any LC Disbursement (other than the funding of ABR Revolving Loans or a Swingline Loan as contemplated above) shall not constitute a Loan and shall not relieve the Borrower of its obligation to reimburse such LC Disbursement.

            (f) Obligations Absolute. The Borrower's obligation to reimburse LC Disbursements as provided in paragraph (e) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by an Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrower's obligations hereunder. Neither the Administrative Agent, the Lenders nor any Issuing Bank, nor any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of any Issuing Bank, provided that the foregoing shall not be construed to excuse the applicable Issuing Bank from liability to the Borrower to the extent of any direct damages (as opposed to consequential or punitive damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by such Issuing Bank's failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or wilful misconduct on the part of an Issuing Bank (as finally determined by a court of competent jurisdiction), such Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, the applicable Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

            (g) Disbursement Procedures. An Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. The applicable Issuing Bank shall promptly notify the Administrative Agent and the Borrower by telephone (confirmed by telecopy) of such demand for payment and whether such Issuing Bank has made or will make an LC Disbursement thereunder, provided that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse the applicable Issuing Bank and the Revolving Lenders with respect to any such LC Disbursement in accordance with Section 2.05(e).

            (h) Interim Interest. If an Issuing Bank shall make any LC Disbursement, then, unless the Borrower shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Borrower reimburses such LC Disbursement, at the rate per annum then applicable to ABR Revolving Loans, provided that, if the Borrower fails to reimburse such LC Disbursement when due pursuant to paragraph (e) of this Section, then Section 2.13(c) shall apply. Interest accrued pursuant to this paragraph shall be for the account of the applicable Issuing Bank, except that interest accrued on and after the date of payment by any Revolving Lender pursuant to paragraph (e) of this Section to reimburse such Issuing Bank shall be for the account of such Lender to the extent of such payment.

            (i) Issuing Banks. Any Issuing Bank may be terminated, and any existing Revolving Lender may become an Issuing Bank, in each case at any time by written agreement among the Borrower, the Administrative Agent and the terminated Issuing Bank or additional Issuing Bank (as applicable). The Administrative Agent shall notify the Lenders of any such additional Issuing Bank. At the time any such termination shall become effective, the Borrower shall pay all unpaid fees accrued for the account of the terminated Issuing Bank pursuant to Section 2.12(b). From and after the effective date of any such addition of an Issuing Bank, the additional Issuing Bank shall have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it. After the termination of an Issuing Bank hereunder, the terminated Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such termination, but shall not be required to issue additional Letters of Credit.

            (j) Cash Collateralization. If any Event of Default shall occur and be continuing, on the Business Day that the Borrower receives notice from the Administrative Agent or the Required Lenders (or, if the maturity of the Loans has been accelerated, Revolving Lenders with LC Exposures representing greater than 50% of the total LC Exposures) demanding the deposit of cash collateral pursuant to this paragraph, the Borrower shall deposit in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Lenders, an amount in cash equal to the LC Exposures as of such date plus any accrued and unpaid interest thereon, provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the Borrower described in clause (h) or (i) of Article VII. The Borrower also shall deposit cash collateral pursuant to this paragraph as and to the extent required by Section 2.11(b). Each such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the obligations of the Borrower under this Agreement. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Administrative Agent and at the Borrower's risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Administrative Agent to reimburse the applicable Issuing Bank for LC Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrower for the LC Exposures at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of Revolving Lenders with LC Exposures representing greater than 50% of the total LC Exposures), be applied to satisfy other obligations of the Borrower under this Agreement. If the Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount, together with interest or profits (in each case, to the extent not applied as aforesaid), shall be returned to the Borrower within three Business Days after all Events of Default have been cured or waived.

            SECTION 2.06. Funding of Borrowings. (a) Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 12:00 noon, New York City time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders, provided that Swingline Loans shall be made as provided in Section 2.04. The Administrative Agent will make such Loans available to the Borrower by promptly crediting the amounts so received, in like funds, to an account of the Borrower designated by the Borrower in the applicable Borrowing Request, provided that ABR Revolving Loans and Swingline Loans made to finance the reimbursement of an LC Disbursement as provided in Section 2.05(e) shall be remitted by the Administrative Agent to the applicable Issuing Bank.

            (a) Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender's share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at
(i) in the case of such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of the Borrower, the interest rate applicable to ABR Loans. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender's Loan included in such Borrowing as of the date of such Borrowing.

            SECTION 2.07. Interest Elections. (a) Each Revolving Borrowing and Term Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurodollar Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Eurodollar Borrowing, may elect Interest Periods therefor, all as provided in this Section, provided that (i) the Eurodollar Borrowings made on the Effective Date shall have an Interest Period of one month's duration and (ii) the Eurodollar Borrowings made on the Aurora Effective Date shall have Interest Periods that are coterminous with the then-outstanding Eurodollar Borrowings of the same Class in amounts that are proportionate to then-outstanding Eurodollar Borrowings. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing. This Section shall not apply to Swingline Borrowings, which may not be converted or continued.

            (b) To make an election pursuant to this Section, the Borrower shall notify the Administrative Agent of such election by telephone by the time that a Borrowing Request would be required under Section 2.03 if the Borrower were requesting a Revolving Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Interest Election Request signed by the Borrower.

            (c) Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02 and paragraph
(e) of this Section:

            (i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

            (ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

            (iii) whether the resulting Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing; and

            (iv) if the resulting Borrowing is a Eurodollar Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term "Interest Period".

If any such Interest Election Request requests a Eurodollar Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month's duration.

            (d) Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender's portion of each resulting Borrowing.

            (e) If the Borrower fails to deliver a timely Interest Election Request with respect to a Eurodollar Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Borrower, then, so long as an Event of Default is continuing (i) no outstanding Borrowing may be converted to or continued as a Eurodollar Borrowing and (ii) unless repaid, each Eurodollar Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.

            SECTION 2.08. Termination and Reduction of Commitments. (a) Unless previously terminated, (i) the Initial Term Loan Commitments shall terminate at 5:00 p.m., New York City time, on the Effective Date, (ii) the Delayed Draw Term Loan Commitments shall terminate at 5:00 p.m., New York City time, on the earlier of the Aurora Effective Date and the Delayed Draw Expiration Date and
(iii) the Revolving Commitments shall terminate on the Revolving Maturity Date, provided that if the

Aurora Effective Date shall not have occurred, Revolving Commitments in an aggregate amount of $65,000,000 shall expire on the Delayed Draw Expiration Date.

            (b) The Borrower may at any time terminate, or from time to time reduce, the Commitments of any Class, provided that (i) each reduction of the Commitments of any Class shall be in an amount that is an integral multiple of $1,000,000 and not less than $1,000,000 and (ii) the Borrower shall not terminate or reduce the Revolving Commitments if, after giving effect to any concurrent prepayment of the Revolving Loans in accordance with Section 2.11, the aggregate amount of the Lenders' Revolving Exposures would exceed the aggregate amount of the Lenders' Revolving Commitments.

            (c) The Borrower shall notify the Administrative Agent of any election to terminate or reduce the Commitments under paragraph (b) of this Section at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Borrower pursuant to this Section shall be irrevocable, provided that a notice of termination of the Revolving Commitments delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other borrowings or the completion of the sale or issuance of Equity Interests of Holdings or the sale of assets of the Borrower (to the extent permitted by Article VI), in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of the Commitments of any Class shall be permanent. Each reduction of the Commitments of any Class shall be made ratably among the Lenders in accordance with their respective Commitments of such Class.

            SECTION 2.09. Repayment of Loans; Evidence of Debt. (a) The Borrower hereby unconditionally promises to pay (i) to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Revolving Loan of such Lender on the Revolving Maturity Date, (ii) to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Term Loan of such Lender as provided in Section 2.10 and (iii) to each Swingline Lender the then unpaid principal amount of each Swingline Loan made by such Swingline Lender on the earlier of the Revolving Maturity Date and the first date after such Swingline Loan is made that is the 15th or last day of a calendar month and is at least two Business Days after such Swingline Loan is made, provided that on each date that a Revolving Borrowing is made, the Borrower shall repay all Swingline Loans that were outstanding on the date such Borrowing was requested.

            (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

            (c) The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Class and Type thereof and the

Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender's share thereof.

            (d) The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein, provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement.

            (e) Any Lender may request that Loans of any Class made by it be evidenced by a promissory note. In such event, the Borrower shall prepare, execute and deliver to such Lender a promissory note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Administrative Agent and the Borrower. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 9.04) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

            SECTION 2.10. Amortization of Term Loans. (a) Subject to adjustment pursuant to paragraph (c) of this Section, the Borrower shall repay Term Borrowings on each date set forth below in the aggregate principal amount equal to the product of (i) the percentage set forth below opposite such date and (ii) the sum of (A) the aggregate principal amount of the Initial Term Loans made on the Effective Date and (B) if the Aurora Effective Date shall occur, the aggregate principal amount of Delayed Draw Term Loans made on the Aurora Effective Date:

       Date                                   Amount
------------------                            ------
June 30, 2004                                   0.25%
September 30, 2004                              0.25%
December 31, 2004                               0.25%
March 31, 2005                                  0.25%
June 30, 2005                                   0.25%
September 30, 2005                              0.25%
December 31, 2005                               0.25%
March 31, 2006                                  0.25%
June 30, 2006                                   0.25%
September 30, 2006                              0.25%
December 31, 2006                               0.25%
March 31, 2007                                  0.25%
June 30, 2007                                   0.25%
September 30, 2007                              0.25%
December 31, 2007                               0.25%

       Date                                   Amount
------------------                            ------
March 31, 2008                                  0.25%
June 30, 2008                                   0.25%
September 30, 2008                              0.25%
December 31, 2008                               0.25%
March 31, 2009                                  0.25%
June 30, 2009                                   0.25%
September 30, 2009                              0.25%
December 31, 2009                               0.25%
March 31, 2010                                 23.50%
June 30, 2010                                  23.50%
September 30, 2010                             23.50%
November 25, 2010                              23.75%

            (b) To the extent not previously paid, all Term Loans shall be due and payable on the Term Loan Maturity Date.

            (c) Any prepayment of a Term Borrowing shall be applied (i) in the case of prepayments made pursuant to Section 2.11(a), to reduce the remaining subsequent scheduled repayments of the Term Borrowings pursuant to this Section as directed by the Borrower and (ii) in the case of prepayments made pursuant to
Section 2.11(c) or Section 2.11(d), to reduce the subsequent scheduled repayments of the Term Borrowings to be made pursuant to this Section ratably.

            (d) Prior to any repayment of any Term Borrowings hereunder, the Borrower shall select the Borrowing or Borrowings to be repaid and shall notify the Administrative Agent by telephone (confirmed by telecopy) of such selection not later than 11:00 a.m., New York City time, (i) three Business Days before the scheduled date of such repayment in the case of Eurodollar Borrowings or
(ii) one Business Day before the scheduled date of repayment in the case of ABR Borrowings. Each repayment of a Borrowing shall be applied ratably to the Loans included in the repaid Borrowing. Repayments of Term Borrowings shall be accompanied by accrued interest on the amount repaid.

            SECTION 2.11. Prepayment of Loans. (a) The Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, subject to the requirements of this Section.

            (b) In the event and on such occasion that the aggregate amount of the Lenders' Revolving Exposures exceeds the aggregate amount of the Lenders' Revolving Commitments, the Borrower shall prepay Revolving Borrowings or Swingline Borrowings (or, if no such Borrowings are outstanding, deposit cash collateral in an account with the Administrative Agent pursuant to Section 2.05(j)) in an aggregate amount equal to such excess.

            (c) In the event and on each occasion that any Net Proceeds are received by or on behalf of Holdings, the Borrower or any Subsidiary in respect of any

Prepayment Event, the Borrower shall, within three Business Days after such Net Proceeds are received, prepay Term Borrowings in an aggregate amount equal to (x) in the case of a prepayment event described in clause (c) of the definition of the term "Prepayment Event", 50% of such Net Proceeds and (y) in the case of all other Prepayment Events, 100% of such Net Proceeds, provided that, in the case of any event described in clauses (a) or (b) of the definition of the term "Prepayment Event", if the Borrower shall deliver to the Administrative Agent a certificate of a Financial Officer to the effect that the Borrower and the Subsidiaries intend to apply the Net Proceeds from such event (or a portion thereof specified in such certificate), within 360 days after receipt of such Net Proceeds, to acquire real property, equipment, other tangible assets (excluding inventory) or intellectual property to be used in the business of the Borrower and the Subsidiaries, and certifying that no Default has occurred and is continuing, then no prepayment shall be required pursuant to this paragraph in respect of the Net Proceeds in respect of such event (or the portion of such Net Proceeds specified in such certificate, if applicable) except to the extent of any such Net Proceeds therefrom that have not been so applied by the end of such 360-day period, at which time a prepayment shall be required in an amount equal to such Net Proceeds that have not been so applied.

            (d) Following the end of each fiscal year of the Borrower, commencing with the fiscal year ending July 31, 2004 (or, if prior to the date on which financial statements are delivered pursuant to Section 5.01 for such period, the Borrower delivers a certificate of a Financial Officer stating that Holdings and the Borrower intend to change their and the Subsidiaries' fiscal year end for fiscal reporting purposes to December 31, then commencing with the fiscal year ending December 31, 2004), the Borrower shall prepay Term Borrowings in an aggregate amount equal to (i) the excess of (A) 75% of Excess Cash Flow over (B) prepayments of Term Loans under Section 2.11(a) during such fiscal year, for any fiscal year for which the Leverage Ratio at the end of such fiscal year is greater than or equal to 4.00 to 1.00, (ii) the excess of (A) 50% of Excess Cash Flow over (B) prepayments of Term Loans under Section 2.11(a) during such fiscal year, for any fiscal year for which the Leverage Ratio at the end of such fiscal year is less than 4.00 to 1.00 and greater than or equal to 2.50 to
1.00 and (iii) 0% of Excess Cash Flow for any fiscal year for which the Leverage Ratio at the end of such fiscal year is less than 2.50 to 1.00. Each prepayment pursuant to this paragraph shall be made on or before the date that is five days after the date on which financial statements are delivered pursuant to Section
5.01 with respect to the fiscal year for which Excess Cash Flow is being calculated (and in any event within 95 days after the end of such fiscal year).

            (e) Prior to any optional or mandatory prepayment of Borrowings hereunder, the Borrower shall select the Borrowing or Borrowings to be prepaid and shall specify such selection in the notice of such prepayment pursuant to paragraph (f) of this Section. In the event of any prepayment of Term Borrowings pursuant to Section 2.11(c) or 2.11(d), any Term Loan Lender may elect, by notice to the Administrative Agent by telephone (confirmed by telecopy) at least one Business Day prior to the prepayment date not to have such prepayment applied to such Lender's Term Loans, in which case (i) so long as Revolving Borrowings are outstanding, the aggregate amount of the prepayment not so applied to prepay the Term Loans shall be applied to prepay Revolving Borrowings (without a concurrent reduction of the Revolving Commitments) and

(ii) once all Revolving Borrowings have been paid in full, the amount not so applied (the "Retained Mandatory Prepayment Amount") shall be retained by the Borrower and used for general corporate purposes.

            (f) The Borrower shall notify the Administrative Agent (and, in the case of prepayment of a Swingline Loan, the applicable Swingline Lender) by telephone (confirmed by telecopy) of any prepayment hereunder (i) in the case of prepayment of a Eurodollar Borrowing, not later than 11:00 a.m., New York City time, three Business Days before the date of prepayment, (ii) in the case of prepayment of an ABR Borrowing, not later than 11:00 a.m., New York City time, one Business Day before the date of prepayment or (iii) in the case of prepayment of a Swingline Loan, not later than 12:00 noon, New York City time, on the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date, the principal amount of each Borrowing or portion thereof to be prepaid and, in the case of a mandatory prepayment, a reasonably detailed calculation of the amount of such prepayment, provided that, if a notice of optional prepayment is given in connection with a conditional notice of termination of the Revolving Commitments as contemplated by Section 2.08, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.08. Promptly following receipt of any such notice (other than a notice relating solely to Swingline Loans), the Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of an advance of a Borrowing of the same Type as provided in Section 2.02, except as necessary to apply fully the required amount of a mandatory prepayment. Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.13.

            SECTION 2.12. Fees. (a) The Borrower agrees to pay to the Administrative Agent for the account of each Revolving Lender a commitment fee, which shall accrue at a rate equal to 0.50% per annum on the average daily unused amount of each Revolving Commitment of such Lender during the period from and including the Effective Date to but excluding the date on which the Revolving Commitments terminate. Accrued commitment fees shall be payable in arrears on the last Business Day of each March, June, September and December and on the date on which such Commitments terminate, commencing on the first such date to occur after the date hereof. All commitment fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day). For purposes of computing commitment fees with respect to Revolving Commitments, a Revolving Commitment of a Lender shall be deemed to be used to the extent of the outstanding Revolving Loans and LC Exposure of such Lender (and the Swingline Exposure of such Lender shall be disregarded for such purpose).

            (b) The Borrower agrees to pay to the Administrative Agent for the account of each Term Loan Lender a commitment fee, which shall accrue at a rate equal to 1.25% per annum, on the average daily unused amount of the Delayed Draw Term Loan Commitment of such Term Loan Lender during the period from and including the Effective Date to but excluding the earlier of the Aurora Effective Date and the Delayed

Draw Expiration Date, payable quarterly in arrears on the last Business Day of each March, June, September and December and on the date on which such Delayed Draw Term Loan Commitments terminate, commencing on the first such date to occur after the date hereof.

            (c) The Borrower agrees to pay (i) to the Administrative Agent for the account of each Revolving Lender a participation fee with respect to its participations in Letters of Credit, which shall accrue at the same Applicable Rate used to determine the interest rate applicable to Eurodollar Revolving Loans on the actual daily amount of such Lender's LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date on which such Lender's Revolving Commitment terminates and the date on which such Lender ceases to have any LC Exposure, and (ii) to the applicable Issuing Bank a fronting fee, which shall accrue at the rate of 0.25% per annum on the actual daily amount of the LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date of termination of the Revolving Commitments and the date on which there ceases to be any LC Exposure, as well as the applicable Issuing Bank's standard fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder. Participation fees and fronting fees shall be payable in arrears on the last Business Day of each March, June, September and December, commencing on the first such date to occur after the Effective Date, provided that all such fees shall be payable on the date on which the Revolving Commitments terminate and any such fees accruing after the date on which the Revolving Commitments terminate shall be payable on demand. Any other fees payable to any Issuing Bank pursuant to this paragraph shall be payable within 10 days after demand. All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

            (d) The Borrower agrees to pay to the Agents, for their respective accounts, fees payable in the amounts and at the times separately agreed upon among the Borrower and the Agents .

            (e) All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent (or to the applicable Issuing Bank, in the case of fees payable to it) for distribution, in the case of commitment fees and participation fees, to the Lenders entitled thereto. Fees paid shall not be refundable under any circumstances.

            SECTION 2.13. Interest. (a) The Loans comprising each ABR Borrowing (including each Swingline Loan) shall bear interest at the Alternate Base Rate plus the Applicable Rate.

            (b) The Loans comprising each Eurodollar Borrowing shall bear interest at the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate.

            (c) Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by the Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2% plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section or (ii) in the case of any other amount, 2% plus the rate applicable to ABR Revolving Loans as provided in paragraph (a) of this Section.

            (d) Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and, in the case of Revolving Loans, upon termination of the Revolving Commitments, provided that (i) interest accrued pursuant to paragraph (c) of this Section shall be payable on demand,
(ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Revolving Loan prior to the end of the Revolving Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Eurodollar Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

            (e) All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate or Adjusted LIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

            SECTION 2.14. Alternate Rate of Interest. If prior to the commencement of any Interest Period for a Eurodollar Borrowing:

            (a) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate for such Interest Period; or

            (b) the Administrative Agent is advised by the Required Lenders that the Adjusted LIBO Rate for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing for such Interest Period;

then the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist (which notice the Administrative Agent agrees to give promptly after such circumstances cease to exist), (i) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurodollar Borrowing shall be ineffective and (ii) if any Borrowing

Request requests a Eurodollar Borrowing, such Borrowing shall be made as an ABR Borrowing.

            SECTION 2.15. Increased Costs. (a) If any Change in Law shall:

            (i) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate) or any Issuing Bank; or

            (ii) impose on any Lender or any Issuing Bank or the London interbank market any other condition affecting this Agreement or Eurodollar Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurodollar Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender or any Issuing Bank of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender or Issuing Bank hereunder (whether of principal, interest or otherwise), then the Borrower will pay to such Lender or Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or Issuing Bank, as the case may be, for such additional costs incurred or reduction suffered.

            (b) If any Lender or any Issuing Bank determines that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Lender's or Issuing Bank's capital or on the capital of such Lender's or Issuing Bank's holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by such Issuing Bank, to a level below that which such Lender or Issuing Bank or such Lender's or Issuing Bank's holding company could have achieved but for such Change in Law (taking into consideration such Lender's or Issuing Bank's policies and the policies of such Lender's or Issuing Bank's holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender or Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or Issuing Bank or such Lender's or Issuing Bank's holding company for any such reduction suffered.

            (c) A certificate of a Lender or Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or Issuing Bank or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender or Issuing Bank, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.

            (d) Failure or delay on the part of any Lender or an Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Lender's or Issuing Bank's right to demand such compensation, provided that the

Borrower shall not be required to compensate a Lender or Issuing Bank pursuant to this Section for any increased costs or reductions incurred more than 180 days prior to the date that such Lender or Issuing Bank, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender's or Issuing Bank's intention to claim compensation therefor, and provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

            SECTION 2.16. Break Funding Payments. In the event of (a) the payment of any principal of any Eurodollar Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Revolving Loan or Term Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.11(f) and is revoked in accordance therewith), or (d) the assignment of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to
Section 2.19, then, in any such event, the Borrower shall compensate each Lender for the loss (other than loss of margin or anticipated profit), cost and expense attributable to such event. In the case of a Eurodollar Loan, such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted LIBO Rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for dollar deposits of a comparable amount and period from other banks in the eurodollar market. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

            SECTION 2.17. Taxes. (a) Any and all payments by or on account of any obligation of the Borrower hereunder or under any other Loan Document shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes, provided that if the Borrower shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent, a Lender or an Issuing Bank (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

            (b) In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

            (c) The Borrower shall indemnify the Administrative Agent, each Lender and each Issuing Bank, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by the Administrative Agent, such Lender or such Issuing Bank, as the case may be, on or with respect to any payment by or on account of any obligation of the Borrower hereunder or under any other Loan Document (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender or an Issuing Bank, or by the Administrative Agent on its own behalf or on behalf of a Lender or an Issuing Bank, shall be conclusive absent manifest error.

            (d) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower to a Governmental Authority, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

            (e) Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law or reasonably requested by the Borrower as will permit such payments to be made without withholding or at a reduced rate.

            (f) If the Administrative Agent or a Lender determines, in its sole good faith discretion, that it has received a refund of any Indemnified Taxes or Other Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section 2.17, it shall upon such determination pay over such refund to the Borrower (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section 2.17 with respect to the Indemnified Taxes or Other Taxes giving rise to such refund), net of all reasonable out-of-pocket expenses of the Administrative Agent or such Lender and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that the Borrower, upon the request of the Administrative Agent or such Lender, agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Lender in the event the Administrative Agent or such Lender is required to repay such refund to such Governmental Authority. This Section shall not be construed to require the

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                                                                              58

Administrative Agent or any Lender to make available its tax returns (or any other information relating to its taxes which it deems confidential) to the Borrower or any other Person.

            SECTION 2.18. Payments Generally; Pro Rata Treatment; Sharing of Set-offs. (a) The Borrower shall make each payment required to be made by it hereunder or under any other Loan Document (whether of principal, interest, fees or reimbursement of LC Disbursements, or of amounts payable under Section 2.15,
2.16 or 2.17, or otherwise) prior to the time expressly required hereunder or under such other Loan Document for such payment (or, if no such time is expressly required, prior to 12:00 noon, New York City time), on the date when due, in immediately available funds, without set-off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at its offices at 60 Wall Street, New York, New York 10005 except payments to be made directly to an Issuing Bank or a Swingline Lender as expressly provided herein and except that payments pursuant to Sections 2.15, 2.16, 2.17 and 9.03 shall be made directly to the Persons entitled thereto and payments pursuant to other Loan Documents shall be made to the Persons specified therein. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment under any Loan Document shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments under each Loan Document shall be made in dollars.

            (b) If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal and unreimbursed LC Disbursements then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements then due to such parties.

            (c) If any Lender shall, by exercising any right of set-off or counterclaim or by taking a credit against the purchase price payable in respect of Collateral pursuant to Section 5.01 of the Collateral Agreement or otherwise, obtain payment in respect of any principal of or interest on any of its Revolving Loans, Term Loans or participations in LC Disbursements or Swingline Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Revolving Loans, Term Loans and participations in LC Disbursements and Swingline Loans and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Revolving Loans, Term Loans and participations in LC Disbursements and Swingline Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by

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                                                                              59

the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Revolving Loans, Term Loans and participations in LC Disbursements and Swingline Loans, provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and
(ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements to any assignee or participant, other than to the Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

            (d) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or any Issuing Bank hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the applicable Issuing Bank, as the case may be, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders or each Issuing Bank, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

            (e) If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.04(c), 2.05(d) or (e), 2.06(b), 2.18(d) or 9.03(c),
then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender's obligations under such Sections until all such unsatisfied obligations are fully paid.

            SECTION 2.19. Mitigation Obligations; Replacement of Lenders. (a) If any Lender requests compensation under Section 2.15, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.15 or 2.17, as the case may be, in the

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                                                                              60

future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

            (b) If any Lender requests compensation under Section 2.15, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, or if any Lender defaults in its obligation to fund Loans hereunder, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that (i) the Borrower shall have received the prior written consent of the Administrative Agent (and if a Revolving Commitment is being assigned, each Issuing Bank and each Swingline Lender), which consent shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in LC Disbursements and Swingline Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.15 or payments required to be made pursuant to
Section 2.17, such assignment will result in a material reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

            SECTION 2.20. Incremental Extensions of Credit. After the end of the Standstill Period, subject to the terms and conditions set forth herein, the Borrower may at any time and from time to time, request to add additional term loans or additional revolving commitments (together, the "Incremental Extensions of Credit") in minimum principal amounts of $5,000,000, provided that (a) immediately prior to and after giving effect to any Incremental Facility Amendment, no Default has occurred or is continuing or shall result therefrom and the Borrower shall be in compliance with Sections 6.12, 6.13 and 6.14, (b) immediately after giving effect to the Incremental Facility Amendment, the Borrower shall have a Senior Leverage Ratio, on a Pro Forma Basis, of less than
2.50 to 1.00, and (c) the Incremental Extensions of Credit shall rank pari passu or junior in right of payment and right of security in respect of the Collateral with the Revolving Loans and the Term Loans. The Incremental Extensions of Credit (a) shall be in an aggregate principal amount not exceeding $125,000,000 and (b) other than amortization, pricing or maturity date, shall have the same terms as the Term Loans or Revolving Commitments, as applicable, existing immediately prior to the effectiveness of an Incremental Facility Amendment (the "Existing Extensions of Credit"), provided that (i) if the Applicable Rate (which, for such purposes only, shall be deemed to include all upfront or similar fees or original issue discount payable to all Lenders providing such Incremental Extensions of Credit) relating to the Incremental Extensions of Credit

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                                                                              61

exceeds the Applicable Rate (which, for such purposes only, shall be deemed to include all upfront or similar fees or original issue discount payable to all Lenders providing such Existing Extensions of Credit) relating to the analogous Existing Extensions of Credit by more than 0.25%, the Applicable Rate relating to the Existing Extensions of Credit shall be adjusted to be equal to the Applicable Rate (which, for such purposes only, shall be deemed to include all upfront or similar fees or original issue discount payable to all Lenders providing such Incremental Extensions of Credit) relating to the analogous Incremental Extensions of Credit minus 0.25%, (ii) the Incremental Extensions of Credit in the form of Term Loans shall not have a final maturity date earlier than the Term Loan Maturity Date and the maturity date of the Incremental Extensions of Credit in the form of Revolving Commitments shall not be earlier than the Revolving Maturity Date and (iii) Incremental Extensions of Credit in the form of Term Loans shall not have a weighted average life that is shorter than that of the then-remaining weighted average life of the Existing Extensions of Credit that are Term Loans. Notwithstanding the foregoing, (a) the Borrower may obtain Incremental Extensions of Credit during the Standstill Period in an aggregate principal amount of up to (i) prior to the Aurora Effective Date, $10,000,000 and (ii) on or after the Aurora Effective Date, $25,000,000, in each case to the extent used to finance Permitted Acquisitions satisfying the conditions in clause (f) of the definition thereof, provided that (A) no Default has occurred or is continuing or shall result therefrom and (B) the Borrower shall be in compliance with Sections 6.12, 6.13 and 6.14 on a Pro Forma Basis and (b) on the Aurora Effective Date, the Borrower may obtain Incremental Extensions of Credit in the form of term loans in an aggregate principal amount of up to $25,000,000 in connection with the Aurora Acquisition, provided that the aggregate principal amount of such loans shall be reduced by the amount by which the aggregate principal amount of the Additional Aurora Securities exceeds $175,000,000. Any additional bank, financial institution, existing Lender or other Person that elects to extend commitments to provide Incremental Extensions of Credit shall be reasonably satisfactory to the Borrower and the Administrative Agent (any such bank, financial institution, existing Lender or other Person being called an "Additional Lender") and shall become a Lender under this Agreement, pursuant to an amendment (an "Incremental Facility Amendment") to this Agreement, giving effect to the modifications permitted by this Section 2.20, and, as appropriate, the other Loan Documents, executed by the Borrower, each existing Lender agreeing to provide a commitment in respect of the Incremental Extensions of Credit, if any, each Additional Lender, if any, and the Administrative Agent. Commitments in respect of Incremental Extensions of Credit shall become Commitments under this Agreement. An Incremental Facility Amendment may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the opinion of the Administrative Agent, to effect the provisions of this Section. The effectiveness of any Incremental Facility Amendment shall be subject to the satisfaction on the date thereof (each, an "Incremental Facility Closing Date") of each of the conditions set forth in
Section 4.03 (it being understood that all references to "the date of such Borrowing" in such Section 4.03 shall be deemed to refer to the Incremental Facility Closing Date). No more than five Incremental Facility Closing Dates may be selected by the Borrower. Except as set forth above, the proceeds of the Incremental Extensions of Credit shall be used for general corporate purposes.

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                                                                              62

                                   ARTICLE III

                         Representations and Warranties

            Each of Holdings and the Borrower represents and warrants to the Lenders that:

            SECTION 3.01. Organization; Powers. Each of Holdings, the Borrower and the Subsidiaries is duly organized, validly existing and, where applicable, in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to own or lease its properties and to carry on its business as currently conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.

            SECTION 3.02. Authorization; Enforceability. The Transactions to be entered into by each Loan Party are within such Loan Party's powers and have been duly authorized by all necessary corporate or company and, if required, stockholder or member action. This Agreement has been duly executed and delivered by each of Holdings and the Borrower and constitutes, and each other Loan Document to which any Loan Party is to be a party, when executed and delivered by such Loan Party, will constitute, a legal, valid and binding obligation of Holdings, the Borrower or such Loan Party (as the case may be), enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

            SECTION 3.03. Governmental Approvals; No Conflicts. The Transactions
(a) do not require any material consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect and except filings necessary to perfect Liens created under the Loan Documents, (b) will not violate (i) in any material respect any applicable law or regulation or any order of any Governmental Authority or (ii) the charter, by-laws or other organizational documents of Holdings, the Borrower or any Subsidiary, (c) will not violate or result in a default under any material indenture, agreement or other instrument binding upon Holdings, the Borrower or any Subsidiary or its assets, or give rise to a right thereunder to require any payment to be made by Holdings, the Borrower or any of the Subsidiaries, and (d) will not result in the creation or imposition of any Lien on any asset of Holdings, the Borrower or any of the Subsidiaries, except Liens created under the Loan Documents.

            SECTION 3.04. Financial Condition; No Material Adverse Change. (a) The Borrower has heretofore furnished to the Lenders (i)(A) the Borrower's consolidated balance sheets as of July 31, 2003, July 31, 2002 and July 31, 2001 and the statements of operations, shareholders' equity and cash flows for the fiscal years ended July 31, 2003 and July 31, 2002 and for the period from March 29, 2001 to July 31, 2001, and the related notes thereto, accompanied by a true and correct copy of the reports

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                                                                              63

thereon by PricewaterhouseCoopers LLP, independent public accountants, and (B) audited consolidated statements of operations, changes in investment (deficit) in net assets, and cash flows of the Frozen Foods and Condiments Businesses of Vlasic Foods International Inc. (the Borrower's predecessor) for the forty-two weeks ended May 22, 2001, and the related notes thereto, accompanied by a true and correct copy of the report thereon by PricewaterhouseCoopers LLP, independent public accountants, and (ii) PFC's unaudited consolidated balance sheet, together with related interim unaudited consolidated statement of operations and cash flows as of and for the fiscal months and the portions of the fiscal year ended August 31, 2003 and September 30, 2003, certified by the Borrower's chief financial officer. Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of the Borrower and the Subsidiaries (or PFC and its subsidiaries, as the case may be), on a consolidated basis, as of such dates and for such periods in accordance with GAAP, subject to year-end audit adjustments and the absence of footnotes in the case of the statements referred to in clause (ii) above.

            (b) Holdings has heretofore furnished to the Lenders its (i) pro forma consolidated balance sheet as of July 31, 2003, prepared giving effect to the Transactions as if the Transactions had occurred on such date and (ii) pro forma consolidated balance sheet as of July 31, 2003, prepared giving effect to the Transactions and the Aurora Acquisition as if the Transactions and the Aurora Acquisition had occurred on such date. Each such pro forma consolidated balance sheet (i) has been prepared in good faith based on the same assumptions used to prepare the pro forma financial statements included in the Information Memorandum (which assumptions are believed by Holdings and the Borrower to be reasonable), (ii) is based on the best information available to Holdings and the Borrower after due inquiry, (iii) accurately reflects all material adjustments necessary to give effect to the Transactions or the Transactions occurring on or about the Effective Date and the Aurora Acquisition, as applicable, and (iv) presents fairly, in all material respects, the pro forma financial position of Holdings, the Borrower and the Subsidiaries, on a consolidated basis, as of July 31, 2003, as if such events had occurred on such date.

            (c) Holdings has heretofore furnished to the Agents reasonably detailed consolidated budgets for the Borrower, (i) after giving effect to the Transactions, for the fiscal year ending July 31, 2004 and (ii) after giving effect to the Transactions and the Aurora Acquisition, for the fiscal year ending December 31, 2004, in each case, organized on a quarterly basis (including a quarterly breakout of slotting and trade promotion expenses).

            (d) Except as disclosed in the financial statements referred to in paragraphs (a) and (b) above or the notes thereto or in the Information Memorandum and except for the Disclosed Matters, after giving effect to the Transactions occurring on or about the Effective Date, none of Holdings, the Borrower or the Subsidiaries has, as of the Effective Date, any material contingent liabilities, unusual long-term commitments or unrealized losses.

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                                                                              64

            (e) Since July 31, 2003, there has been no material adverse effect on the condition (financial or otherwise), assets, operations or business of Holdings, the Borrower and the Subsidiaries, taken as a whole, provided that, on or after the Aurora Effective Date, neither the commencement of the Case nor any material adverse change disclosed in Aurora's periodic reports (including current reports on Form 8-K) that are filed prior to the Effective Date with the SEC pursuant to the Securities Exchange Act of 1934 shall constitute by itself such a material adverse change.

            (f) As of the Aurora Effective Date, since December 31, 2002, there has been no condition or circumstance that has had, or could reasonably be expected to have, a material adverse effect on the business, operations, performance, properties, condition (financial or otherwise) or liabilities (including contingent liabilities) of or applicable to Aurora and its subsidiaries, taken as a whole, provided that neither the commencement of the Case nor any material adverse change disclosed in Aurora's periodic reports (including current reports on Form 8-K) that are filed prior to the Effective Date with the SEC pursuant to the Securities Exchange Act of 1934 shall constitute by itself such a material adverse change. As of the Aurora Effective Date, the financial statements delivered pursuant Section 4.01(k) and 4.02(o) present fairly, in all material respects, the financial position and results of operations and cash flows of Aurora and its subsidiaries, on a consolidated basis, as of the dates and for the periods referenced in such financial statements in accordance with GAAP, subject to year-end adjustments and absence of footnotes, in the case of interim financial statements.

            SECTION 3.05. Properties. (a) Each of Holdings, the Borrower and the Subsidiaries has good title to, or valid leasehold interests in, all the real and personal property material to its business (including its Mortgaged Properties), except for Liens permitted by Section 6.02 and minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes.

            (b) Each of Holdings, the Borrower and the Subsidiaries owns, or is licensed or otherwise permitted to use, all trademarks, trade names, copyrights, patents and other intellectual property material to the business of Holdings, the Borrower and the Subsidiaries, taken as a whole, and, to the knowledge of the Borrower, the use thereof by Holdings, the Borrower and the Subsidiaries does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

            (c) Schedule 3.05 sets forth the address of each real property that is owned or leased by Holdings, the Borrower or any of the Subsidiaries as of the Effective Date after giving effect to the Transactions occurring on or about the Effective Date.

            (d) As of the Effective Date, neither Holdings or the Borrower nor any of the Subsidiaries has received notice of, or has knowledge of, any pending or contemplated condemnation proceeding affecting any Mortgaged Property or any sale or disposition thereof in lieu of condemnation. Neither any Mortgaged Property nor any interest of Holdings, the Borrower or any of the Subsidiaries therein is subject to any

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                                                                              65

right of first refusal, option or other contractual right to purchase such Mortgaged Property or such interest therein.

            SECTION 3.06. Litigation and Environmental Matters. (a) There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of Holdings, the Borrower or any Subsidiary, threatened against Holdings, the Borrower or any Subsidiary (i) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect (other than the Disclosed Matters) or (ii) that involve any of the Loan Documents or the Transactions.

            (b) Except for the Disclosed Matters and except with respect to any other matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, none of Holdings, the Borrower and the Subsidiaries (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or (iv) knows of any basis for any Environmental Liability.

            SECTION 3.07. Compliance with Laws and Agreements. Each of Holdings, the Borrower and the Subsidiaries is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. No Default has occurred and is continuing.

            SECTION 3.08. Investment and Holding Company Status. None of Holdings, the Borrower and the Subsidiaries is (a) an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940 or (b) a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935.

            SECTION 3.09. Taxes. Each of Holdings, the Borrower and the Subsidiaries has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) any Taxes that are being contested in good faith by appropriate proceedings and for which Holdings, the Borrower or such Subsidiary, as applicable, has set aside on its books adequate reserves in conformity with GAAP (or, in the case of any Foreign Subsidiary, generally accepted accounting principles as in effect from time to time in its jurisdiction of organization) or (b) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

            SECTION 3.10. ERISA. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which

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                                                                              66

liability is reasonably expected to result, could reasonably be expected to result in liability of Holdings, the Borrower and the Subsidiaries in an aggregate amount exceeding $5,000,000 (or, on or after the Aurora Effective Date, $15,000,000). The present value of all accumulated benefit obligations under each Plan (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed the fair market value of the assets of such Plan or, if such present value did exceed such fair market value, then such circumstances could not reasonably be expected to result in any effort by the PBGC to terminate such Plan. The minimum funding standards of ERISA and the Code with respect to each Plan have been satisfied.

            SECTION 3.11. Disclosure. Holdings and the Borrower have disclosed to the Lenders all agreements, instruments and corporate or other restrictions to which Holdings, the Borrower or any of the Subsidiaries is subject, and all other matters known to any of them, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. Except as set forth on Schedule 3.11, neither the Information Memorandum nor any of the other reports, financial statements, certificates or other written information furnished by or on behalf of any Loan Party to any Agent or any Lender in connection with the negotiation of this Agreement or any other Loan Document or delivered hereunder or thereunder or oral information furnished by or on behalf of any Loan Party to any Lender as part of the syndication of the Loans (as modified or supplemented by other information so furnished), taken as a whole, as of the date thereof and as of the date such information was made available to the Agents contains (and in the case of the Information Memorandum, contains as of the Effective Date) any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, provided that, with respect to projected financial information, Holdings and the Borrower represent only that such information was prepared in good faith based upon assumptions believed by it to be reasonable at the time of preparation and at the time such information is initially made available to the Administrative Agent or Lenders (and, in the case of the projected financial information included in the Information Memorandum, as of the Effective Date).

            SECTION 3.12. Subsidiaries. Before giving effect to the Pinnacle Acquisition, Holdings does not have any subsidiaries other than MergerCo. After giving effect to the Pinnacle Acquisition, Holdings does not have any subsidiaries other than the Borrower and the Subsidiaries. Schedule 3.12 sets forth the name of, and the ownership interest of the Borrower in, each Subsidiary and identifies each Subsidiary that is a Subsidiary Loan Party, in each case as of the Effective Date.

            SECTION 3.13. Insurance. Schedule 3.13 sets forth a description of all insurance maintained by or on behalf of Holdings, the Borrower and the Subsidiaries as of the Effective Date. As of the Effective Date, all premiums in respect of such insurance have been paid. Holdings and the Borrower believe that the insurance maintained by or on behalf of Holdings, the Borrower and the Subsidiaries is adequate.

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                                                                              67

            SECTION 3.14. Labor Matters. As of the Effective Date, there are no strikes, lockouts or slowdowns against Holdings, the Borrower or any Subsidiary pending or, to the knowledge of Holdings or the Borrower, threatened. As of the Effective Date, no claims have been asserted against Holdings, the Borrower or any Subsidiary concerning the hours worked by and payments made to employees of Holdings, the Borrower and the Subsidiaries for violation of the Fair Labor Standards Act or any other applicable Federal, state, local or foreign law dealing with such matters. All material payments due from Holdings, the Borrower or any Subsidiary, or for which any claim may be made against Holdings, the Borrower or any Subsidiary, on account of wages and employee health and welfare insurance and other benefits, have been paid or accrued as a liability on the books of Holdings, the Borrower or such Subsidiary. The consummation of the Transactions will not give rise to any right of termination or right of renegotiation on the part of any union under any collective bargaining agreement by which Holdings, the Borrower or any Subsidiary is bound. As of the Aurora Effective Date, the consummation of the Aurora Acquisition will not give rise to any right of termination or right of renegotiation on the part of any union under any collective bargaining agreement by which Holdings, the Borrower or any Subsidiary is bound.

            SECTION 3.15. Solvency. Immediately after the consummation of the Transactions to occur on the Effective Date and immediately following the making of each Loan made on the Effective Date and after giving effect to the application of the proceeds of such Loans, (a) the fair value of the assets of each Loan Party, at a fair valuation, will exceed its debts and liabilities, subordinated, contingent or otherwise; (b) the present fair saleable value of the property of each Loan Party will be greater than the amount that will be required to pay the probable liability of its debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (c) each Loan Party will be able to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (d) each Loan Party will not have unreasonably small capital with which to conduct the business in which it is engaged as such business is currently conducted and is proposed to be conducted following the Effective Date.

            SECTION 3.16. Senior Indebtedness. The Obligations constitute "Senior Debt" and "Designated Senior Debt" under and as defined in the Senior Subordinated Debt Documents.

                                   ARTICLE IV

                                   Conditions

            SECTION 4.01. Effective Date. The obligations of the Lenders to make the Loans and of an Issuing Bank to issue Letters of Credit hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 9.02):

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                                                                              68

            (a) The Administrative Agent (or its counsel) shall have received from each party hereto either (i) a counterpart of this Agreement signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include telecopy transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement.

            (b) The Agents shall have received a favorable written opinion (addressed to the Agents and the Lenders and dated the Effective Date) of each of (i) O'Melveny & Myers LLP, counsel for the Borrower, substantially in the form of Exhibit D-1, and (ii) Stikeman Elliott LLP, substantially in the form of Exhibit D-2. Each of Holdings and the Borrower hereby requests such counsel to deliver such opinions.

            (c) The Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of each Loan Party, the authorization of the Transactions and any other legal matters relating to the Loan Parties, the Loan Documents or the Transactions, all in form and substance reasonably satisfactory to the Administrative Agent and its counsel.

            (d) The Administrative Agent shall have received a certificate, dated the Effective Date and signed by the President or a Vice President of the Borrower or a Financial Officer, confirming compliance with the conditions set forth in paragraphs (a) and (b) of Section 4.03.

            (e) The Agents shall have received all fees and other amounts due and payable on or prior to the Effective Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses (including reasonable fees, charges and disbursements of counsel) required to be reimbursed or paid by any Loan Party hereunder or under any other Loan Document.

            (f) The Collateral and Guarantee Requirement shall have been satisfied, and the Administrative Agent shall have received a completed Perfection Certificate dated the Effective Date and signed by an executive officer or Financial Officer, together with all attachments contemplated thereby, including the results of a search of the Uniform Commercial Code (or equivalent) filings made with respect to the Loan Parties in the jurisdictions contemplated by the Perfection Certificate and copies of the financing statements (or similar documents) disclosed by such search and evidence reasonably satisfactory to the Administrative Agent that the Liens indicated by such financing statements (or similar documents) are permitted by Section 6.02 or have been released, provided that evidence that the deposit account control arrangements contemplated by the Collateral Agreement have been established may be delivered after the Effective Date by the Loan Parties in accordance with
Section 5.13(c).

            (g) The Administrative Agent shall have received evidence that the insurance required by Section 5.07 and the Security Documents is in effect.

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                                                                              69

            (h) Crunch LLC shall have received gross proceeds of not less than $181,100,000 (less the amount, if any, by which Transaction Costs are less than $22,600,000) from the Equity Contribution. Crunch LLC shall have contributed all net cash proceeds of the Equity Contribution to Holdings and Holdings shall have contributed all such cash proceeds of the Equity Contribution to MergerCo as a capital contribution.

            (i) The Borrower shall have received gross cash proceeds of not less than $200,000,000 from the issuance of the Initial Senior Subordinated Notes. The Administrative Agent shall have received copies of the Senior Subordinated Debt Documents, certified by a Financial Officer as complete and correct.

            (j) All material governmental and third-party approvals necessary in connection with the Transactions and the other transactions contemplated thereby (including shareholder approvals, if any) shall have been obtained and be in full force and effect; all applicable waiting or appeal periods (including any extensions thereof) shall have expired and there shall be no governmental or judicial action, actual or threatened, that could reasonably be expected to restrain, prevent or impose burdensome conditions on the Transactions or the other transactions contemplated thereby. The Pinnacle Acquisition shall have been consummated or shall be consummated substantially simultaneously with the initial funding of Loans on the Effective Date in accordance with applicable law and the Pinnacle Acquisition Documents (without giving effect to any amendments or waivers to or of such documents not approved by the Agents, such approval not to be unreasonably withheld). The Transactions occurring on or about the Effective Date shall be consummated in a manner consistent with the sources and uses set forth on Schedule 4.01(j). The Agents shall be reasonably satisfied with the terms of the LLC Agreement. The Administrative Agent shall have received copies of the Pinnacle Acquisition Documents and all certificates, opinions and other documents delivered thereunder, certified by a Financial Officer as complete and correct.

            (k) The Lenders shall have received (i) audited consolidated balance sheets of Aurora and the related statements of income, stockholders' equity and cash flows for Aurora and its subsidiaries as of the end of and for the fiscal years ended December 31, 2002, December 31, 2001 and December 31, 2000, and the related notes thereto, accompanied by a true and correct copy of the reports thereon by PricewaterhouseCoopers LLP, independent public accountants, and (ii) unaudited consolidated balance sheets, together with related interim unaudited consolidated statements of income, stockholders' equity and cash flows for Aurora and its subsidiaries as of and for the fiscal quarters and the portions of the fiscal year ended March 31, 2003, June 30, 2003 and September 30, 2003, in each case prepared in accordance with GAAP (which shall be subject to year-end adjustments and the absence of footnotes, in the case of the statements referred to in clause (ii)).

            (l) The Lenders shall have received the pro forma consolidated balance sheets of Holdings described in Section 3.04(b), and such pro forma consolidated balance sheets shall not be materially inconsistent with the forecasts previously provided to the Lenders. After giving effect to the Transactions to occur on or about the Effective Date,

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                                                                              70

none of Holdings, the Borrower and the Subsidiaries shall have outstanding any shares of preferred stock or any Indebtedness, other than (i) Indebtedness incurred under the Loan Documents, (ii) the Initial Senior Subordinated Notes and (iii) Indebtedness permitted pursuant to Section 6.01(a)(iii). The terms and conditions of the Indebtedness of Holdings, the Borrower and the Subsidiaries to remain outstanding immediately after the Effective Date (including terms and conditions relating to interest rates, fees, amortization, maturity, redemption, subordination, covenants, events of default and remedies) shall be reasonably satisfactory to the Lenders. The Transaction Costs shall not exceed $25,000,000, unless the amount in excess thereof is funded with proceeds from Junior Capital.

            (m) The Existing Pinnacle Credit Agreement shall have been terminated, and all loans, interest, fees and other amounts accrued or owing thereunder shall have been repaid in full, the commitments thereunder shall have been terminated and all guarantees and security interests granted in respect thereof shall have been released, and the terms and conditions of any such termination and release shall be reasonably satisfactory to the Administrative Agent. The Administrative Agent shall have received a payoff and release letter in form and substance reasonably satisfactory to the Administrative Agent from Deutsche Bank Trust Company Americas, in its capacity as administrative agent under the Existing Pinnacle Credit Agreement.

            (n) The Agents shall have received a solvency letter (addressed to the Agents and the Lenders and dated the Effective Date), in form and substance satisfactory to the Agents, from Corporate Valuation Advisors, Inc., confirming the solvency of Holdings, the Borrower and the Subsidiaries on a consolidated basis after giving effect to the Transactions and the other transactions contemplated thereby (which, for the avoidance of doubt, shall exclude the Aurora Acquisition).

            (o) The Lenders shall have received a certificate of a Financial Officer certifying that Adjusted EBITDA is not less than $63,935,000, resulting in a ratio of Total Indebtedness (not including any Revolving Loans borrowed on the Effective Date) to Adjusted EBITDA of no greater than 5.0 to 1.0.

            (p) The Borrower shall have received ratings of at least (i) B+, with a stable outlook, or better by S&P and B1, with a stable outlook, or better by Moody's, with respect to its senior secured debt and (ii) B-, with a stable outlook, or better by S&P and B3, with a stable outlook, or better by Moody's, with respect to the Initial Senior Subordinated Notes.

            (q) There shall be no litigation, arbitration, administrative proceeding or consent decree that has had or could reasonably be expected to have a material adverse effect on (i) the business, operations, performance, properties, condition (financial or otherwise) or liabilities (including contingent liabilities) of or applicable to Holdings and its subsidiaries, taken as a whole, after giving effect to the Transactions occurring on or about the Effective Date and the other transactions contemplated hereby, or (ii) the ability of the parties to consummate the Transactions or the other transactions contemplated hereby.

            (r) The Lenders shall be reasonably satisfied in all respects with the tax position and the contingent tax and other liabilities of, and with any tax sharing agreements among, Holdings and its subsidiaries, after giving effect to the Transactions occurring on or about the Effective Date and the other transactions contemplated hereby, and with the plans of Holdings with respect thereto.

            (s) The consummation of the Transactions and the other transactions contemplated hereby shall not (a) violate in any material respect any applicable law, statute, rule or regulation or (b) conflict with, or result in a prepayment event, default, event of default or creation of liens under, any material agreement of Holdings and the Borrower or any of their respective subsidiaries, after giving effect to the Transactions.

The Administrative Agent shall notify the Borrower and the Lenders of the Effective Date, and such notice shall be conclusive and binding. Notwithstanding the foregoing, the obligations of the Lenders to make Loans and of an Issuing Bank to issue Letters of Credit hereunder shall not become effective unless each of the foregoing conditions is satisfied (or waived pursuant to Section 9.02) at or prior to 5:00 p.m., New York City time, on December 31, 2003 (and, in the event such conditions are not so satisfied or waived, the Commitments shall terminate at such time).

            SECTION 4.02. Aurora Effective Date. The obligations of the Lenders to make the Delayed Draw Term Loans pursuant to Section 2.01(a)(ii) and to permit the Revolving Exposures to exceed $65,000,000 and of the Issuing Banks to permit the LC Exposure to exceed $20,000,000 hereunder shall not become effective until (x) the Effective Date has occurred and (y) the date on which each of the following conditions is satisfied (or waived in accordance with Section 9.02):

            (a) The Supermajority Lenders shall be satisfied in all respects with the terms of the Aurora Acquisition Documents. The Supermajority Lenders shall be reasonably satisfied with the structure, terms and provisions of the Initial Plan of Reorganization, and the Required Lenders shall be reasonably satisfied with any differences that would be materially adverse to the Borrower or to the Lenders between (i) the Plan of Reorganization in the form confirmed by the Court or any aspect of the Aurora Acquisition as approved by the Court and (ii) the Initial Plan of Reorganization.

            (b) The Agents shall have received a favorable written opinion (addressed to the Agents and the Lenders and dated the Aurora Effective Date) of each of (i) O'Melveny & Myers LLP, counsel for the Borrower, and (ii) other counsel, in each case, in form and substance reasonably satisfactory to the Agents. Each of Holdings and the Borrower hereby requests such counsel to deliver such opinions.

            (c) The Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of each Loan Party, the authorization of the Aurora Acquisition and any other legal matters relating to the Loan Parties, the Loan Documents or the Aurora Acquisition, all in form and substance reasonably satisfactory to the Administrative Agent and its counsel.

            (d) The Administrative Agent shall have received a certificate, dated the Aurora Effective Date and signed by the President or a Vice President of the Borrower or a Financial Officer, confirming compliance with the conditions set forth in paragraphs (a) and (b) of Section 4.03.

            (e) The Agents shall have received all fees and other amounts due and payable on or prior to the Aurora Effective Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses (including reasonable fees, charges and disbursements of counsel) required to be reimbursed or paid by any Loan Party hereunder or under any other Loan Document.

            (f) The Collateral and Guarantee Requirement shall have been satisfied with respect to Aurora and its subsidiaries, and the Administrative Agent shall have received (i) a completed Perfection Certificate dated the Aurora Effective Date and signed by an executive officer or Financial Officer, together with all attachments contemplated thereby, including the results of a search of the Uniform Commercial Code (or equivalent) filings made with respect to the Loan Parties in the jurisdictions contemplated by the Perfection Certificate and copies of the financing statements (or similar documents) disclosed by such search and evidence reasonably satisfactory to the Administrative Agent that the Liens indicated by such financing statements (or similar documents) are permitted by Section 6.02 or have been released and (ii) evidence that the deposit account control arrangements contemplated by the Collateral Agreement shall have been established, provided that the Administrative Agent may, in its reasonable discretion, permit such Collateral and Guarantee Requirement to be satisfied within a reasonable period after the Aurora Effective Date.

            (g) The Court shall have entered the Order, which shall be reasonably satisfactory in form and substance to the Agents, confirming the Plan of Reorganization and approving the terms of all exhibits thereto and (i) the Order shall be in full force and effect, (ii) the Order shall not be subject to any stay and there shall not have been entered by the Court any reversal, modification or vacatur, in whole or in part, of the Order not approved by the Required Lenders the effect of which would result in a modification to the Plan of Reorganization that is materially adverse to the Borrower or to the Lenders and (iii) all the conditions set forth in the Plan of Reorganization to the effectiveness of the Plan of Reorganization and to the Aurora Effective Date shall have been satisfied or waived in accordance with the Plan of Reorganization.

            (h) Simultaneously with or prior to the Aurora Effective Date, Aurora and its debtor subsidiaries shall have emerged from the Chapter 11 proceedings and "substantial consummation" of the Plan of Reorganization (within the meaning of Section 1101(2) of the Bankruptcy Code) shall have occurred (without giving effect to any waivers, amendments or other modifications to the Plan of Reorganization that would be materially adverse to the Borrower or the Lenders not approved by the Required Lenders).

            (i) The Administrative Agent shall have received evidence that the insurance required by Section 5.07 and the Security Documents is in effect.

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                                                                              73

            (j) Crunch LLC shall have contributed all net cash proceeds of the Aurora Equity Contribution to Holdings, and Holdings shall have contributed all such cash proceeds to the Borrower.

            (k) The Administrative Agent shall have received copies of the Subordinated Debt Documents and other instruments, agreements or documents relating to the Additional Aurora Securities, certified by a Financial Officer as complete and correct.

            (l) All obligations under or relating to the Existing Aurora Credit Agreement, the Existing Aurora Receivables Facility, the Existing Aurora Senior Notes, the Existing Aurora Subordinated Notes and the DIP Facility (other than customary indemnification obligations) and all liens, guarantees and security interests granted in respect thereof (including all adequate protection obligations related thereto) shall have been discharged.

            (m) All material governmental and third-party approvals necessary in connection with the Aurora Acquisition and the other transactions contemplated thereby (including shareholder approvals, if any) shall have been obtained and be in full force and effect; all applicable waiting periods (including any extensions thereof) shall have expired and there shall be no governmental or judicial action, actual or threatened, that could reasonably be expected to restrain, prevent or impose materially burdensome conditions on the Aurora Acquisition or the other transactions contemplated thereby.

            (n) The Aurora Merger shall have been consummated or shall be consummated substantially simultaneously with the funding of Delayed Draw Term Loans pursuant to Section 2.01(a)(ii) on the Aurora Effective Date in accordance with applicable law and the Aurora Acquisition Documents (without giving effect to any amendments or waivers to or of such documents that would be materially adverse to the Borrower or to the Lenders not approved by the Required Lenders). The Aurora Acquisition shall be consummated in all material respects in a manner consistent with the sources and uses set forth on Schedule 4.02(n). The terms of any equity interests of Crunch LLC issued in respect of the Aurora Equity Contribution shall be in accordance with the LLC Agreement and any differences between (a) the terms of the LLC Agreement, as amended on or prior to the Aurora Effective Date, and (b) the terms of the LLC Agreement on the Pinnacle Effective Date shall be reasonably satisfactory to the Agents and Crunch LLC. The Aurora Fees and Expenses shall not exceed $32,400,000 and the Other Aurora Closing Costs shall not exceed $33,200,000, unless, in each case, the amount in excess thereof is funded with proceeds from Junior Capital issued by Holdings or proceeds of Revolving Loans described in Section 2.01(b)(iii). The Administrative Agent shall have received copies of the Aurora Acquisition Documents and all certificates, opinions and other documents delivered thereunder, certified by a Financial Officer as complete and correct.

            (o) To the extent not previously received, the Lenders shall have received audited consolidated balance sheets and related statements of income, stockholders' equity and cash flows for Aurora and its subsidiaries for (i) the fiscal years ended

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                                                                              74

December 31, 2000, December 31, 2001 and December 31, 2002 and (ii) each fiscal quarter subsequent to the date of the latest annual financial statements referred to in clause (i) above and ended at least 45 days prior to the Aurora Effective Date.

            (p) The Lenders shall have received a pro forma consolidated balance sheet of Holdings and its subsidiaries as of the end of the most recent twelve-month period ending at least 30 days prior to the Aurora Effective Date, after giving pro forma effect to the Transactions and the Aurora Acquisition, and such pro forma consolidated balance sheet shall not be materially and adversely inconsistent with the forecasts previously provided to the Lenders unless otherwise approved by the Required Lenders. After giving effect to the Aurora Acquisition, none of Holdings, the Borrower and the Subsidiaries shall have outstanding any shares of preferred stock or any Indebtedness other than preferred stock or Indebtedness permitted pursuant to Section 6.01. The terms and conditions of the Indebtedness of Holdings and its subsidiaries to remain outstanding immediately after the Aurora Effective Date (including terms and conditions relating to interest rates, fees, amortization, maturity, redemption, subordination, covenants, events of default and remedies) shall be permitted by this Agreement.

            (q) The Lenders shall have received a certificate of a Financial Officer certifying that after giving pro forma effect to the Transactions and the Aurora Acquisition, (i) the Leverage Ratio (it being agreed that solely for purposes of this Section, Average Total Debt shall be deemed to exclude any Revolving Borrowings made on the Aurora Effective Date in connection with the Aurora Acquisition, other than any Revolving Borrowings made pursuant to clause
(b)(iii)(A) of Section 2.01 in excess of $7,500,000 (net of cash on hand of Aurora and its subsidiaries)) as of the end of the most recent twelve-month period ending at least 30 days prior to the Aurora Effective Date does not exceed 4.75 to 1.00 and (ii) the Senior Leverage Ratio as of the end of the most recent twelve-month period ending at least 30 days prior to the Aurora Effective Date does not exceed 3.00 to 1.00.

            (r) The Borrower shall have ratings of at least B+, with a stable outlook, or better by S&P and B1, with a stable outlook, or better by Moody's, with respect to its senior secured debt.

            (s) The Required Lenders shall be reasonably satisfied in all respects with any differences that would be materially adverse to the Borrower or to the Lenders between (i) the tax position and the contingent tax and other liabilities of, and with any tax sharing agreements among, Holdings and its subsidiaries, after giving effect to the Aurora Acquisition and the other transactions contemplated thereby, and with the plans of Holdings with respect thereto and (ii) such matters as described in the Information Memorandum or other information provided to the Lenders by or on behalf of the Borrower, Aurora or the Sponsors prior to the Effective Date.

The Administrative Agent shall notify the Borrower and the Lenders of the Aurora Effective Date, and such notice shall be conclusive and binding. Notwithstanding the foregoing, the obligations of the Lenders to make the Delayed Draw Term Loans pursuant to Section 2.01(a)(ii) and to permit the Revolving Exposures to exceed

$65,000,000 and of the Issuing Banks to permit the LC Exposure to exceed $20,000,000 hereunder shall not become effective unless each of the foregoing conditions is satisfied (or waived pursuant to Section 9.02) at or prior to 5:00 p.m., New York City time, on May 24, 2004 (and, in the event such conditions are not so satisfied or waived, the Commitments relating thereto shall terminate at such time).

            SECTION 4.03. Each Credit Event. The obligation of each Lender to make a Loan on the occasion of any Borrowing, and of any Issuing Bank to issue, amend, renew or extend any Letter of Credit, is subject to receipt of the request therefor in accordance herewith and to the satisfaction of the following conditions:

            (a) The representations and warranties of each Loan Party set forth in the Loan Documents, (i) to the extent any such representation or warranty is modified or qualified based on the terms "materially" or "material" or by reference to the term "Material Adverse Effect", shall be true and correct in all respects and (ii) to the extent such representation or warranty is not so modified or qualified, shall be true and correct in all material respects, in each case, on and as of the date of such Borrowing or the date of issuance, amendment, renewal or extension of such Letter of Credit (except to the extent such representations and warranties expressly relate to an earlier date), as applicable.

            (b) At the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, no Default shall have occurred and be continuing.

Each Borrowing and each issuance, amendment, renewal or extension of a Letter of Credit shall be deemed to constitute a representation and warranty by Holdings and the Borrower on the date thereof as to the matters specified in paragraphs
(a) and (b) of this Section.

                                    ARTICLE V

                              Affirmative Covenants

            Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full and all Letters of Credit shall have expired or terminated and all LC Disbursements shall have been reimbursed, each of Holdings and the Borrower covenants and agrees with the Lenders that:

            SECTION 5.01. Financial Statements and Other Information. The Borrower will furnish to the Administrative Agent and each Lender through the Administrative Agent:

            (a) within 90 days (or such shorter period as the SEC shall specify for the filing of annual reports on Form 10-K) after the end of each fiscal year of the

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                                                                              76

      Borrower, a copy of its audited consolidated (and, after the Aurora Effective Date, consolidating (consisting of consolidated financials statements of Aurora, Sea Coast Foods, Inc. and its subsidiaries, on the one hand, and PFC and its subsidiaries, on the other hand)) balance sheet and related statements of operations, shareholders' equity and cash flows as of the end of and for such year (provided that such consolidating balance sheet and related statements may be unaudited), setting forth in each case in comparative form the figures as of the end of and for the previous fiscal year, all reported on by PricewaterhouseCoopers LLP or other independent public accountants of recognized national standing (without a "going concern" or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Borrower and the Subsidiaries on a consolidated basis in accordance with GAAP consistently applied;

            (b) within 45 days (or such shorter period as the SEC shall specify for the filing of quarterly reports on Form 10-Q) after the end of each of the first three fiscal quarters of each fiscal year of the Borrower, its consolidated (and, after the Aurora Effective Date, consolidating (consisting of consolidated financial statements of Aurora, Sea Coast Foods, Inc. and its subsidiaries, on the one hand, and PFC and its subsidiaries, on the other hand)) balance sheet and related statements of operations, shareholders' equity and cash flows as of the end of and for such fiscal quarter and the then-elapsed portion of such fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by a Financial Officer as presenting fairly in all material respects the financial condition and results of operations of the Borrower and the Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes, provided that the foregoing shall not apply if the Borrower is required to file periodic reports pursuant to the Securities Exchange Act of 1934, as amended, and has filed a quarterly report with the SEC, which report shall be furnished to the Administrative Agent promptly following such filing;

            (c) concurrently with any delivery of financial statements under clause (a) or (b) above, a certificate of a Financial Officer (i) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth reasonably detailed calculations demonstrating whether there has been compliance with Sections 6.12, 6.13 and 6.14, (iii) stating whether any change in GAAP or in the application thereof, in either case, affecting the Borrower's financial statements, has occurred since the date of the Borrower's audited financial statements referred to in Section 3.04 and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate and (iv) providing the information, if any, required to be provided pursuant to Section 4.05 of the Collateral Agreement;

            (d) concurrently with any delivery of financial statements under clause (a) above, a certificate of the accounting firm that reported on such financial statements stating whether they obtained knowledge during the course of their examination of such financial statements of any Default and, if such knowledge has been obtained, describing such Default (which certificate may be limited to the extent required by accounting rules or guidelines);

            (e) within 45 days after the commencement of each fiscal year of the Borrower, a detailed consolidated budget for such fiscal year (including a projected consolidated balance sheet and related statements of projected operations and cash flows as of the end of and for such fiscal year and setting forth the assumptions used for purposes of preparing such budget) and, promptly when available, any significant revisions of such budget;

            (f) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by Holdings, the Borrower or any Subsidiary with the SEC, or any Governmental Authority succeeding to any or all of the functions of the SEC, or with any national securities exchange, as the case may be;

            (g) promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of Holdings, the Borrower or any Subsidiary or any Plan, or compliance with the terms of any Loan Document, as the Administrative Agent or any Lender may reasonably request; and

            (h) promptly following a request therefor, all documentation and other information that a Lender reasonably requests in order to comply with its ongoing obligations under applicable "know your customer" and anti-money laundering rules and regulations, including the USA Patriot Act.

            SECTION 5.02. Notices of Material Events. Holdings and the Borrower will furnish to the Administrative Agent and each Lender, through the Administrative Agent, prompt written notice of the following:

            (a) the occurrence of any Default;

            (b) the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or, to the knowledge of an executive officer of Holdings, the Borrower or any Subsidiary or a Financial Officer, affecting Holdings, the Borrower or any Affiliate thereof that, if adversely determined, could reasonably be expected to result in a Material Adverse Effect;

            (c) the occurrence of any ERISA Event or any fact or circumstance that gives rise to a reasonable expectation that any ERISA Event will occur that, in either case, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in an unsatisfied liability of the Borrower and the Subsidiaries in an aggregate amount exceeding $5,000,000;

            (d) the receipt of any notice from any supplier, seller, vendor or any agent of any of the foregoing of a notice pursuant to Section 5(c) of the Perishable Agricultural Commodities Act of 1930, as amended; and

            (e) any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect.

Each notice delivered under this Section shall be accompanied by a statement of a Financial Officer or other executive officer of the Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

            SECTION 5.03. Information Regarding Collateral. (a) The Borrower will furnish to the Administrative Agent prompt written notice of any change (i) in any Loan Party's name, (ii) in the jurisdiction of incorporation or organization of any Loan Party, (iii) in any office in which any Loan Party maintains material books or records relating to Collateral owned by it, or (iv) in any Loan Party's organizational identification number. The Borrower also agrees to promptly provide to the Administrative Agent certified organizational documents reflecting any of the changes described in the preceding sentence. The Borrower agrees not to effect or permit any change referred to in the preceding sentences unless all filings have been made under the Uniform Commercial Code or otherwise that are required in order for the Administrative Agent, for the benefit of the Lenders, to continue at all times following such change to have a valid, legal and perfected security interest in all the Collateral. The Borrower also agrees promptly to notify the Administrative Agent if any material portion of the Collateral owned or held by it is damaged or destroyed.

            (b) Each year, at the time of delivery of annual financial statements with respect to the preceding fiscal year pursuant to clause (a) of
Section 5.01, the Borrower shall deliver to the Administrative Agent a certificate of a Financial Officer or the chief legal officer of the Borrower setting forth the information required pursuant to the Perfection Certificate or confirming that there has been no change in such information (other than information relating to fair market value and current annual rent of owned or leased real property set forth on Schedule 2A thereof) since the later of the date of the Perfection Certificate delivered on the Effective Date and the date of the most recent certificate delivered pursuant to this Section. Each certificate delivered pursuant to this Section 5.03(b) shall identify in the format of Schedule III to the Collateral Agreement all Intellectual Property (as defined in the Collateral Agreement) of any Loan Party in existence on the date thereof and not then listed on such Schedule as previously so identified to the Collateral Agent.

            SECTION 5.04. Existence; Conduct of Business. Each of Holdings and the Borrower will, and will cause each of the Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges, franchises, patents, copyrights, trademarks

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                                                                              79

and trade names material to the conduct of the business of Holdings, the Borrower and the Subsidiaries, taken as a whole, provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 6.03.

            SECTION 5.05. Payment of Obligations. Each of Holdings and the Borrower will, and will cause each of the Subsidiaries to, pay (i) all material Taxes and other charges of any Governmental Authority imposed on it or any of its properties or assets or in respect of any of its franchises, business, income or property before any material penalty or interest accrues thereon and
(ii) all claims (including claims for labor, services, materials and supplies) for sums that have become due and payable and that by law have or may become a Lien (other than a Lien permitted under Section 6.02) upon any of the property or assets of Holdings, the Borrower or any Subsidiary, prior to the time when any penalty or fine shall be incurred with respect thereto, except where (a) the validity or amount thereof is being contested in good faith by appropriate procedures or proceedings, (b) Holdings, the Borrower or such Subsidiary has set aside on its books adequate reserves with respect thereto in conformity with GAAP (or, in the case of any Foreign Subsidiary, generally accepted accounting principles as in effect from time to time in its jurisdiction of organization),
(c) such contest effectively suspends collection of the contested obligation and the enforcement of any Lien securing such obligation and (d) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect.

            SECTION 5.06. Maintenance of Properties. Each of Holdings and the Borrower will, and will cause each of the Subsidiaries to, keep and maintain all property material to the conduct of the business of Holdings, the Borrower and the Subsidiaries, taken as a whole, in good working order and condition, ordinary wear and tear excepted.

            SECTION 5.07. Insurance. Each of Holdings and the Borrower will, and will cause each of the Subsidiaries to, maintain, with financially sound and reputable insurance companies (a) insurance in such amounts (with no greater risk retention) and against such risks as are customarily maintained by companies of established repute engaged in the same or similar businesses operating in the same or similar locations and (b) all insurance required to be maintained pursuant to the Security Documents. The Borrower will furnish to the Lenders, upon the reasonable request of the Administrative Agent, information in reasonable detail as to the insurance so maintained.

            SECTION 5.08. Casualty and Condemnation. The Borrower (a) will furnish to the Administrative Agent and each Lender, through the Administrative Agent, prompt written notice of any casualty or other insured damage to any material portion of the Collateral or the commencement of any action or proceeding for the taking of any material portion of the Collateral or material interest therein under power of eminent domain or by condemnation or similar proceeding and (b) will ensure that the Net Proceeds of any such event (whether in the form of insurance proceeds, condemnation awards or otherwise) are collected and applied in accordance with the applicable provisions of the Loan Documents.

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                                                                              80

            SECTION 5.09. Books and Records; Inspection and Audit Rights. Each of Holdings and the Borrower will, and will cause each of the Subsidiaries to, keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities. Each of Holdings and the Borrower will, and will cause each of the Subsidiaries to, permit any representatives designated by the Administrative Agent or any Lender, upon reasonable prior notice, to visit and inspect its properties during normal business hours (so long as such visits and inspections do not disrupt the business and operations of Holdings, the Borrower and the Subsidiaries), to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants (and the Borrower shall be provided the opportunity to participate in any such discussions with such independent accountants), all at such reasonable times and as often as reasonably requested.

            SECTION 5.10. Compliance with Laws. Each of Holdings and the Borrower will, and will cause each of the Subsidiaries to, comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it, its operations or its property, including Environmental Laws, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

            SECTION 5.11. Use of Proceeds and Letters of Credit. The proceeds of the Term Loans made on the Effective Date, together with the proceeds of the Equity Contribution and the Initial Senior Subordinated Notes, will be used only for the payment of (a) amounts payable under the Pinnacle Acquisition Documents as consideration for the Pinnacle Acquisition and all loans, interest and other amounts accrued and owing under the Existing Pinnacle Credit Agreement, provided that the aggregate amount payable under this clause (a) shall not exceed $485,000,000 (subject to the purchase price adjustments set forth in the Merger Agreement) and (b) the Transaction Costs. The proceeds of the Delayed Draw Term Loans made on the Aurora Effective Date, together with the proceeds of the Aurora Equity Contribution, the Additional Aurora Securities and cash on hand of Aurora and its subsidiaries, will be used solely to finance the Aurora Acquisition, pursuant to the terms of the Aurora Acquisition Documents and the Plan of Reorganization. The proceeds of the Revolving Loans will be used only for (i) working capital and general corporate purposes, (ii) the payment of purchase price adjustments set forth in the Merger Agreement, provided that not more than $25,000,000 in proceeds of Revolving Loans may be used in connection with the payment of amounts relating to such purchase price adjustments on or after the Effective Date and (iii) on or about the Aurora Effective Date, in connection with the Aurora Acquisition to the extent Revolving Loans are available to be borrowed pursuant to Section 2.01(b)(iii). The proceeds of the Swingline Loans will be used only for general corporate purposes. No part of the proceeds of any Loan and no Letter of Credit will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board, including Regulations T, U and X. Letters of Credit will be issued only for general corporate purposes.

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                                                                              81

            SECTION 5.12. Additional Subsidiaries. If any additional Subsidiary is formed or acquired after the Effective Date, the Borrower will, within three Business Days after such Subsidiary is formed or acquired, notify the Administrative Agent and the Lenders (through the Administrative Agent) thereof and cause the Collateral and Guarantee Requirement to be satisfied with respect to such Subsidiary (if it is a Subsidiary Loan Party) and with respect to any Equity Interest in or Indebtedness of such Subsidiary owned by or on behalf of any Loan Party (except that, if such Subsidiary is a Foreign Subsidiary, Equity Interests of such Subsidiary to be pledged pursuant to the Collateral and Guarantee Requirement may be limited to 65% of the outstanding voting Equity Interests of such Subsidiary).

            SECTION 5.13. Further Assurances. (a) Each of Holdings and the Borrower will, and will cause each Subsidiary Loan Party to, execute any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements, fixture filings, mortgages, deeds of trust and other documents), which may be required under any applicable law, or which the Administrative Agent or the Required Lenders may reasonably request, to cause the Collateral and Guarantee Requirement to be and remain satisfied, all at the expense of the Loan Parties. Holdings and the Borrower also agree to provide to the Administrative Agent, from time to time upon request by the Administrative Agent, evidence reasonably satisfactory to the Administrative Agent as to the perfection and priority of the Liens created or intended to be created by the Security Documents.

            (b) If any material assets (including any material real property or improvements thereon or any interest therein) are acquired by the Borrower or any Subsidiary Loan Party after the Effective Date (other than assets constituting Collateral under the Collateral Agreement that become subject to the Lien of the Collateral Agreement upon acquisition thereof), the Borrower will, within five Business Days after such material asset is acquired, notify the Administrative Agent and the Lenders (through the Administrative Agent) thereof, and, if requested by the Administrative Agent or the Required Lenders, the Borrower will cause such assets to be subjected to a Lien securing the Obligations and will take, and cause the Subsidiary Loan Parties to take, such actions as shall be necessary or reasonably requested by the Administrative Agent to grant and perfect such Liens, including actions described in paragraph
(a) of this Section, all at the expense of the Loan Parties.

            (c) To the extent required by the Collateral Agreement, each of Holdings and the Borrower will, and will cause each Subsidiary Loan Party to, deliver to the Administrative Agent, with respect to each Deposit Account subject to the provisions of Section 4.04(b) of the Collateral Agreement, counterparts of one or more deposit account control agreements, substantially in the form of Exhibit H, relating to such Deposit Accounts.

            (d) The Borrower shall deliver, within 10 days after the Effective Date, an opinion of Morris, Nichols, Arsht & Tunnell, or another law firm reasonably satisfactory to the Administrative Agent, with respect to the perfection of the Security Interest (as

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                                                                              82

defined in the Collateral Agreement) in the Article 9 Collateral (as defined in the Collateral Agreement), in form and substance reasonably satisfactory to the Administrative Agent.

            SECTION 5.14. Interest Rate Protection. As promptly as practicable, and in any event within 180 days after the Effective Date, the Borrower will enter into, and thereafter for a period of not less than three years will maintain in effect, one or more Swap Agreements on such terms and with such parties as shall be reasonably satisfactory to the Administrative Agent, the effect of which is that at least 40% of the then outstanding Term Loans, the Initial Senior Subordinated Notes and the Additional Aurora Securities constituting Indebtedness would bear interest at a fixed rate or the interest cost in respect of which will be fixed.

            SECTION 5.15. End of Fiscal Year. If Holdings and the Borrower change their and the Subsidiaries' fiscal year end for fiscal reporting purposes, Holdings or the Borrower shall give immediate written notice of such proposed change to the Administrative Agent, and may, in each case, change such fiscal year end to December 31. If Holdings and the Borrower fail to make such change, Holdings, the Borrower and the Administrative Agent shall, and are hereby authorized by the Lenders to, make any modifications or adjustments to this Agreement (including the financial covenants contained in Sections 6.12, 6.13 and 6.14) that are necessary to reflect that the fiscal year end will not occur on December 31.

                                   ARTICLE VI

                               Negative Covenants

            Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full and all Letters of Credit shall have expired or terminated and all LC Disbursements shall have been reimbursed, each of Holdings and the Borrower covenants and agrees with the Lenders that:

            SECTION 6.01. Indebtedness; Certain Equity Securities. (a) The Borrower will not, and will not permit any Subsidiary to, create, incur, assume or permit to exist any Indebtedness, except:

            (i) Indebtedness created under the Loan Documents;

            (ii) in the case of the Borrower, the Initial Senior Subordinated Notes and extensions, renewals and replacements of any such Initial Senior Subordinated Notes that do not increase the outstanding principal amount thereof or result in a maturity date that is prior to the date that is six months after the Term Loan Maturity Date or require scheduled payments of principal prior to the date that is six months after the Term Loan Maturity Date and that do not have terms less

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                                                                              83

      favorable to the Lenders and the Borrower than the Initial Senior Subordinated Notes;

            (iii) Indebtedness existing on the date hereof (other than the Initial Senior Subordinated Notes) and set forth in Schedule 6.01 and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof or result in an earlier maturity date;

            (iv) Indebtedness of the Borrower to any Subsidiary and of any Subsidiary to the Borrower or any other Subsidiary, provided that (A) Indebtedness of any Subsidiary that is not a Loan Party to the Borrower or any Subsidiary Loan Party shall be subject to Section 6.04 and (B) Indebtedness of the Borrower to any Subsidiary and Indebtedness of any Subsidiary Loan Party to any Subsidiary that is not a Subsidiary Loan Party shall be subordinated to the Obligations on terms reasonably satisfactory to the Administrative Agent (it being understood that the subordination provisions contained in Exhibits G-2 and G-3 are satisfactory);

            (v) Guarantees by the Borrower of Indebtedness of any Subsidiary and by any Subsidiary of Indebtedness of the Borrower or any other Subsidiary, provided that (A) the Indebtedness so guaranteed is permitted by this Section, (B) Guarantees by the Borrower or any Subsidiary Loan Party of Indebtedness of any Subsidiary that is not a Loan Party shall be subject to Section 6.04 and (C) the Subordinated Debt shall not be guaranteed by any Subsidiary that is not a Subsidiary Loan Party, and any such Guarantee shall be subordinated to the Obligations of the applicable Subsidiary on the same terms as the Subordinated Debt of the Borrower is subordinated to its Obligations;

            (vi) Indebtedness of the Borrower or any Subsidiary incurred to finance the acquisition, construction, maintenance or improvement of any fixed or capital assets, including Capital Lease Obligations, and any Indebtedness assumed in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof, and extensions, renewals and replacements of any such Indebtedness, provided that the aggregate principal amount of Indebtedness permitted by this clause (vi) shall not exceed (A)(1) prior to the Aurora Effective Date, $15,000,000 at any time outstanding and (2) on or after the Aurora Effective Date, $35,000,000 at any time outstanding plus (B) during any fiscal year, 50% of the amount of Capital Expenditures permitted by
      Section 6.14 during such fiscal year;

            (vii) (A) Indebtedness of any Person that becomes a Subsidiary after the date hereof, provided that (1) such Indebtedness exists at the time such Person becomes a Subsidiary and is not created in contemplation of or in connection with such Person becoming a Subsidiary and (2) the aggregate principal amount of Indebtedness permitted by this clause (vii) shall not exceed $10,000,000 (or, on or after the Aurora Effective Date, $20,000,000) at any time outstanding and (B) any refinancings, renewals and replacements of any such Indebtedness pursuant to the

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                                                                              84

      preceding clause (A) that do not increase the outstanding principal amount thereof;

            (viii) in the case of the Borrower, (A) the Additional Debt Securities, provided that (1) the proceeds of such Additional Debt Securities shall be used to finance the Aurora Acquisition and (2) subject to the final proviso of Section 2.01(b) and Section 2.20, the aggregate principal amount of Additional Debt Securities permitted by this clause
      (viii) shall not exceed $200,000,000 at any time outstanding and (B) extensions, renewals and replacements of any such Additional Debt Securities that do not increase the outstanding principal amount thereof or result in a maturity date prior to the date that is six months after the Term Loan Maturity Date or require scheduled payments of principal prior to the date that is six months after the Term Loan Maturity Date and that do not have terms such that they would fail to qualify as Additional Debt Securities;

            (ix) after the end of the Standstill Period, (A) Permitted Subordinated Indebtedness, provided that (1) immediately before and immediately after giving effect to the incurrence of such Permitted Subordinated Indebtedness, no Default shall have occurred and be continuing, (2) after giving effect to the incurrence of such Permitted Subordinated Indebtedness, the Leverage Ratio, on a Pro Forma Basis, as of the end of the most recently ended period of four fiscal quarters for which financial statements are available, shall be less than 4.50 to 1.00 and (3) on or prior to the date of each such incurrence, the Borrower shall deliver a certificate signed by a Financial Officer confirming compliance with this clause (ix) and (B) extensions, renewals and replacements of any such Permitted Subordinated Indebtedness that do not increase the outstanding principal amount thereof or result in a maturity date prior to the date that is six months after the Term Loan Maturity Date or require scheduled payments of principal prior to the date that is six months after the Term Loan Maturity Date and that do not have terms such that they would fail to qualify as Permitted Subordinated Indebtedness;

            (x) Junior Capital;

            (xi) Indebtedness arising from agreements of the Borrower or any Subsidiary providing for customary indemnification, adjustment of purchase price or similar obligations, in each case incurred or assumed in connection with the Pinnacle Acquisition, the Aurora Acquisition, any Permitted Acquisition or any Disposition permitted by Section 6.05;

            (xii) Indebtedness of any Loan Party pursuant to Swap Agreements permitted by Section 6.07;

            (xiii) Indebtedness of any Loan Party permitted under the Plan of Reorganization and extensions, renewals and replacements of such Indebtedness that do not increase the outstanding principal amount thereof or result in an earlier

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                                                                              85

      maturity date or decrease the average life thereof and that do not have terms less favorable to the Lenders or the Borrower than such Indebtedness; and

            (xiv) other Indebtedness in an aggregate principal amount not exceeding $15,000,000 (or, on or after the Aurora Effective Date, $30,000,000) at any time outstanding, provided that the aggregate principal amount of Indebtedness of Subsidiaries that are not Loan Parties permitted by this clause (xiv) shall not exceed $10,000,000 (or, on or after the Aurora Effective Date, $30,000,000) at any time outstanding.

            (b) Holdings will not create, incur, assume or permit to exist any Indebtedness except (i) Indebtedness created under the Loan Documents, (ii) Junior Capital, (iii) any Guarantee of the Senior Subordinated Notes or the Permitted Subordinated Indebtedness, if required by the Subordinated Debt Documents governing such Senior Subordinated Notes or the Permitted Subordinated Indebtedness, (iv) Indebtedness to the Borrower to the extent it is permitted under Section 6.04 and (v) subject to the conditions set forth in Section 6.01(a)(viii), Additional Debt Securities issued by Holdings and extensions, renewals and replacements thereof.

            (c) Neither Holdings nor the Borrower will, nor will they permit any Subsidiary to, issue any preferred Equity Interests other than, in the case of Holdings, Qualified Capital Stock.

            SECTION 6.02. Liens. Neither Holdings nor the Borrower will, nor will they permit any Subsidiary to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except:

            (a) Liens created under the Loan Documents;

            (b) Permitted Encumbrances;

            (c) any Lien on any property or asset of the Borrower or any Subsidiary existing on the date hereof and set forth in Schedule 6.02, provided that (i) such Lien shall not apply to any other property or asset of the Borrower or any Subsidiary (except assets financed by the same financing source pursuant to the same financing scheme) and (ii) such Lien shall secure only those obligations which it secures on the date hereof (except as relating to assets financed by the same financing source pursuant to the same financing scheme), and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;

            (d) any Lien existing on any property or asset prior to the acquisition thereof by the Borrower or any Subsidiary or existing on any property or asset of any Person that becomes a Subsidiary after the date hereof prior to the time such Person becomes a Subsidiary, provided that (i) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Subsidiary, as the case may be, (ii) such Lien shall not apply to any other property or assets of the Borrower or any Subsidiary (except assets financed by the same financing source pursuant to the same

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                                                                              86

financing scheme) and (iii) such Lien shall secure only those obligations which it secures on the date of such acquisition or the date such Person becomes a Subsidiary (except as relating to assets financed by the same financing source pursuant to the same financing scheme), as the case may be, and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;

            (e) Liens on fixed or capital assets acquired, constructed, maintained or improved by the Borrower or any Subsidiary, provided that (i) such security interests secure Indebtedness permitted by clause (vi) of Section 6.01(a), (ii) such security interests and the Indebtedness secured thereby are incurred prior to or within 120 days after such acquisition or the completion of such construction, maintenance or improvement, (iii) the Indebtedness secured thereby does not exceed 100% of the cost of acquiring, constructing, maintaining or improving such fixed or capital assets and (iv) such security interests shall not apply to any other property or assets of the Borrower or any Subsidiary (except assets financed by the same financing source pursuant to the same financing scheme);

            (f) Liens that are contractual rights of set-off relating to deposit accounts in favor of banks and other depositary institutions in the ordinary course of business;

            (g) Liens of a collecting bank arising in the ordinary course of business under Section 4-208 of the Uniform Commercial Code in effect in the relevant jurisdiction covering only the items being collected upon;

            (h) Liens disclosed on any title insurance policy in respect of a Mortgaged Property or any Lien of any lessee existing as of the date hereof or any subsequent lessee reasonably approved by the Administrative Agent;

            (i) any interest or title of a lessor under any lease (or of a licensor under any license) entered into by the Borrower or a Subsidiary and any Lien arising from precautionary Uniform Commercial Code financing statements (or equivalent filings, registrations or agreements in foreign jurisdictions) relating to and covering only assets leased in accordance with any Loan Document;

            (j) Liens arising out of sale and leaseback transactions permitted by Section 6.06;

            (k) Liens on property of a Subsidiary that is not a Loan Party securing Indebtedness permitted by Section 6.01(a)(xiii) (but only to the extent such Indebtedness was secured on the Aurora Effective Date) or the proviso to
Section 6.01(a)(xiv);

            (l) Liens granted by a Subsidiary that is not a Loan Party in favor of the Borrower or another Loan Party in respect of Indebtedness owed by such a Subsidiary;

            (m) Liens not otherwise permitted by this Section so long as neither
(i) the aggregate outstanding principal amount of the obligations secured thereby nor (ii) the aggregate fair market value (determined as of the date such Lien is incurred) of

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                                                                              87

the assets subject thereto exceeds (as to the Borrower and the Subsidiaries) $2,500,000 (or, on or after the Aurora Effective Date, $7,500,000) at any time outstanding.

            SECTION 6.03. Fundamental Changes. (a) Neither Holdings nor the Borrower will, nor will they permit any Subsidiary to, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or liquidate or dissolve, except that (i) any Person may merge into the Borrower in a transaction in which the surviving entity is a Person organized or existing under the laws of the United States of America, any State thereof or the District of Columbia and, if such surviving entity is not the Borrower, such Person expressly assumes, in writing, all of the obligations of the Borrower under the Loan Documents, (ii) any Person may merge into any Subsidiary in a transaction in which the surviving entity is a Subsidiary and, if any party to such merger is a Subsidiary Loan Party, is or becomes a Subsidiary Loan Party substantially concurrently with such merger, and (iii) any Subsidiary (other than a Subsidiary Loan Party) may liquidate or dissolve if the Borrower determines in good faith that such liquidation or dissolution is in the best interests of the Borrower and is not materially disadvantageous to the Lenders, provided that any such merger involving a Person that is not a wholly owned Subsidiary immediately prior to such merger shall not be permitted unless also permitted by Section 6.04.

            (b) The Borrower will not, and will not permit any Subsidiary to, engage to any material extent in any business other than businesses of the type conducted by the Borrower and the Subsidiaries on the Effective Date and businesses reasonably related thereto.

            (c) Holdings will not engage in any business or activity other than the ownership of all the outstanding shares of capital stock of the Borrower and activities incidental thereto. Holdings will not own or acquire any assets (other than Equity Interests of the Borrower, cash and Permitted Investments) or incur any liabilities (other than liabilities under the Loan Documents, liabilities in respect of Guarantees permitted under Section 6.01, other liabilities permitted under Section 6.01, liabilities imposed by law, including tax liabilities, and other liabilities incidental to its existence and permitted business and activities).

            SECTION 6.04. Investments, Loans, Advances, Guarantees and Acquisitions. Neither Holdings nor the Borrower will, nor will they permit any Subsidiary to, purchase, hold or acquire (including pursuant to any merger with any Person that was not a wholly owned Subsidiary prior to such merger) any Equity Interests in or evidences of indebtedness or other securities (including any option, warrant or other right to acquire any of the foregoing) of, make or permit to exist any loans or advances to, Guarantee any obligations of, or make or permit to exist any investment or any other interest in, any other Person, or purchase or otherwise acquire (in one transaction or a series of transactions) any assets of any other Person constituting a business unit, except:

            (a) Permitted Acquisitions;

            (b) Permitted Investments;

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                                                                              88

            (c) investments existing on the date hereof and set forth on
      Schedule 6.04 and extensions, renewals, modifications or restatements thereof that do not increase the amount of such investment;

            (d) investments by the Borrower and the Subsidiaries in Equity Interests in their respective subsidiaries, provided that (i) any such Equity Interests held by a Loan Party shall be pledged pursuant to the Collateral Agreement (subject to the limitations applicable to Equity Interests of a Foreign Subsidiary or a Joint Venture referred to in the definition of the term "Collateral and Guarantee Requirement") and (ii) the aggregate amount of investments (including a Permitted Acquisition deemed to be an investment subject to this Section 6.04(d)(ii)) by Loan Parties in, and loans and advances by Loan Parties to, and Guarantees by Loan Parties of Indebtedness of, Subsidiaries that are not Loan Parties (including all such investments, loans, advances and Guarantees existing on the Effective Date) shall not exceed $10,000,000 (or, on or after the Aurora Effective Date, $30,000,000) at any time outstanding;

            (e) loans or advances made by the Borrower to any Subsidiary and made by any Subsidiary to the Borrower or any other Subsidiary, provided that (i) any such loans and advances made by a Loan Party shall be evidenced by a promissory note pledged pursuant to the Collateral Agreement and (ii) the amount of such loans and advances made by Loan Parties to Subsidiaries that are not Loan Parties shall be subject to the limitation set forth in clause (d)(ii) above;

            (f) investments in, or loans or advances to, Holdings made by the Borrower in respect of Restricted Payments permitted by Section 6.08(a);

            (g) Guarantees constituting Indebtedness permitted by Section 6.01, provided that the aggregate principal amount of Indebtedness of Subsidiaries that are not Loan Parties that is Guaranteed by any Loan Party shall be subject to the limitation set forth in clause (d)(ii) above;

            (h) investments (including Equity Interests, obligations, securities or other property) received in connection with the bankruptcy or reorganization of customers and suppliers;

            (i) receivables or other trade payables owing to the Borrower or a Subsidiary if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms, provided that such trade terms may include such concessionary trade terms as the Borrower or any such Subsidiary deems reasonable under the circumstances;

            (j) investments consisting of Equity Interests, obligations, securities or other property received in settlement of delinquent accounts of and disputes with customers and suppliers in the ordinary course of business and owing to the Borrower or any Subsidiary or in satisfaction of judgments;

            (k) investments in payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

            (l) loans or advances to employees made in the ordinary course of business (including travel, entertainment and relocation expenses) of the Borrower or a Subsidiary not exceeding $3,000,000 (or, on or after the Aurora Effective Date, $5,000,000) in the aggregate outstanding at any one time;

            (m) investments in the form of Swap Agreements permitted under
      Section 6.07;

            (n) investments of any Person existing at the time such Person becomes a Subsidiary of the Borrower or consolidates or merges with the Borrower or any of the Subsidiaries (including in connection with a Permitted Acquisition or the Aurora Acquisition) so long as such investments were not made in contemplation of such Person becoming a Subsidiary or of such merger;

            (o) investments received in connection with the Dispositions of assets permitted under Section 6.05;

            (p) investments constituting deposits described in clauses (c) and
      (d) of the definition of the term "Permitted Encumbrances";

            (q) any repurchase of the Initial Senior Subordinated Notes or Additional Debt Securities permitted by Section 6.08(b)(iii);

            (r) investments made by the Borrower or any Subsidiary financed with the proceeds of the Retained Mandatory Prepayment Amount not otherwise applied pursuant to Section 6.08(b)(iii) or to make Capital Expenditures;

            (s) investments constituting Capital Expenditures permitted by
      Section 6.14, provided that the transaction or transactions constituting such investment results solely in the making of such Capital Expenditures;

            (t) the Aurora Acquisition and any investments of Aurora described in the Plan of Reorganization;

            (u) other investments in an aggregate amount, as valued at the time each such investment is made, not exceeding $15,000,000 (or, on or after the Aurora Effective Date, $30,000,000) in the aggregate for all such investments made from and after the Effective Date plus an amount equal to any repayments, interest, returns, profits, distributions, income and similar amounts actually received in cash in respect of such investments (which amount shall not exceed (x) prior to the Aurora Effective Date, $15,000,000 and (y) on or after the Aurora Effective Date, $30,000,000); and

            (v) in addition to the investments otherwise permitted by this Section, any investment by the Borrower or any Subsidiary to the extent it is financed with the proceeds of an issuance of Junior Capital not later than six months after the receipt of such proceeds by Holdings or the Borrower.

            SECTION 6.05. Asset Sales. Neither Holdings nor the Borrower will, nor will they permit any Subsidiary to, sell, transfer, lease or otherwise dispose of any asset, including any Equity Interest owned by it, nor will the Borrower permit any Subsidiary to issue any additional Equity Interest in such Subsidiary (other than to the Borrower or another Subsidiary in compliance with Section 6.04), except:

            (a) sales, transfers and dispositions of (i) inventory in the ordinary course of business and (ii) used, obsolete, worn out or surplus equipment or property in the ordinary course of business;

            (b) sales, transfers and dispositions to the Borrower or a Subsidiary, provided that any such sales, transfers or dispositions involving a Subsidiary that is not a Loan Party shall be made in compliance with Section 6.09;

            (c) sales, transfers and dispositions of accounts receivable in connection with the compromise, settlement or collection thereof;

            (d) any consignment or similar arrangements for the sale of inventory in the ordinary course of business;

            (e) (i) sales, transfers and dispositions of licenses or sublicenses of intellectual property and general intangibles and (ii) licenses, sublicenses, leases or subleases of other property, in the case of both clauses (i) and (ii), in the ordinary course of business and to the extent they do not materially interfere with the business of Holdings, the Borrower and the Subsidiaries;

            (f) sales, transfers and dispositions of investments permitted by clauses (b), (h), (j), (m), (n) and (p) of Section 6.04;

            (g) sale and leaseback transactions permitted by Section 6.06;

            (h) within 360 days after the consummation of a Permitted Acquisition or the Aurora Acquisition, the sale, transfer or disposition of assets acquired in connection with such Permitted Acquisition or the Aurora Acquisition, as applicable, and not required in the operation of the business of the Borrower or any of the Subsidiaries;

            (i) Dispositions resulting from any casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, any property or asset of the Borrower or any Subsidiary;

            (j) the Disposition of Open Pit Assets, provided that, prior to the Aurora Effective Date, the Net Proceeds therefrom shall be applied to the repayment of Loans in accordance with Section 2.11(c) (without giving effect to the proviso thereof, unless after giving effect to such Disposition and application of the proceeds therefrom, no Default has occurred and is continuing and the Leverage Ratio, on a Pro Forma Basis, as of the end of the most recently ended quarter for which financial statements are available is less than
      5.0 to 1.0);

            (k) the Disposition of the Omaha Property; and

            (l) sales, transfers and other dispositions of assets (other than Equity Interests in a Subsidiary unless 100% of the Equity Interests of such Subsidiary are sold, transferred or otherwise disposed of), including Asset Swaps, that are not permitted by any other clause of this Section, provided that the aggregate fair value of all assets sold, transferred or otherwise disposed of in reliance upon this clause (l) shall not exceed $10,000,000 (or, on or after the Aurora Effective Date, $20,000,000) during any fiscal year of the Borrower, provided that (x) all sales, transfers, leases and other dispositions permitted hereby (other than those permitted by clauses (a)(ii), (b), (c), (d), (e) and (i) above and Asset Swaps) shall be made for at least 75% cash consideration (which cash consideration, (I) for purposes of clause (a)(i), shall be deemed to include accounts receivable and (II) for all other purposes under this Section 6.05, shall be deemed to include (a) any liabilities of Holdings, the Borrower or any Subsidiary, as shown on the most recent balance sheet of Holdings, the Borrower or any Subsidiary (other than liabilities that are by their terms subordinated to the Obligations) that are assumed by the transferee of such assets and (b) any securities, notes or other obligations received by Holdings, the Borrower or any Subsidiary from a transferee that are converted into cash within 90 days after such transfer, to the extent of such conversion) and (y) all sales, transfers, leases and other dispositions permitted hereby (other than those permitted by clauses (b) and (i)) shall be made for fair value.

            SECTION 6.06. Sale and Leaseback Transactions. Neither Holdings nor the Borrower will, nor will they permit any Subsidiary to, enter into any arrangement, directly or indirectly, whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property that it intends to use for substantially the same purpose or purposes as the property sold or transferred, except for (a) any such sale and leaseback of any fixed or capital assets that is made for at least 75% cash consideration and is consummated within 120 days after the Borrower or such Subsidiary acquires or completes the construction of such fixed or capital asset, (b) any such sale and leaseback that results in a Capital Lease Obligation permitted by Section 6.01(a)(vi) and (c) sale and leasebacks of real property owned as of the Effective Date by the Borrower and the Subsidiaries (after giving effect to the Transactions) and, after giving effect to the Aurora Acquisition, real property owned as of the Aurora Effective Date by Aurora or its subsidiaries, with an aggregate fair value not to exceed $10,000,000 (or, on or after the Aurora Effective Date, $20,000,000) during the term of this Agreement (the proceeds of which sale and leaseback, for the avoidance of doubt, shall be subject to
Section 2.11(c)).

            SECTION 6.07. Swap Agreements. Neither Holdings nor the Borrower will, nor will they permit any Subsidiary to, enter into any Swap Agreement, except

(a) Swap Agreements entered into to hedge or mitigate risks to which the Borrower or any Subsidiary has actual or expected exposure (other than those in respect of Equity Interests of the Borrower or any Subsidiary) and (b) Swap Agreements entered into in order to cap, collar or exchange interest rates (from fixed to floating rates, from one floating rate to another floating rate or otherwise) with respect to any interest-bearing liability or investment of the Borrower or any Subsidiary.

            SECTION 6.08. Restricted Payments; Certain Payments of Indebtedness.
(a) Neither Holdings nor the Borrower will, nor will they permit any Subsidiary to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except (i) each of the Borrower and Holdings may declare and pay dividends with respect to its common stock, payable solely in additional shares of its common stock, and, with respect to its preferred stock, payable solely in additional shares of such preferred stock or in shares of its common stock, (ii) Subsidiaries may make Restricted Payments ratably with respect to their capital stock, membership or partnership interests or other similar Equity Interests,
(iii) the Borrower may make Restricted Payments to the extent necessary to permit Holdings to, and the Borrower or Holdings may make Restricted Payments, in respect of the purchase, repurchase, retirement or other acquisition for value of Equity Interests of Holdings or Crunch LLC owned by employees, former employees, directors, former directors, consultants or former consultants of Holdings, the Borrower or any Subsidiaries pursuant to and in accordance with equity and compensation arrangements, including stock option plans or other benefit plans, in an aggregate amount equal to (A) $5,000,000 during any fiscal year (provided that (1) the amount of Restricted Payments permitted to be made in respect of any fiscal year shall be increased by the unused amount of Restricted Payments that were permitted to be made during the two immediately preceding fiscal years and (2) Restricted Payments made pursuant to this clause
(A) in any fiscal year shall be deemed to use, first, the amount for such fiscal year, and second, any amount carried forward to such fiscal year pursuant to the preceding clause (1) (it being understood that any amounts not used in any fiscal year carried forward pursuant to the preceding clause (1) may be carried forward for two fiscal years and no further)) plus (B) so long as no Default has occurred and is continuing or would result therefrom, the proceeds of "key-person" life insurance policies with respect to such Person received by the Borrower or Holdings, plus (C) amounts contributed by Holdings in exchange for common equity of the Borrower as a result of sales of Equity Interests to employees, officers, directors or consultants of Holdings, the Borrower or any Subsidiary, (iv) so long as no Default has occurred and is continuing or would result therefrom, the Borrower may make Restricted Payments to the extent necessary to permit it or Holdings to, and the Borrower or Holdings may make, payments of or on account of monitoring or management or similar fees payable to the Permitted Investors or their Affiliates in an aggregate amount in any fiscal year not in excess of $1,000,000 (plus any reasonable out-of-pocket expenses in connection therewith), (v) the Borrower may make Restricted Payments to Holdings, and the Borrower or Holdings may make, at such times and in such amounts, Restricted Payments (A) not exceeding $1,500,000 during any fiscal year, as shall be necessary to permit Holdings and its parent companies to discharge their respective corporate overhead (including franchise taxes and director fees) and permitted liabilities, (B) as shall be necessary to pay any taxes that are due and payable by Holdings as part of a consolidated group that includes the Borrower and (C) as shall be necessary to make any scheduled cash interest and principal payments as and when due in respect of Additional Debt Securities issued by Holdings as permitted under
Section 6.01(b)(v), if any, and (vi) concurrently with the issuance of Qualified Capital Stock of Holdings, Holdings may redeem, purchase or retire any Equity Interests of Holdings using the proceeds of, or convert or exchange any Equity Interests of Holdings for, such Qualified Capital Stock of Holdings.

            (b) Neither Holdings nor the Borrower will, nor will they permit any Subsidiary to, make or agree to pay or make, directly or indirectly, any payment or other distribution (whether in cash, securities or other property) of or in respect of principal of or interest on any Subordinated Debt, or any payment or other distribution (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancelation or termination of any Subordinated Debt, except:

            (i) payment of regularly scheduled interest and principal payments as and when due, other than payments in respect of Subordinated Debt prohibited by the subordination provisions thereof;

            (ii) refinancings of Subordinated Debt to the extent permitted by
      Section 6.01;

            (iii) after the end of the Standstill Period, redemption, repurchase or retirement of the Initial Senior Subordinated Notes or Additional Debt Securities, including any premium (if any) and accrued and unpaid interest thereon to the date of such redemption or repurchase, in an aggregate amount equal to (A) $15,000,000 (or, on or after the Aurora Effective Date, $30,000,000), plus (B) the Retained Mandatory Prepayment Amount not otherwise applied pursuant to Section 6.04(r) or to make Capital Expenditures, provided that (1) immediately before and on a Pro Forma Basis after giving effect to such redemption, repurchase or retirement,
      (x) no Default shall have occurred and be continuing and (y) the Average Revolving Availability shall not be less than (i) prior to the Aurora Effective Date, $30,000,000 and (ii) on or after the Aurora Effective Date, $45,000,000 and (2) after giving effect to such redemption, repurchase or retirement, the Senior Leverage Ratio, on a Pro Forma Basis, shall be less than 2.00 to 1.00 (it being understood and agreed that any Initial Senior Subordinated Notes and Additional Debt Securities redeemed or repurchased pursuant to this clause (iii) shall immediately be canceled by the Borrower).

            SECTION 6.09. Transactions with Affiliates. Except as set forth on
Schedule 6.09, neither Holdings nor the Borrower will, nor will they permit any Subsidiary to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except (a) transactions that (i) are entered into pursuant to the reasonable requirements of its business, (ii) do not involve Holdings (except to the extent the involvement with Holdings complies with this Section 6.09) and

(iii) are at prices and on terms and conditions not less favorable to the Borrower or such Subsidiary than would be reasonably obtained on an arm's-length basis from unrelated third parties, (b) transactions between or among the Borrower and the Subsidiary Loan Parties not involving any other Affiliate (except to the extent the involvement with such Affiliate complies with this Section 6.09), (c) any investment permitted by Sections 6.04(d)(ii), (e), (f) or
(g) (to the extent such transactions are by and among the Borrower and a Subsidiary Loan Party), (d) any Restricted Payment permitted by Section 6.08,
(e) loans or advances to employees permitted under Section 6.04, (f) the provision by Persons who may be deemed Affiliates of Holdings or the Borrower (other than JPMP, JWC and their respective Controlled Affiliates) of financial advisory, financing, underwriting or placement services or any other investment banking, banking or similar services (including in connection with the amendment, modification or supplement of this Agreement), so long as such transactions are approved by a majority of the disinterested members of the board of directors of such Person, (g) any contribution to the capital of the Borrower by Holdings or any purchase of Equity Interests of the Borrower by Holdings, (h) any contribution to the capital of Holdings by Crunch LLC or any purchase of Equity Interests of Holdings by Crunch LLC and (i) issuances of Equity Interests to Affiliates, officers, directors or employees of the Borrower that are approved by a majority of the disinterested members of the board of directors of the applicable Person in good faith.

            SECTION 6.10. Restrictive Agreements. Neither Holdings nor the Borrower will, nor will they permit any Subsidiary to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (a) the ability of Holdings, the Borrower or any Subsidiary to create, incur or permit to exist any Lien upon any of its property or assets, or (b) the ability of any Subsidiary to pay dividends or other distributions with respect to any shares of its capital stock or to make or repay loans or advances to the Borrower or any other Subsidiary or to Guarantee Indebtedness of the Borrower or any other Subsidiary, provided that
(i) the foregoing shall not apply to restrictions and conditions imposed by (A) law, (B) any Loan Document, Subordinated Debt Document or other instrument or agreement governing Indebtedness permitted pursuant to Section 6.01(a)(vii) (but only to the extent such restrictions or conditions are imposed only on the Person who becomes a Subsidiary concurrently with the incurrence of such Indebtedness) and (C) any instrument or agreement governing any refinancing, renewal or replacement of such Subordinated Debt or Indebtedness permitted pursuant to Section 6.01(a)(vii) to the extent such agreements or instruments are not materially more restrictive, taken as a whole, with respect to the matters described in the preceding clauses (a) and (b) than those contained in the Subordinated Debt Documents or other instrument or agreement governing Indebtedness permitted pursuant to Section 6.01(a)(vii) existing on the Effective Date, (ii) the foregoing shall not apply to restrictions and conditions existing on or about the date hereof and identified on Schedule 6.10 (but shall apply to any extension or renewal of, or any amendment or modification expanding the scope of, any such restriction or condition), (iii) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary or other assets pending such sale, provided such restrictions and conditions apply only to the Subsidiary or other assets that is to be sold and such sale is permitted hereunder, (iv) clause (a) of the foregoing shall not apply to restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness (or, to the extent permitted by Section 6.02(e), to other assets financed by the same financing source pursuant to the same financing scheme) and
(v) clause (a) of the foregoing shall not apply to customary provisions in leases and ordinary course licenses.

            SECTION 6.11. Amendment of Material Documents. Neither Holdings nor the Borrower will, nor will they permit any Subsidiary to, amend, modify or waive any of its rights under (a) any Subordinated Debt Document, except for such amendments, modifications or waivers that could not be reasonably expected to effect any change adverse to the interests and rights of the Administrative Agent or the Lenders under any Loan Document, (b) its certificate of incorporation, by-laws or other organizational documents (other than to change its name), (c) the Pinnacle Acquisition Documents (including the LLC Agreement) and (d) the Aurora Acquisition Documents, except, in the case of clauses (b),
(c) and (d), for such amendments, modifications or waivers that could not be reasonably expected to effect any change materially adverse to the interests and rights of the Administrative Agent or the Lenders under any Loan Document and except, in the case of clause (c), any amendments of the LLC Agreement approved by the Agents pursuant to Section 4.02(n).

            SECTION 6.12. Interest Expense Coverage Ratio. The Borrower will not permit the ratio of (a) Consolidated EBITDA to (b) Consolidated Cash Interest Expense, in each case in respect of any period of four consecutive fiscal quarters, (i) prior to the Aurora Effective Date, ending on or about any date set forth in Table 1 below, and (ii) on or after the Aurora Effective Date, ending on or about any date set forth in Table 2 below, to be less than the ratio set forth below opposite such period, provided that to the extent the Aurora Acquisition, any Permitted Acquisition, Disposition outside the ordinary course of business or discontinuation of operations has occurred during the relevant period of four consecutive fiscal quarters, such ratio shall be determined for such period on a Pro Forma Basis for such occurrences:

                  TABLE 1 (PRIOR TO THE AURORA EFFECTIVE DATE)

     Period                                            Ratio
     ------                                            -----
April 30, 2004                                     2.25 to 1:00
July 31, 2004                                      2.25 to 1:00
October 31, 2004                                   2.25 to 1:00
January 31, 2005                                   2.25 to 1:00
April 30, 2005                                     2.50 to 1:00
July 31, 2005                                      2.50 to 1:00
October 31, 2005                                   2.50 to 1:00
January 31, 2006                                   2.50 to 1:00
April 30, 2006                                     2.50 to 1:00
July 31, 2006                                      2.50 to 1:00
October 31, 2006                                   2.75 to 1.00
January 31, 2007                                   2.75 to 1.00
April 30, 2007                                     2.75 to 1.00
July 31, 2007                                      3.00 to 1.00
October 31, 2007                                   3.00 to 1.00
January 31, 2008                                   3.00 to 1.00
April 30, 2008                                     3.25 to 1.00
July 31, 2008                                      3.25 to 1.00
October 31, 2008                                   3.25 to 1.00
January 31, 2009 and thereafter                    3.50 to 1.00

                 TABLE 2 (ON OR AFTER THE AURORA EFFECTIVE DATE)

     Period                                            Ratio
     ------                                            -----
July 31, 2004                                      2.25 to 1.00
October 31, 2004                                   2.25 to 1.00
December 31, 2004                                  2.25 to 1.00
March 31, 2005                                     2.25 to 1.00
June 30, 2005                                      2.25 to 1.00
September 30, 2005                                 2.50 to 1.00
December 31, 2005                                  2.50 to 1.00
March 31, 2006                                     2.50 to 1.00
June 30, 2006                                      2.50 to 1.00
September 30, 2006                                 2.50 to 1.00
December 31, 2006                                  2.50 to 1.00
March 31, 2007                                     2.50 to 1.00
June 30, 2007                                      2.50 to 1.00
September 30, 2007                                 2.50 to 1.00
December 31, 2007                                  2.50 to 1.00
March 31, 2008                                     2.75 to 1.00
June 30, 2008                                      2.75 to 1.00
September 30, 2008                                 2.75 to 1.00
December 31, 2008                                  2.75 to 1.00
March 31, 2009 and thereafter                      3.00 to 1.00

            SECTION 6.13. Leverage Ratio. The Borrower will not permit the Leverage Ratio as of the last day of any fiscal quarter (a) prior to the Aurora Effective Date, ending on or about any date set forth in Table 1 below, and (b) on or after the Aurora Effective Date, ending on or about any date set forth in Table 2 below, to exceed the ratio set forth opposite such period:

                  TABLE 1 (PRIOR TO THE AURORA EFFECTIVE DATE)

     Period                                            Ratio
     ------                                            -----
April 30, 2004                                     5.75 to 1.00
July 31, 2004                                      5.75 to 1.00
October 31, 2004                                   5.50 to 1.00
January 31, 2005                                   5.50 to 1.00
April 30, 2005                                     5.25 to 1.00
July 31, 2005                                      5.25 to 1.00
October 31, 2005                                   5.00 to 1.00
January 31, 2006                                   4.75 to 1.00
April 30, 2006                                     4.75 to 1.00
July 31, 2006                                      4.75 to 1.00
October 31, 2006                                   4.50 to 1.00
January 31, 2007                                   4.50 to 1.00
April 30, 2007                                     4.25 to 1.00
July 31, 2007                                      4.25 to 1.00
October 31, 2007                                   4.25 to 1.00
January 31, 2008                                   4.25 to 1.00
April 30, 2008 and thereafter                      4.00 to 1.00

                 TABLE 2 (ON OR AFTER THE AURORA EFFECTIVE DATE)

     Period                                            Ratio
     ------                                            -----
July 31, 2004                                      5.75 to 1.00
October 31, 2004                                   5.75 to 1.00
December 31, 2004                                  5.75 to 1.00
March 31, 2005                                     5.75 to 1.00
June 30, 2005                                      5.50 to 1.00
September 30, 2005                                 5.25 to 1.00
December 31, 2005                                  5.00 to 1.00
March 31, 2006                                     5.00 to 1.00
June 30, 2006                                      5.00 to 1.00
September 30, 2006                                 4.75 to 1.00
December 31, 2006                                  4.75 to 1.00
March 31, 2007                                     4.50 to 1.00
June 30, 2007                                      4.50 to 1.00
September 30, 2007                                 4.25 to 1.00
December 31, 2007                                  4.25 to 1.00
March 31, 2008 and thereafter                      4.00 to 1.00

            SECTION 6.14. Maximum Capital Expenditures. (a) The Borrower will not, nor will it permit any Subsidiary to, incur or make any Capital Expenditures during any fiscal year (i) prior to the Aurora Effective Date, in an amount exceeding $12,500,000 per annum and (ii) on or after the Aurora Effective Date, in an amount exceeding $30,000,000 per annum. In addition to the foregoing, the Borrower may incur or make Capital Expenditures relating to plant consolidations in an aggregate amount not exceeding $7,500,000 during the term of this Agreement.

            (b) The amount of Capital Expenditures permitted to be made in respect of any fiscal year shall be increased by the unused amount of Capital Expenditures that were permitted to be made during the immediately preceding fiscal year pursuant to Section 6.14(a). Capital Expenditures in any fiscal year shall be deemed to use, first, any amount carried forward to such fiscal year pursuant to this Section 6.14(b), and second, the amount for such fiscal year set forth in Section 6.14(a).

            (c) The amount of Capital Expenditures permitted to be made in respect of any fiscal year shall be increased, after the consummation of any Permitted Acquisition, in an amount equal to 110% of the average annual amount of capital expenditures made by the Person or business so acquired, as shown in the financial statements of such Person or business, during the two fiscal years preceding such acquisition.

                                   ARTICLE VII

                                Events of Default

            SECTION 7.01. Events of Default. If any of the following events ("Events of Default") shall occur:

            (a) the Borrower shall fail to pay any principal of any Loan or any reimbursement obligation in respect of any LC Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

            (b) the Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in clause (a) of this Article) payable under this Agreement or any other Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of five days;

            (c) any representation or warranty made or deemed made by or on behalf of Holdings, the Borrower or any Subsidiary in or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, shall prove to have been incorrect (i) to the extent

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                                                                              99

      such representation or warranty is modified or qualified based on, the terms "materially" or "material" or by reference to the term "Material Adverse Effect", in any respect and (ii) to the extent such representation or warranty is not so modified or qualified, in any material respect, in each case when made or deemed made;

            (d) Holdings or the Borrower shall fail to observe or perform any covenant, obligation or agreement contained in Section 5.02, 5.03, 5.04 (with respect to the existence of Holdings and the Borrower) or 5.11 or in
      Article VI;

            (e) any Loan Party shall fail to observe or perform any covenant, obligation or agreement contained in any Loan Document (other than those specified in clause (a), (b) or (d) of this Article), and such failure shall continue unremedied for a period of 30 days after notice thereof from the Administrative Agent or any Lender to the Borrower;

            (f) Holdings, the Borrower or any Subsidiary shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable (after giving effect to any applicable grace period);

            (g) any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity, provided that this clause (g) shall not apply to secured Indebtedness that becomes due as a result of the sale or transfer of the property or assets not prohibited hereunder securing such Indebtedness;

            (h) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of Holdings, the Borrower or any Subsidiary or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for Holdings, the Borrower or any Subsidiary or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

            (i) Holdings, the Borrower or any Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or

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                                                                             100

      petition described in clause (h) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for Holdings, the Borrower or any Subsidiary or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any formal action for the purpose of effecting any of the foregoing;

            (j) the Borrower or any Subsidiary shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;

            (k) to the extent not paid or covered by insurance provided by an insurance company with ratings reasonably satisfactory to the Administrative Agent that has not denied coverage, one or more judgments for the payment of money in an aggregate amount in excess of $5,000,000 (or, on or after the Aurora Effective Date, $15,000,000) shall be rendered against the Borrower, any Subsidiary or any combination thereof and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of Holdings, the Borrower or any Subsidiary to enforce any such judgment;

            (l) an ERISA Event shall have occurred that, in the reasonable opinion of the Required Lenders, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect;

            (m) (i) any Loan Document shall for any reason be asserted by any Loan Party not to be a legal, valid and binding obligation of any party thereto; (ii) any Lien purported to be created under any Security Document shall cease to be, or shall be asserted by any Loan Party not to be, a valid and perfected Lien on any Collateral with a fair value of greater than $5,000,000 with the priority required by the applicable Security Document, except (A) as a result of the sale or other disposition of the applicable Collateral in a transaction permitted under the Loan Documents or (B) as a result of the Administrative Agent's failure to maintain possession of any stock certificates, promissory notes or other instruments delivered to it under the Collateral Agreement or (iii) the Guarantees pursuant to the Security Documents by Holdings and the Subsidiary Loan Parties shall cease to be in full force and effect (other than in accordance with the terms of the Loan Documents) or shall be asserted by Holdings or any Subsidiary Loan Party not to be in effect or not to be legal, valid and binding obligations;

            (n) the Senior Subordinated Notes or the Guarantees thereof shall cease, for any reason, to be validly subordinated to the Obligations or the obligations of the Subsidiary Guarantors under the Collateral Agreement, as the case may be, as provided in the Senior Subordinated Notes Indenture or other indenture governing the Additional Senior Subordinated Notes, or any Loan Party, the trustee in respect of the Initial Senior Subordinated Notes or the Additional Senior

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                                                                             101

      Subordinated Notes or the holders of at least 25% in aggregate principal amount of the Senior Subordinated Notes (or, if the Additional Senior Subordinated Notes are not issued pursuant to the Senior Subordinated Notes Indenture, of either the Initial Senior Subordinated Notes or the Additional Senior Subordinated Notes) shall so assert; or

            (o) a Change in Control shall occur;

then, and in every such event (other than an event with respect to the Borrower described in clause (h) or (i) of this Article), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrower, take either or both of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, and (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; and in case of any event with respect to the Borrower described in clause (h) or (i) of this Article, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.

            SECTION 7.02. Exclusion of Immaterial Subsidiaries. Solely for the purposes of determining whether a Default has occurred under clause (h) or (i) of Section 7.01, any reference in any such clause to any "Subsidiary" shall be deemed not to include any Subsidiary affected by any event or circumstance referred to in any such clause that did not, as of the last day of the fiscal quarter of the Borrower most recently ended, have assets with a value in excess of 5.0% of the total consolidated assets of the Borrower and the Subsidiaries as of such date, provided that if it is necessary to exclude more than one Subsidiary from clause (h) or (i) of Section 7.01 pursuant to this Section in order to avoid a Default thereunder, all excluded Subsidiaries shall be considered to be a single consolidated Subsidiary for purposes of determining whether the condition specified above is satisfied.

                                  ARTICLE VIII

                            The Administrative Agent

            Each of the Lenders and the Issuing Banks hereby irrevocably appoints the Administrative Agent as its agent and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative

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                                                                             102

Agent by the terms of the Loan Documents, together with such actions and powers as are reasonably incidental thereto.

            The bank serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if it were not the Administrative Agent hereunder.

            The Administrative Agent shall not have any duties or obligations except those expressly set forth in the Loan Documents. Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated by the Loan Documents that the Administrative Agent is required to exercise in writing as directed by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02), and (c) except as expressly set forth in the Loan Documents, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to Holdings, the Borrower or any of the Subsidiaries that is communicated to or obtained by the bank serving as Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02) or in the absence of its own gross negligence or wilful misconduct. The Administrative Agent shall not be deemed not to have knowledge of any Default unless and until written notice thereof is given to the Administrative Agent by Holdings, the Borrower or a Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered thereunder or in connection therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document, (iv) the validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in
Article IV or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

            The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent

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                                                                             103

accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

            The Administrative Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

            Subject to the appointment and acceptance of a successor Administrative Agent as provided in this paragraph, the Administrative Agent may resign at any time upon 30 days' notice to the Lenders, the Issuing Banks, Holdings and the Borrower. Upon any such resignation, the Required Lenders shall have the right to appoint a successor, which successor shall be approved by Holdings and the Borrower in writing, such approval not to be unreasonably withheld. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, on behalf of the Lenders and the Issuing Banks, appoint a successor Administrative Agent which shall be a bank with an office in New York, New York, or an Affiliate of any such bank. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the Administrative Agent's resignation hereunder, the provisions of this Article and Section 9.03 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Administrative Agent.

            Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or related agreement or any document furnished hereunder or thereunder.

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                                                                             104

                                   ARTICLE IX

                                  Miscellaneous

            SECTION 9.01. Notices. (a) Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

            (i) if to the Borrower, to it at One Old Bloomfield Road, Mountain Lakes, New Jersey 07046, Attention of General Counsel (Telecopy No. (973) 541-6691);

            (ii) if to the Administrative Agent, to Deutsche Bank Trust Company Americas, 60 Wall Street, New York, New York 10005, Attention of Mr. Scottye Lindsey (Telecopy No. (212) 797-5692);

            (iii) if to an Issuing Bank, to it at its address (or facsimile number set forth in its Administrative Questionnaire (unless such Issuing Bank has specified another address or facsimile number by notice to the Borrower and the Administrative Agent));

            (iv) if to a Swingline Lender, at its address (or facsimile number set forth in its Administrative Questionnaire (unless such Swingline Lender has specified another address or facsimile number by notice to the Borrower and the Administrative Agent)); and

            (v) if to any other Agent or Lender, to it at its address (or telecopy number) set forth in its Administrative Questionnaire.

            (b) Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communications pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices pursuant to Article II unless otherwise agreed by the Administrative Agent and the applicable Lender. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.

            (c) Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the Administrative Agent. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

            SECTION 9.02. Waivers; Amendments. (a) No failure or delay by the Administrative Agent, any Issuing Bank or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Issuing Banks and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of any Loan Document or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any Lender or any Issuing Bank may have had notice or knowledge of such Default at the time.

            (b) Except as provided in Section 2.20 with respect to an Incremental Facility Amendment, neither this Agreement nor any other Loan Document nor any provision hereof or thereof may be waived, amended or modified except, in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by Holdings, the Borrower and the Required Lenders or, in the case of any other Loan Document, pursuant to an agreement or agreements in writing entered into by the Administrative Agent and the Loan Party or Loan Parties that are parties thereto, in each case with the consent of the Required Lenders, provided that no such agreement shall (i) increase the Commitment of any Lender without the written consent of such Lender, (ii) reduce the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender affected thereby, (iii) postpone the maturity of any Loan, or any scheduled date of payment of the principal amount of any Term Loan under Section 2.10, or the required date of reimbursement of any LC Disbursement, or any date for the payment of any interest or fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender affected thereby,
(iv) (A) change Section 2.18(b) or (c) in a manner that would alter the pro rata sharing of payments required thereby, without the consent of each Lender or (B) change the last sentence of Section 2.08(c) in a manner that would alter the pro rata reduction of the Commitments thereby, without the written consent of each Lender affected thereby, (v) change any of the provisions of this Section or the percentage set forth in the definition of the term "Required Lenders" or any other provision of any Loan Document specifying the number or percentage of Lenders (or Lenders of any Class) required to waive, amend or modify any rights thereunder or make any determination or grant any consent thereunder, without the written consent of each Lender (or each Lender of such Class, as the case may be), (vi) release any Subsidiary Loan Party from its Guarantee under the Collateral Agreement (except as expressly provided in the Collateral Agreement), or limit its liability in respect of such Guarantee, without the written consent of each Lender, (vii) release all or substantially all of the Collateral (except as expressly provided in the Collateral Agreement) from the Liens of the Security Documents, without the written consent of each Lender, (viii) change any provisions of any Loan Document in a manner that by its terms adversely affects the rights in respect of payments due to Lenders holding Loans of any Class differently than those holding Loans of any other Class, without the written consent of Lenders holding a

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                                                                             106

majority in interest of the outstanding Loans and unused Commitments of each adversely affected Class, (ix) change any provision of Section 2.11(c) or 2.11(d) or the definition of the term "Prepayment Event", (A) without the written consent of Term Loan Lenders holding a majority in interest of the outstanding Term Loans and unused Commitments in respect of Term Loans, in a manner that by its terms adversely affects the rights in respect of mandatory prepayments due to the Term Loan Lenders or (B) without the written consent of the Revolving Lenders holding a majority in interest of the outstanding Revolving Loans and unused Commitments in respect of Revolving Loans, in a manner that by its terms adversely affects the rights in respect of mandatory prepayments due to the Revolving Lenders or (x) change the rights of the Term Loan Lenders to decline mandatory prepayments as provided in Section 2.11, without the written consent of Term Loan Lenders holding a majority of the outstanding Term Loans, and provided further that (A) no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent, any Issuing Bank or any Swingline Lender without the prior written consent of the Administrative Agent, such Issuing Bank or such Swingline Lender, as the case may be, and (B) any waiver, amendment or modification of this Agreement that by its terms affects the rights or duties under this Agreement of the Revolving Lenders (but not the Term Loan Lenders) or the Term Loan Lenders (but not the Revolving Lenders) may be effected by an agreement or agreements in writing entered into by Holdings, the Borrower and the requisite percentage in interest of the affected Class of Lenders that would be required to consent thereto under this Section if such Class of Lenders were the only Class of Lenders hereunder at the time (it being agreed that any extension of the Revolving Maturity Date does not affect the rights or duties of the Term Loan Lenders under this Agreement). Notwithstanding the foregoing, any provision of this Agreement may be amended by an agreement in writing entered into by Holdings, the Borrower, the Required Lenders and the Administrative Agent (and, if their rights or obligations are affected thereby, the Issuing Banks and the Swingline Lenders) if (i) by the terms of such agreement the Commitment of each Lender not consenting to the amendment provided for therein shall terminate upon the effectiveness of such amendment and (ii) at the time such amendment becomes effective, each Lender not consenting thereto receives payment in full of the principal of and interest accrued on each Loan made by it and all other amounts owing to it or accrued for its account (except for contingent indemnities and cost and expense reimbursement obligations to the extent not made) under this Agreement. In connection with any proposed amendment, modification, waiver or termination (a "Proposed Change") requiring the consent of all affected Lenders, if the consent of the Required Lenders to such Proposed Change is obtained, but the consent to such Proposed Change of other Lenders whose consent is required is not obtained (any such Lender whose consent is not obtained as described in this Section 9.02(b) being referred to as a "Non-Consenting Lender"), then, so long as the Lender that is acting as the Administrative Agent is not a Non-Consenting Lender, at the Borrower's request, any assignee that is reasonably acceptable to the Administrative Agent shall have the right, with the Administrative Agent's consent, to purchase from such Non-Consenting Lender, and such Non-Consenting Lender agrees that it shall, upon the Borrower's request, sell and assign to such assignee, at no expense to such Non-Consenting Lender, all the Commitments, Term Loans and Revolving Exposure of such Non-Consenting Lender for an amount equal to the principal balance of all Term Loans

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                                                                             107

and Revolving Loans (and funded participations in Swingline Loans and unreimbursed LC Disbursements) held by such Non-Consenting Lender and all accrued interest and fees with respect thereto through the date of sale, such purchase and sale to be consummated pursuant to an executed Assignment and Assumption in accordance with Section 9.04(b). Notwithstanding the foregoing, any amendment of any provision of Section 4.02, or any waiver or consent in respect thereto, may be effected by an agreement in writing entered into by Holdings, the Borrower and the Required Lenders, provided that clauses (a), (q) or (r) of Section 4.02, or any waiver or consent in respect thereto, may only be effected by an agreement in writing entered into by Holdings, the Borrower and the Supermajority Lenders.

            SECTION 9.03. Expenses; Indemnity; Damage Waiver. (a) The Borrower shall pay (i) all reasonable out-of-pocket expenses incurred by the Agents and their respective Affiliates (including reasonable expenses incurred in connection with due diligence), including the reasonable fees, charges and disbursements of counsel for the Agents, in connection with the syndication of the credit facilities provided for herein, the preparation and administration of the Loan Documents or any amendments, modifications or waivers of the provisions thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by any Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all reasonable out-of-pocket expenses incurred by the Agents, any Issuing Bank or any Lender, including the fees, charges and disbursements of any counsel for the Agents, any Issuing Bank or any Lender, in connection with the enforcement or protection of its rights in connection with the Loan Documents, including its rights under this Section, or in connection with the Loans made or Letters of Credit issued hereunder, including all such reasonable out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

            (b) The Borrower shall indemnify the Agents, each Issuing Bank and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an "Indemnitee") against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the reasonable fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of any Loan Document or any other agreement or instrument contemplated hereby, the performance by the parties to the Loan Documents of their respective obligations thereunder or the consummation of the Transactions or any other transactions contemplated hereby, (ii) any Loan or Letter of Credit or the use of the proceeds therefrom (including any refusal by an Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or Release of Hazardous Materials on or from any Mortgaged Property or any other property currently or formerly owned or operated by the Borrower or any of the Subsidiaries, or any Environmental Liability related in any way to the Borrower or any of the Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other

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                                                                             108

theory and regardless of whether any Indemnitee is a party thereto, provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final judgment to have resulted from the gross negligence or wilful misconduct of such Indemnitee.

            (c) To the extent that the Borrower fails to pay any amount required to be paid by it to either Agent, any Issuing Bank or either Swingline Lender under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to the applicable Agent, Issuing Bank or Swingline Lender, as the case may be, such Lender's pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the applicable Agent, Issuing Bank or Swingline Lender in its capacity as such. For purposes hereof, a Lender's "pro rata share" shall be determined based upon its share of the sum of the total Revolving Exposures, outstanding Term Loans and unused Commitments at the time.

            (d) To the extent permitted by applicable law, neither Holdings nor the Borrower shall assert, and each hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof.

            (e) All amounts due under this Section shall be payable not later than three Business Days after written demand therefor.

            SECTION 9.04. Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of an Issuing Bank that issues any Letter of Credit), except that (i) the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any such attempted assignment or transfer by the Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of any Issuing Bank that issues any Letter of Credit), Participants (to the extent provided in paragraph (c) of this Section) and, to the extent expressly contemplated hereby, the Related Parties of each of the Agents, any Issuing Bank and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

            (b) (i) Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or any portion of its Commitment or the Loans at the time owing to it), with the prior written consent (such consent not to be unreasonably withheld or delayed) of:

            (A) the Borrower, provided that no consent of the Borrower shall be required for an assignment to a Lender, an Affiliate of a Lender, an Approved Fund (as defined below) or, if an Event of Default under clause
      (a), (b), (h) or (i) of Article VII has occurred and is continuing, any other assignee;

            (B) the Administrative Agent, provided that no consent of the Administrative Agent shall be required for an assignment of (1) any Commitment to an assignee that is a Lender with a Commitment of the same Class immediately prior to giving effect to such assignment or (2) any Term Loan to a Lender, an Affiliate of a Lender or an Approved Fund; and

            (C) in the case of an assignment of all or a portion of a Revolving Commitment or any Lender's obligations in respect of its LC Exposure, each Issuing Bank and each Swingline Lender.

            (ii) Assignments shall be subject to the following conditions:

            (A) except in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender's Commitment, the amount of the Commitment of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 (or, in the case of the Term Loans, $1,000,000) unless each of the Borrower and the Administrative Agent otherwise consent (such consent not to be unreasonably withheld or delayed), provided that (1) no such consent of the Borrower shall be required if an Event of Default has -------- occurred and is continuing and (2) contemporaneous assignments to two or more Approved Funds of a single Lender pursuant to the same Assignment and Assumption shall be treated as a single assignment for purposes of this clause (A);

            (B) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement, provided that this clause shall not be construed to prohibit assignment of a proportionate part of all the assigning Lender's rights and obligations in respect of one Class of Commitments or Loans;

            (C) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500 (with only one such fee payable in connection with contemporaneous assignments pursuant to the same Assignment and Assumption to or by two or more Approved Funds of a single Lender); and

            (D) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

            For purposes of this Section 9.04(b), the terms "Approved Fund" and "CLO" have the following meanings:

            "Approved Fund" means (a) a CLO and (b) with respect to any Lender that is a fund which invests in bank loans and similar extensions of credit, any other fund that invests in bank loans and similar extensions of credit and is managed by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

            "CLO" means any entity (whether a corporation, partnership, trust or otherwise) that is engaged in making, purchasing, holding or otherwise investing in bank loans and similar extensions of credit in the ordinary course of its business and is administered or managed by a Lender or an Affiliate of such Lender.

            (iii) Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) of this Section, from and after the effective date specified in each Assignment and Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.15, 2.16, 2.17 and 9.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this
      Section 9.04 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section.

            (iv) The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent, the Issuing Banks and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, any Issuing Bank and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

            (v) Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, the assignee's completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

            (c) (i) Any Lender may, without the consent of the Borrower, the Administrative Agent, any Issuing Bank or any Swingline Lender, sell participations to one or more banks or other entities (a "Participant") in all or a portion of such Lender's rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans owing to it), provided that (A) such Lender's obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrower, the Administrative Agent, the Issuing Banks and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement, provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 9.02(b) that affects such Participant. Subject to paragraph (c)(ii) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.15, 2.16 and 2.17 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.08 as though it were a Lender, provided such Participant agrees to be subject to
Section 2.18(c) as though it were a Lender.

            (ii) A Participant shall not be entitled to receive any greater payment under Section 2.15 or 2.17 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower's prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.17 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 2.17(e) as though it were a Lender.

            (d) Any Lender may at any time pledge, assign or grant a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge, assignment or grant to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge, assignment or grant of a security interest, provided that no such pledge, assignment or grant of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee, assignee or grantee for such Lender as a party hereto.

            SECTION 9.05. Survival. All covenants, agreements, representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, any Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated. The provisions of Sections 2.15, 2.16, 2.17 and 9.03 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof.

            SECTION 9.06. Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Loan Documents and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

            SECTION 9.07. Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

            SECTION 9.08. Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of the Borrower against any of and all the obligations of the

Borrower now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured. The applicable Lender shall notify the Borrower and the Administrative Agent of such set-off or application, provided that any failure to give or any delay in giving such notice shall not affect the validity of any such set-off or application under this Section 9.08. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

            SECTION 9.09. Governing Law; Jurisdiction; Consent to Service of Process. (a) This Agreement shall be construed in accordance with and governed by the law of the State of New York.

            (b) Each of Holdings and the Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to any Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Loan Document shall affect any right that the Administrative Agent, any Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against Holdings, the Borrower or their respective properties in the courts of any jurisdiction.

            (c) Each of Holdings and the Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

            (d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

            SECTION 9.10. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE

TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

            SECTION 9.11. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

            SECTION 9.12. Confidentiality. Each of the Administrative Agent, the Issuing Banks and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower and its obligations, (g) with the consent of the Borrower or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent, any Issuing Bank or any Lender on a nonconfidential basis from a source other than the Borrower, provided that such source is not actually known by such disclosing party to be bound by an agreement containing provisions substantially the same as those contained in this Section. For the purposes of this Section, the term "Information" means all information received from Holdings or the Borrower relating to Holdings or the Borrower or its business, other than any such information that is available to the Administrative Agent, any Issuing Bank or any Lender on a nonconfidential basis prior to disclosure by Holdings or the Borrower, provided that, in the case of information received from Holdings or the Borrower after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information. Notwithstanding anything herein to the contrary, any party to this Agreement (and each employee, representative, or other agent of any party to this Agreement) may disclose to any and all Persons, without limitation of any kind, the tax treatment and tax structure of the transactions contemplated by this Agreement, and all materials of any kind (including opinions or other tax analyses) related to such tax treatment and tax structure, provided that this sentence shall not permit any Person to disclose the name of, or other information that would identify, any party to such transactions or to disclose confidential commercial information regarding such transactions.

            SECTION 9.13. Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the "Charges"), shall exceed the maximum lawful rate (the "Maximum Rate") that may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

            SECTION 9.14. Press Releases and Public Offering Materials. Each of Holdings and the Borrower shall, and shall cause the Subsidiaries to, if any of Holdings, the Borrower or the Subsidiaries, as applicable, proposes to issue any press releases or other public disclosure, including any prospectus, proxy statement or other materials filed with any Governmental Authority relating to any public offering of any securities of Holdings, the Borrower or any Subsidiary, using the name of any Agent, give such Agent two Business Days' prior written notice, indicating how such Agent's name will be used, and shall not issue such press release or other public disclosure without the consent of such Agent (such consent not to be unreasonably withheld or delayed), unless required to do so under law and, then, in any event, Holdings or the Borrower shall consult with such Agent prior to issuing such press release or public disclosure. Notwithstanding the foregoing, any Agent shall be deemed to have consented to the usage of its name if it fails to object to such usage within two Business Days after the delivery of the aforementioned written notice.

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                         CRUNCH HOLDING CORP.,

                                              by /S/ JONATHAN LYNCH
                                                 --------------------
                                                 Name: Jonathan Lynch

                                         PINNACLE FOODS HOLDING CORPORATION,

                                              by /S/ N. MICHAEL DION
                                                 --------------------
                                                 Name: N. Michael Dion

                                         DEUTSCHE BANK TRUST COMPANY
                                         AMERICAS, individually and as
                                         Administrative Agent,

                                              by /S/ SCOTTYE LINDSEY
                                                 --------------------
                                                 Name: Scottye Lindsey
                                                 Title: Vice President

                                         GENERAL ELECTRIC CAPITAL
                                         CORPORATION, individually and as
                                         Syndication Agent,

                                              by /S/ CHRIS [ILLEGIBLE]
                                                 ---------------------------
                                                 Name: Chris [illegible]
                                                 Title: Vice President

                                         JPMORGAN CHASE BANK, individually
                                         and as Co-Documentation Agent,

                                              by /S/ ROBERT ANASTASIO
                                                 ---------------------------
                                                 Name: Robert Anastasio
                                                 Title: Vice President

                                         CITICORP NORTH AMERICA, INC,
                                         individually and as Co-Documentation
                                         Agent,

                                         by /S/ ANDREW ROBINSON
                                            ----------------------------
                                              Name: Andrew Robinson
                                              Title: Vice President

                                         CANADIAN IMPERIAL BANK OF
                                         COMMERCE, as Co-Documentation Agent,

                                         by /S/ GERALD GIRARDI
                                            -----------------------------
                                              Name: Gerald Girardi
                                              Title: Executive Director

                                         CIBC INC.,

                                              by /S/ GERALD GIRARDI
                                                 -------------------------------
                                                 Name: Gerald Girardi
                                                 Title: Executive Director

                                         COOPERATIEVE CENTRALE
                                         RAIFFEISEN-BOERENLEENBANK B.A.,
                                         "RABOBANK INTERNATIONAL", NEW
                                         YORK BRANCH, as lender,

                                              by /S/ GARRETT O'MALLEY
                                                 --------------------------
                                                 Name: Garrett O'Malley
                                                 Title: Vice President

                                              by /S/ BRETT DELFINO
                                                 -----------------------------
                                                 Name: Brett Delfino
                                                 Title: Executive Director

                                                                Exhibit I to the
                                                                   Guarantee and
                                                            Collateral Agreement

                        SUPPLEMENT NO. __ dated as of [-], to the Guarantee and
                  Collateral Agreement (the "Collateral Agreement") dated as of November 25, 2003, among CRUNCH HOLDING CORP., a Delaware corporation ("Holdings"), PINNACLE FOODS HOLDING CORPORATION, a Delaware corporation (the "Borrower"), each subsidiary of the Borrower listed on Schedule I thereto (each such subsidiary individually a "Subsidiary Guarantor" and collectively, the "Subsidiary Guarantors"; the Subsidiary Guarantors, Holdings and the Borrower are referred to collectively herein as the "Grantors") and DEUTSCHE BANK TRUST COMPANY AMERICAS ("DBTCA"), as Collateral Agent (in such capacity, the "Collateral Agent").

            A. Reference is made to the Credit Agreement dated as of November 25, 2003 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among Holdings, the Borrower, the lenders from time to time party thereto and, DBTCA, as Administrative Agent, General Electric Capital Corporation, as Syndication Agent, and JPMorgan Chase Bank, Citicorp North America, Inc. and Canadian Imperial Bank of Commerce, as Co-Documentation Agents.

            B. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement and the Collateral Agreement referred to therein.

            C. The Grantors have entered into the Collateral Agreement in order to induce the Lenders to make Loans and the Issuing Banks to issue Letters of Credit. Section 7.14 of Collateral Agreement provides that additional Subsidiaries may become Subsidiary Parties under the Collateral Agreement by execution and delivery of an instrument in the form of this Supplement. The undersigned Subsidiary (the "New Subsidiary") is executing this Supplement in accordance with the requirements of the Credit Agreement to become a Subsidiary Party under the Collateral Agreement in order to induce the Lenders to make additional Loans and the Issuing Banks to issue additional Letters of Credit and as consideration for Loans previously made and Letters of Credit previously issued.

            Accordingly, the Collateral Agent and the New Subsidiary agree as follows:

            SECTION 1. In accordance with Section 7.14 of the Collateral Agreement, the New Subsidiary by its signature below becomes a Subsidiary Party (and accordingly, becomes a Guarantor and a Grantor), Grantor and Guarantor under the Collateral Agreement with the same force and effect as if originally named therein as a Subsidiary Party and the New Subsidiary hereby (a) agrees to all the terms and provisions of the Collateral Agreement applicable to it as a Subsidiary Party, Grantor and Guarantor thereunder and (b) represents and warrants that the representations and warranties made by it as a Grantor and Guarantor thereunder are true and correct on and as of the date hereof. In furtherance of the foregoing, the New Subsidiary, as security for the payment and performance in full of the Obligations, (a) does hereby create and grant to the Collateral Agent, its successors and assigns, for the benefit of the Secured Parties, their successors and assigns, a security interest in and lien on all of the New Subsidiary's right, title and interest in and to the Collateral of the New Subsidiary and (b) guarantee the Obligations set forth in Section 2 of the Collateral Agreement. Each reference to a "Guarantor" or "Grantor" in the Collateral Agreement shall be deemed to include the New Subsidiary. The Collateral Agreement is hereby incorporated herein by reference.

            SECTION 2. The New Subsidiary represents and warrants to the Collateral Agent and the other Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.

            SECTION 3. This Supplement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Supplement shall become effective when the Collateral Agent shall have received a counterpart of this Supplement that bears the signature of the New Subsidiary and the Collateral Agent has executed a counterpart hereof. Delivery of an executed signature page to this Supplement by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Supplement.

            SECTION 4. The New Subsidiary hereby represents and warrants that
(a) set forth on Schedule I attached hereto is a true and correct schedule of the location of any and all Collateral of the New Subsidiary and (b) set forth under its signature hereto, is the true and correct legal name of the New Subsidiary, its jurisdiction of formation and the location of its chief executive office.

            SECTION 5. Except as expressly supplemented hereby, the Collateral Agreement shall remain in full force and effect.

            SECTION 6. THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

            SECTION 7. In case any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and in the Collateral Agreement shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

            SECTION 8. All communications and notices hereunder shall be in writing and given as provided in Section 7.01 of the Collateral Agreement.

            SECTION 9. The New Subsidiary agrees to reimburse the Collateral Agent for its reasonable out-of-pocket expenses in connection with this Supplement, including the reasonable fees, other charges and disbursements of counsel for the Collateral Agent.

            IN WITNESS WHEREOF, the New Subsidiary and the Collateral Agent have duly executed this Supplement to the Collateral Agreement as of the day and year first above written.

                                    [NAME OF NEW SUBSIDIARY],

                                       by

                                          --------------------------------------
                                            Name:
                                            Title:

                                            Legal Name:
                                            Jurisdiction of Formation:
                                            Location of Chief Executive office:

                                    DEUTSCHE BANK TRUST COMPANY AMERICAS,
                                    AS COLLATERAL AGENT

                                       by

                                          --------------------------------------
                                            Name:
                                            Title:

                                                                     Sechedule I
                                                  to the Supplement No __ to the
                                                                   Guarantee and
                                                            Collateral Agreement

                             LOCATION OF COLLATERAL

Description     Location
-----------     --------

                                EQUITY INTERESTS

                                         Number and
           Number of     Registered       Class of              Percentage
Issuer    Certificate       Owner     Equity Interests     of Equity Interests
------    -----------       -----     ----------------     -------------------

                                 DEBT SECURITIES

          Principal
Issuer     Amount        Date of Note       Maturity Date
------     ------        ------------       -------------

                              INTELLECTUAL PROPERTY